Filed Pursuant to Rule
424(b)(3)

Securities Act File No. 333-286960
Investment Company Act File No. 811-24083
STEPSTONE PRIVATE EQUITY STRATEGIES FUND PROSPECTUS

August 18, 2025
Class S Shares
Class D Shares
Class I Shares

StepStone Private Equity Strategies Fund (the “Fund”) is a Delaware statutory trust and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified,
closed-end
management investment company that is operated as an interval fund. The Fund has no operating history.
Investment Objective
. The Fund’s investment objective is to achieve long-term capital appreciation.
Principal Investment Strategies
. The Fund will make investments in private companies through bespoke, privately negotiated transactions, including investments in buyout, growth equity and, to a limited extent, venture capital. The Fund will primarily deploy capital into the following investment types, including combinations thereof: (i) purchases of (a) existing investments from other investors in (x) private investment funds (“Investment Funds”) sponsored by unaffiliated managers and/or strategic acquirers (“Investment Managers”), including open-ended funds, and (y) individual operating companies, projects or properties, and (b) interests in Investment Funds that have already invested a certain percentage of their capital commitments (
e.g.,
25% at the time of closing) in Private Equity Assets; (ii) equity investments directly in an operating company, project or property generally alongside who we believe to be a high-quality Investment Manager that leads or participates in the transaction via equity or debt, and (iii) investments in Investment Funds actively fundraising that are sponsored by who we believe to be high-quality Investment Managers. Collectively, these investment structures or vehicles are broadly referred to as “Private Equity Assets.” The Fund will principally invest in U.S.-domiciled investments but may also invest in
non-U.S.
investments.
The Fund intends to invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Private Equity Assets. The Fund intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in Investment Funds or special purpose vehicles controlled by unaffiliated general partners that will acquire a Private Equity Asset, in each case that the Fund reasonably expects to be called in the future, as qualifying Private Equity Assets for purposes of its 80% policy.
In making an investment decision, an investor must rely upon his, her or its own examination of the Fund and the terms of the offering, including the merits and risks involved, of acquiring shares of the Fund (“Shares”) as described in this prospectus (“Prospectus”).
The Shares have not been approved or disapproved by the Securities and Exchange Commission or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Prospectus or the merits of an investment in the Shares. Any representation to the contrary is a criminal offense.

	Per Class S Share	Per Class D Share	Per Class I Share	Total
Public Offering Price	At current net asset value	At current net asset value	At current net asset value	Unlimited
Sales Load (1) as a percentage of purchase amount	3.50%	None	None	3.50%
Proceeds to the Fund (2)	Current net asset value minus sales load	Current net asset value	Current net asset value	Unlimited

(1)
Generally, the minimum initial investment for Class S Shares and Class D Shares in the Fund from each investor is at least $5,000, and the minimum initial investment for Class I Shares in the Fund from each investor is at least $1,000,000. The minimum initial investments may be reduced at the Adviser’s discretion. Investors purchasing Class S Shares (as defined herein) will be charged a sales load as described above. The table assumes the sales load is charged.

(2)
Assumes the sales load is charged. Shares will be offered in a continuous offering at the respective Share’s then current net asset value, as described herein. The Fund will also bear certain ongoing offering costs associated with the Fund’s continuous offering of Shares. See “Fund Expenses.”

The Fund currently offers an unlimited number of Shares in three separate classes of shares of beneficial interest (“Shares”) designated as Class S (“Class S Shares”), Class D (“Class D Shares”) and Class I (“Class I Shares”) on a continuous basis at the net asset value (“NAV”) per Share plus any applicable sales loads. Shares are subject to restrictions on transferability, and liquidity will be provided by periodic repurchase offers for a portion of the Fund’s outstanding Shares. See “Share Repurchase Program.”
An investment in the Fund should be considered a complex investment and entails substantial risks, and a prospective investor should invest in the Fund only if the investor can sustain a substantial or complete loss of their investment and is unlikely to need short-term access to the amounts invested. See “Risk Factors — Principal Risks Related to an Investment in the Fund.”
TO ALL INVESTORS
No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Prospectus. Prospective investors should not rely on any information not contained in this Prospectus. This Prospectus is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Shares and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, pursuant to registration or exemption from these provisions.
Investing in the Shares involves a high degree of risk. See “Risks Factors” beginning on page 29 of this Prospectus. Also consider the following:

•	Shareholders should not expect to be able to sell all or most of their Shares (other than through the Fund’s repurchase program), regardless of how the Fund performs.

•	Shareholders should consider that they may not have access to the money they invest for an extended period of time.

•
The Fund’s Shares will not be listed on an exchange, and no secondary market is expected to develop. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.

•
Even though the Fund makes semi-annual repurchase offers for Shares, the Fund is not required to repurchase more than 5% of its outstanding Shares each semi-annual period, so investors should consider Shares of the Fund to be an illiquid investment.

•
There is no guarantee that an investor will be able to sell all the Fund’s Shares that the investor desires to sell in a repurchase offer. Due to these restrictions, an investor should consider an investment in the Fund to be illiquid.

•	The amount of distributions that the Fund may pay, if any, is uncertain.

•	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as borrowings.

•
The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment, and although the Fund generally expects to fund distributions from net realized gains and, at times, net investment income, the Fund has not established limits on the amounts it may pay from such sources. Any capital returned to Shareholders through distributions will be distributed after payment of fees and expenses. A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may have taxable gains in connection with the sale of Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

•	Shareholders will bear substantial direct and indirect fees and expenses in connection with their investment. See “Fund Expenses” and “Management Fee”.

•	An investor in Class S Shares will pay a sales load of 3.50%. If you pay a sales load of 3.50%, you must experience a total return on your net investment of 3.63% in order to recover these expenses.

•	Investing in the Fund’s Shares may be speculative and involves a high degree of risk, including the risks associated with leverage.

•
The Fund anticipates borrowing money through a credit facility and may borrow money through other arrangements for a range of purposes, which will magnify the potential for loss on amounts invested in the Fund. See “Investment Program — Leverage” and “Risk Factors — Principal Risks Related to an Investment in the Fund — Leverage Utilized by the Fund.”

•
An Investment Fund may invest in venture capital, which may be considered speculative investments. See “Risk Factors — Principal Risks Related to an Investment in the Fund — Venture Capital and Growth Equity.”

•
The Fund invests in Private Equity Assets, including Investment Funds. Investment Funds are subject to certain risks, including risks related to illiquidity, indirect fees, valuation, limited operating histories, and limited information regarding underlying investments. See “Risk Factors — Principal Risks Related to Private Equity Assets” below. In connection with the Fund’s investments in Investment Funds, the Fund may hold a significant portion of its assets in cash and cash equivalents in support of unfunded commitments.

•	Private Equity Assets involve a high degree of business and financial risk that can result in substantial losses.
The Fund is an interval fund (as defined below) pursuant to which it, subject to applicable law, will conduct semi-annual repurchase offers for between 5% and 25% of the Fund’s outstanding Shares. In connection with any given semi-annual repurchase offer, the Fund currently intends to repurchase 5% of its outstanding Shares. It is also possible that a repurchase offer may be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased. The Fund does not currently intend to list its Shares for trading on any national securities exchange. The Shares are, therefore, not readily marketable. Even though the Fund will make semi-annual repurchase offers to repurchase a portion of the Shares to provide liquidity to Shareholders, you should consider the Shares to have limited liquidity. The Fund’s first repurchase request deadline is expected to be in March 2026. See “Share Repurchase Program” and “Risks Factors — Principal Risks Related to an Investment in the Fund —
Closed-end
Interval Fund; Illiquidity of Shares.”
Notification of each semi-annual repurchase offer is made available to Shareholders at least 21 calendar days before the “Repurchase Request Deadline” (typically March 15 or September 15); however, the Fund provides such written notification earlier but no more than 42 calendar days before the “Repurchase Request Deadline.” The net asset value is calculated no later than the “Repurchase Pricing Date,” which will be no later than 14 calendar days after the Repurchase Request Deadline, or the next business day if the fourteenth day is not a business day. The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. See “Share Repurchase Program.”

This Prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information (“SAI”) dated August 18, 2025, has been filed with the Securities and Exchange Commission (“SEC”). The SAI and the Fund’s annual and semi-annual reports and other information filed with the SEC are available upon request and without charge by writing to the Fund at c/o StepStone Group Private Wealth LLC, 128 S Tryon St., Suite 1600, Charlotte, NC 28202, by calling (877)
772-7724
or by visiting the Fund’s website, www.stepstonepw.com. Shareholder inquiries about the Fund or the Shares should be made by writing to the Fund at c/o StepStone Group Private Wealth LLC, 128 S Tryon St., Suite 1600, Charlotte, NC 28202, by calling (877)
772-7724.
The SAI, and other information about the Fund, is also available on the SEC’s website (http://www.sec.gov). You may also
e-mail
requests for these documents to publicinfo@sec.gov. The address of the SEC’s Internet site is provided solely for the information of prospective investors and is not intended to be an active link.
Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
You should rely only on the information contained in this Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer of Shares in any state or other jurisdiction where the offer is not permitted.

Distribution Services, LLC

i

SUMMARY OF PROSPECTUS
This summary highlights selected information contained elsewhere in this Prospectus and the Statement of Additional Information (the “SAI”) and does not contain all of the information that you may want to consider when making your investment decision. To understand this offering fully, you should read the entire Prospectus carefully, including the section entitled “Risk Factors,” before making a decision to invest in our Shares.

Q:	What is StepStone Private Equity Strategies Fund?

A:
StepStone Private Equity Strategies Fund is a Delaware statutory trust and is registered under the Investment Company Act of 1940, as amended, as a non-diversified,
closed-end
management investment company that is operated as an interval fund. The Fund has no operating history. Unless the context requires otherwise or as otherwise noted, the terms “we,” “us,” “our,” and the “Fund” refer to StepStone Private Equity Strategies Fund; the terms “Adviser”, “StepStone Private Wealth” or “SPW” refer to StepStone Group Private Wealth LLC; the terms
“Sub-Adviser”
or “StepStone” refer to StepStone Group LP; the term “Advisers” refers to both StepStone Private Wealth and StepStone together; the term “Shares” refers to Class S Shares, Class D Shares, and Class I Shares, when referenced together; the term “Shareholders” refers to all shareholders referenced together; and the term “Distributor” refers to Distribution Services, LLC.

Through a single investment, the Fund offers investors access to a diverse portfolio of private equity investments allocated by one of the largest investment firms that focuses exclusively on private markets. The Advisers will seek to optimize the Fund’s portfolio construction with the goals of producing superior risk-adjusted returns and reducing volatility. The Fund targets long-term capital appreciation. The Fund will make investments in private companies through bespoke, privately negotiated transactions, including investments in buyout, growth equity and, to a limited extent, venture capital. The Fund will principally invest in U.S.-domiciled investments but may also invest in
non-U.S.
investments.
The Fund will primarily deploy capital into the following investment types, including combinations thereof:

•
Secondary Investments:
Secondary purchases of existing investments in (i) individual operating companies, projects or properties and (ii) private investment funds (“Investment Funds”) from other investors sponsored by unaffiliated managers and/or strategic acquirers (“Investment Managers”). The Fund may also make investments in open-ended funds, which are Investment Funds that are often substantially invested, with evergreen or long duration structures which may not have an explicit termination date, that are typically designed to provide consistent income streams and quarterly liquidity over a long-term investment horizon (“Open-Ended Funds”). The Fund may also make investments in Investment Funds that are actively fundraising but have already invested a certain percentage of their capital commitments (
e.g.,
25% at the time of closing) in Private Equity Assets (“Seasoned Investments”). Seasoned Investments share many characteristics with, and are evaluated by the Fund in a similar manner as, secondary purchases because Seasoned Investments are made later in an Investment Fund’s lifecycle. In certain cases, the Fund may make a secondary investment that is contingent upon a primary investment to which the secondary investment is “stapled,” and in such circumstances, the Adviser will treat the entire transaction (including the stapled primary) as a secondary investment when funded. Each type of purchase described in this paragraph are referred to as “Secondary Investments” or “Secondaries.” Secondary Investment Funds may be acquired at a discount to the Investment Fund’s NAV. Secondary Investments acquired at a discount will be marked up to the most recent NAV reported by the applicable Investment Manager when the Fund next determines its daily NAV, resulting in an unrealized gain. Such unrealized gains will increase the Fund’s NAV and performance by the difference between the most recent NAV reported by the Investment Manager and the negotiated purchase price. Conversely, a Secondary Investment sold at a discount will result in a decrease in the Fund’s NAV and performance by the difference between the value of the Secondary Investment as reflected in the books and records of the Fund and the negotiated sale price.

•
Co-Investments:
Equity investments directly in an operating company, project or property generally alongside who we believe to be a high-quality Investment Manager that leads or participates in the transaction via equity or debt
(“Co-Investments”).
Typically, these investments include controlling ownership collectively by the Investment Manager and co-investors, including the Fund, in the target company, project or property, and the Investment Manager holds significant influence over the strategic vision of the investment, with potential to hold a position on the underlying investment’s board of directors. The Fund itself expects to hold minority or non-controlling
positions in target companies in which it makes
Co-Investments.

•
Primary Investments:
Investments in Investment Funds actively fundraising that have not yet invested a significant portion of their capital commitments in Private Equity Assets (
e.g.
, less than 25%) and are sponsored by who we believe to be high-quality Investment Managers (“Primary Investments” or “Primaries”).

Collectively, these investment structures or vehicles are broadly referred to as “Private Equity Assets.” The Fund intends to invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Private Equity Assets. The Fund will provide shareholders with 60 days’ notice prior to changing the aforementioned 80% policy. The Fund intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in Investment Funds or special purpose vehicles controlled by unaffiliated general partners that will acquire a Private Equity Asset, in each case that the Fund reasonably expects to be called in the future, as qualifying Private Equity Assets for purposes of its 80% policy.
The Fund follows an open architecture approach, which is a sourcing strategy focused on identifying investments from a variety of relationships and sources including Investment Managers, institutional investors and other industry participants.
Secondary Investments and
Co-Investments
complement the funding structure associated with the Primary Investment Funds which typically take three to six years to fully invest the committed capital. The Fund will balance the ultimate allocation across these investment types and sectors while seeking to mitigate the
“J-Curve,”
the period required for the Private Equity Assets to invest capital before meaningful appreciation is expected.
The merits of each of the underlying investment strategies are outlined below under “Investment Program.”

Q:	Who is StepStone Private Wealth?

A:
StepStone Private Wealth (defined above as “SPW”) is an investment platform designed to expand access to the private markets for high net worth investors. SPW intends to create innovative solutions for investors by focusing on convenience, efficiency and transparency. StepStone Private Wealth’s mission is to convert the private market advantages enjoyed by institutional investors into opportunities for individual investors. SPW is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). Please see StepStone Private Wealth’s website at www.stepstonepw.com for the most up-to-date
information on StepStone Private Wealth and the Fund.

Pursuant to an investment advisory agreement between the Fund and SPW (the “Advisory Agreement”), StepStone Private Wealth is responsible for the overall management of the Fund’s activities including structuring, governance, distribution, reporting and oversight. SPW is a wholly owned business of StepStone Group LP. The biographies of the Adviser’s management team can be found under “Management of the Fund — Management Team.”

Q:	Who is StepStone?

A:
StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. StepStone’s clients include some of the world’s largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high net-worth
and mass affluent individuals. StepStone partners with its clients to develop and build portfolios designed to meet their specific objectives across all forms of Private Equity Assets. As of March 31, 2025, StepStone oversaw $709 billion of “private markets allocations,”
1
including $189 billion of assets under management.
StepStone Group Inc. is listed and trades on the Nasdaq Global Select Market under the trading symbol STEP. StepStone Group Inc. is the sole managing member of StepStone Group Holdings LLC, which in turn is the general partner of StepStone. Please see StepStone Group Inc.’s website at www.stepstonegroup.com for the most up-to-date
information.
StepStone has entered into a
sub-advisory
agreement
(“Sub-Advisory
Agreement”) with SPW and is responsible for the
day-to-day
management of the Fund’s assets. StepStone provides ongoing research, recommendations, and portfolio management regarding the Fund’s investment portfolio. See “Management of the Fund — General.”

Q:	What are the Fund’s areas of differentiation?

A:	We believe the following attributes create an attractive opportunity for investors when considering an investment in the Fund.

•
Favorable Structure:
The Fund offers a favorable structure as compared to private equity funds, including Form 1099 DIV or Form 1099-B tax reporting instead of
K-1s,
a single investment instead of recurring capital calls, and liquidity in the form of a share repurchase program.

•
Deep Knowledge and Expertise in Private Markets:
As one of the world’s largest allocators of capital to the private markets, StepStone’s global investment team of over 1,300 professionals oversees approximately $709 billion of private markets allocations as of March 31, 2025. StepStone approved over $70 billion over the last three years across Primary Investments, Secondary Investments, and
Co-Investments.

•
Proprietary Database and Insights:
StepStone’s proprietary database (“SPI”) represents one of the industry’s most comprehensive and powerful databases, tracking over 18,000 general partners across 49,000 investment funds and 273,000 investments in underlying companies/assets and incorporating information garnered from the over 4,300 investment manager meetings StepStone holds per year.

•
Differentiated Access:
Given its scale, expertise, and relationships, StepStone has preferred access to top-tier
Investment Managers and proprietary opportunities, including
Co-Investments
and Secondaries. Due to the scale and depth of StepStone’s global investment program, the firm is often able to negotiate preferred terms, including fee discounts for Private Equity Assets, that will benefit the Shareholders.

•
Institutional Caliber Investment Management:
StepStone has developed differentiated and customized analytics to drive the Strategic Asset Allocation (“SAA”) of private markets portfolios for large institutional investors. The same tools are used to actively manage the Fund’s allocation to private equity to optimize portfolio construction with the goals of enhancing returns, reducing volatility, and managing cash flow for distribution and other purposes.

See “Investment Program” and “Management of the Fund.”

1	“Private markets allocations” means the total amount of assets under management and assets under advisement.

Q:	How does the Fund manage the J-Curve and cash flow dynamics?

A:
Primary Investment Funds in which the Fund invests typically experience a
“J-Curve”
– the tendency to deliver negative returns and cash flows in the early years (due to the fund’s investment-related expenses and fees) and to deliver positive returns and positive cash flows later in the fund’s life as its portfolio companies mature and are sold. The Fund will use a combination of Private Equity Assets to significantly reduce the
J-Curve
and enhance the Fund’s cash flow dynamics. This is accomplished through the use of Secondaries and
Co-Investments,
which will enable the Fund to achieve more efficient capital deployment than would be provided by investing in Primary Investment Funds alone. Secondaries are generally more mature than Primaries and may not exhibit the initial decline in NAV associated with Primaries, thereby reducing the impact of the
J-Curve
associated with private equity investing. Similarly,
Co-Investments
are transactions where capital is largely deployed at the time of investment, which may also help mitigate the
J-Curve
effect. See “Investment Program.”

Q:	Please describe features about the Fund that would be considered ‘investor friendly’?

A:	Shareholders can access private equity with investment product terms that are more attractive than historically available investment vehicles providing similar exposure.

•
Shareholders will fund their entire investment concurrent with their subscription and avoid the complexity of capital calls. Upon investment, Shareholders immediately gain broad exposure to Private Equity Assets. The Fund will reinvest most of the proceeds of the disposition of fund investments, providing investors with more consistent exposure to private equity through economic cycles.

•
An investment in the Fund will not require Shareholders to file for an extension. Tax information is reported via a
1099-DIV
or
1099-B
for the current year rather than a Schedule
K-1
that is typically provided later in the year, potentially past the April 15 th
 tax deadline.

•	The Shares may be purchased by IRAs, Keogh plans, and 401(k) plans.

•
Investment minimums as low as $5,000 on initial purchases rather than the higher (in most cases, substantially higher) institutional threshold that would be required from direct investors in each of the underlying investments.

•
Liquidity provisions that require the Fund to repurchase Shares of the Fund at the then-calculated NAV on a periodic basis pursuant to a share repurchase program, as discussed below. The Fund may repurchase from 5% to 25% of its outstanding shares semi-annually, and the Fund currently intends to repurchase 5% of its outstanding Shares in any semi-annual repurchase offer.

Q:	What is the Fund’s investment objective?

A:	Our investment objective is to achieve long-term capital appreciation.
We cannot assure you that we will achieve our investment objective. See “Investment Program — Investment Objective” and “Risk Factors.”

Q:	What is the Fund’s investment strategy?

A:	Our investment strategy contains three principal elements designed to achieve the objectives outlined above:

•	Securing access to attractive Secondaries, Co-Investments and Primary Investments that the Advisers believe offer attractive value across the private equity asset class.

•	Seeking to manage the Fund’s investment level and liquidity using the Advisers’ commitment strategy which will balance total returns with reoccurring distributions and liquidity targets.

•	Managing risk through ongoing monitoring of the Fund’s portfolio and active portfolio construction.

We cannot assure you that we will achieve our investment objective and investment strategy. See “Investment Program — Investment Strategies” and “Risk Factors.”

Q:	What are the Fund’s asset allocation targets?

A:
The projected long-term asset allocation targets shown below reflect the Advisers’ current assessment of the appropriate mix of asset classes and investment types. Over time, the targets may change. Over shorter periods, the portfolio composition may reflect the allocation of capital more opportunistically in accordance with the Fund’s investment objective. The Advisers currently expect that the Fund’s asset allocation will tilt more heavily toward Secondary Investments and Co-Investments in the near term.

Asset Allocation Targets

Investment Type	Range
Secondary Investments	50-80%
Co-Investments	10-20%
Primary Investments	0-15%
Geographic Region	Range
North America	70-80%
Europe	10-20%
Rest of World	0-10%
There can be no assurance that all investment types will be available, will be consistent with the Fund’s investment objective, will satisfy the Advisers’ due diligence considerations or will be selected for the Fund.
See “Investment Program — Portfolio Allocation.”

Q:	What is StepStone’s experience investing in private equity?

A:
StepStone is a global private markets specialist overseeing (together with its related advisors) approximately $709 billion of private markets allocations, including approximately $189 billion of assets under management as of March 31, 2025. StepStone’s investment team of over 1,300 professionals allocated an average of over $70 billion over the last three years across Primary Investments, Secondary Investments, and
Co-Investments
as of March 31, 2025. See “Management of the Fund.”

Q:	Does the Fund invest in the same Private Equity Assets as other StepStone-advised funds and clients?

A:
To the extent permitted by law, the Fund
co-invests
in Private Equity Assets with other StepStone-advised funds and clients. The 1940 Act imposes significant limits on the ability of the Fund to co-invest
with other StepStone-advised funds and clients. The Advisers and the Fund have obtained an exemptive order from the SEC that permits the Fund to co-invest
alongside its affiliates in Private Equity Assets. However, the SEC exemptive order contains certain conditions that limit or restrict the Fund’s ability to participate in such Private Equity Assets, including, without limitation, in the event that the available capacity with respect to a Private Equity Asset is less than the aggregate recommended allocations to the Fund. In such cases, the Fund may participate in an investment to a lesser extent or, under certain circumstances, may not participate in the investment. See “Investment Program” and “Conflicts of Interest.”

Q:	What are the Fund’s plans regarding leverage?

A:	The Fund expects to borrow money through a credit facility and may borrow money through other arrangements for a range of purposes. The Fund may use leverage to manage timing issues in connection with the acquisition of its investments (e.g., to provide the Fund with temporary liquidity to acquire Private Equity Assets in advance of the Fund’s receipt of proceeds from the realization of other Private Equity Assets or additional sales of Shares) or for investment purposes. The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This requirement means that the value of the investment company’s total indebtedness may not exceed one third the value of its total assets (including the indebtedness). The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement.
In general, the use of leverage may increase the volatility of an investment in the Fund. See “Investment Program — Leverage” and “Risk Factors — Principal Risks Related to an Investment in the Fund — Leverage Utilized by the Fund.”

Q:	For whom may an investment in our Shares be appropriate?

A:	An investment in Shares of the Fund may be appropriate if investors:

•	Desire to obtain the potential benefit of long-term capital appreciation.

•	Can hold the Shares as a long-term investment and do not need short-term liquidity from the investment.
We cannot assure you that an investment in our Shares will allow you to realize any of these objectives. An investment in our Shares is only intended for investors who do not need the ability to sell their Shares quickly in the future.

Q:	What is the purchase price for each Share?

A:
The Fund’s Shares are offered in a continuous offering at the respective Share’s then-current NAV, as described herein. Revisions to the share price will be made daily to reflect updated valuations and other Fund activity. See “Calculation of Net Asset Value” and “Purchases of Shares.”

Q:	What is the difference between the Class S, Class D, and Class I Shares?

A:
The Fund currently offers three classes of Shares to provide investors with more flexibility in making their investment and to provide broker dealers with more flexibility to facilitate investment. The Fund has received exemptive relief from the SEC to, among other things, issue multiple classes of Shares with varying sales loads and asset-based service and/or distribution fees and to impose early withdrawal charges as applicable (the “Multi-Class Exemptive Relief”).

•
Class S Shares are available through brokerage and transaction-based accounts. For Class S Shares, the minimum initial investment is $5,000 with additional investment minimums of $5,000. The minimum initial and additional investments may be reduced at the Adviser’s discretion.

•
Class D Shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class D Shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D Shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. For Class D Shares, the minimum initial investment is $5,000 with additional investment minimums of $5,000. The minimum initial and additional investments may be reduced at the Adviser’s discretion.

•
Class I Shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class I Shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I Shares, (4) through certain registered investment advisers, (5) by the Advisers’ employees, officers and directors and their immediate family members, and joint venture partners, consultants and other service providers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. For Class I Shares, the minimum initial investment is $1,000,000 with additional investment minimums of $100,000. The minimum initial and additional investments may be reduced at the Adviser’s discretion.

In certain cases, where a holder of Class S Shares or Class D Shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s Shares may be exchanged into an equivalent NAV amount of Class I Shares. Before making your investment decision, please consult with your investment adviser or broker-dealer regarding your account type and the classes of Shares you may be eligible to purchase.
If you are eligible to purchase all three classes of Shares, then in most cases you should purchase Class I Shares because Class I Shares have no upfront selling commissions or shareholder servicing fees, which will reduce the NAV or distributions of the other Share classes. However, Class I Shares will not receive shareholder services. If you are eligible to purchase Class S Shares and Class D Shares but not Class I Shares, in most cases you should purchase Class D Shares because Class D Shares have no upfront selling commission, no dealer fees and lower annual shareholder servicing fees.
See “Purchases of Shares” and “Plan of Distribution” for a discussion of the differences between our Class S Shares, Class D Shares, and Class I Shares.

Q:	What are the fees that investors pay with respect to the specific class of Shares they purchase in the offering?

A:	There are two types of fees that you will incur depending on the class of Shares that you purchase:

•
First, for Class S Shares, there are shareholder transaction expenses that are a one-time
upfront fee calculated as a percentage of the offering price. Class S Shares have a maximum selling commission of 3.50%.

•
Second, for Class S Shares and Class D Shares, there are ongoing distribution and shareholder servicing fees that are calculated as a percentage of NAV. Class S Shares have annual distribution and shareholder servicing fees of 0.85%, and Class D Shares have annual shareholder servicing fees of 0.25%.

Additional details regarding the fees that investors pay with respect to purchased Shares are discussed in “Summary of Fees and Expenses” and “Plan of Distribution.”

Q:	What are the Fund’s other expected expenses?

A:
In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund pays the Adviser a monthly investment management fee (“Management Fee”) equal to 1.60% on an annualized basis of the Fund’s daily net assets. The Management Fee will be accrued daily and payable monthly in arrears within ten (10) business days after the end of the month. The Management Fee is an expense paid out of the Fund’s assets. For the avoidance of doubt, the Management Fee is applied to any assets in respect of Shares that will be repurchased by the Fund on such date. The Adviser pays 50% of the Management Fee proceeds to the
Sub-Adviser
on a monthly basis. See “Management Fee.”

In addition, the Fund will also pay for certain recurring expenses, including administrative costs, interest expenses on the Fund’s borrowings, and organizational and offering costs. See “Summary of Fees and

Expenses.” The Fund will also indirectly bear operating expenses of the Private Equity Assets (e.g., management fees, administration fees and professional and other direct, fixed fees and expenses of the Private Equity Assets). See “Summary of Fees and Expenses — Expenses of Fund Investments.”

Q:	Will there be any limitation on the fees charged by the Fund?

A:
The Adviser has entered into an Expense Limitation and Reimbursement Agreement with the Fund through the one-year anniversary of the commencement of operations of the Fund (the “Limitation Period”). The Adviser may extend the Limitation Period for a period of one year on an annual basis. The Expense Limitation and Reimbursement Agreement limits the amount of the Fund’s aggregate ordinary operating expenses, excluding certain Specified Expenses as outlined in “Summary of Fees and Expenses” and “Fund Expenses sections below, borne by the Fund during the Limitation Period to an amount not to exceed 1.00% for Class S, D and I Shares, on an annualized basis, of the Fund’s prior day net assets (“Expense Cap”). If the Fund’s aggregate ordinary operating expenses, exclusive of the Specified Expenses, in respect of any Class of Shares for any day exceed the Expense Cap, the Adviser will waive its Management Fee, directly pay expenses on behalf of the Fund and/or reimburse the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser waives its Management Fee, reimburses expenses to the Fund or pays expenses directly on behalf of the Fund, it is permitted to recoup from the Fund any such amounts for a period not to exceed three years from the month in which such fees and expenses were waived, reimbursed, or paid, even if such recoupment occurs after the termination of the Limitation Period. However, the Adviser may only recoup the waived fees, reimbursed expenses or directly paid expenses in respect of the applicable Class of Shares if (i) the aggregate ordinary operating expenses have fallen to a level below the Expense Cap and (ii) the recouped amount does not raise the level of aggregate ordinary operating expenses plus waived fees, reimbursed expenses or directly paid expenses in respect of a Class of Shares in the month of recoupment to a level that exceeds (x) the Expense Cap applicable at that time or (y) the Expense Cap in effect at the time such fees and expenses were waived, reimbursed, or paid. See “Summary of Fees and Expenses — Expense Limitation and Reimbursement Agreement” and “Fund Expenses.”

Q:	If I buy Shares, will I receive distributions and how often?

A:	The Adviser intends to recommend to the board of trustees (the “Board of Trustees” or the “Board”) that the Fund make annual distributions.
As required in connection with the Fund’s intention to qualify as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Fund will, at a minimum, make distributions annually in amounts that represent substantially all of the taxable net investment income and net capital gains, if any, earned each year. See “Distribution Policy.”

Q:	May I reinvest my cash distributions in additional Shares?

A:
Yes. We have adopted a dividend reinvestment plan (“DRIP”) whereby Shareholders have their cash distributions automatically reinvested in additional Shares unless they elect to receive their distributions in cash. Reinvested distributions for all Shares are in the respective class of Shares but are not subject to sales load or other charge for reinvestment. The DRIP Shares are subject to shareholder servicing fees and distribution fees where applicable.

The DRIP is discussed later in the document. See “Distribution Policy — Automatic Dividend Reinvestment Plan.”

Q:	When can Shares be purchased?

A:
This is a continuous offering of Shares without a termination date, as permitted by the federal securities laws. Shares are offered for purchase daily on any day the New York Stock Exchange (“NYSE”) is open for business at a price based upon the Fund’s then-current NAV. Until the Fund holds its initial closing, all subscription payments will be held in a non-interest-bearing escrow account by the Fund’s escrow agent. See “Purchase of Shares” and “Plan of Distribution.”

Q:	Can I invest through my IRA, SEP or after-tax deferred account?

A:
Yes, subject to the suitability standards and applicable law. An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans, and 401(k) plans. In the case of investments through IRAs, Keogh plans, and 401(k) plans, our transfer agent will send the confirmation and notice of our acceptance to the trustee. Please be aware that in purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See “ERISA and Certain Other Considerations.”

Q:	How will the payment of fees and expenses affect my invested capital?

A:
The payment of fees and expenses will reduce the funds available to us to execute our business strategy as well as funds available for distribution to Shareholders. The payment of fees and expenses will also reduce the value of your Shares. See “Fund Expenses.”

Q:	What is the tax treatment of the Fund and Fund distributions for U.S. Shareholders?

A:
The Fund intends to qualify as a RIC under Subchapter M of the Code. For each taxable year that the Fund so qualifies, the Fund will generally not be subject to U.S. federal income tax on its taxable income and gains that it distributes as dividends for U.S. federal income tax purposes to Shareholders. The Fund intends to distribute its taxable income and gains in a manner that it should not be subject to an entity-level income tax on certain undistributed amounts. These distributions generally are taxable as ordinary income or capital gains to the Shareholders, whether or not they are reinvested in Shares. U.S. federally tax-exempt
investors generally will not recognize unrelated business taxable income with respect to an investment in Shares as long as they do not borrow to make such investment. See “Tax Aspects — Distributions.”

Q:	What provisions exist for the repurchase, transfer or sale of Shares by Shareholders?

A:
The Shares are not a liquid investment. No Shareholder will have the right to require the Fund to repurchase such Shareholder’s Shares or any portion thereof. To provide Shareholders with limited liquidity, the Fund is structured as an interval fund and intends to conduct semi-annual offers at NAV to repurchase between 5% and 25% of its outstanding Shares, pursuant to Rule
23c-3
under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given semi-annual repurchase offer, the Fund currently intends to repurchase
5% of its outstanding Shares. In the event that Shareholders in the aggregate submit for repurchase more than the number of Shares that the Fund will offer to repurchase for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a repurchase requested by a Shareholder. The Fund’s first repurchase request deadline is expected to be in March 2026. See “Share Repurchase Program.”

Q:	Where can I find additional information on the Fund?

A:
Our website, www.stepstonepw.com, is the best source for additional information on the Fund. We regularly post updated information regarding our portfolio and activity in documents such as the most recent Prospectus and Statement of Additional Information, the Fund’s annual and semi-annual shareholder reports on Form
N-CSR
(when available), a monthly fact card, an investor presentation, a fund commentary and the portfolio holdings report, along with other news, information and updates. The website also contains a link to our SEC filings. We may change the information posted on the website over time. The information on the website is not incorporated by reference into this Prospectus, and investors should not consider it a part of this Prospectus.

Q:	Will there be a board responsible for the Fund?

A:
The Fund has a Board of Trustees with overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations. A majority of the “Trustees” are not “interested persons” of the Fund or Advisers (as defined in the 1940 Act).

See “Management of the Fund — Trustees and Officers” located in the “Statement of Additional Information.”

Q:	What will I receive in terms of Fund reporting?

A:
The Adviser will prepare, and will make available to Shareholders, an audited annual report and an unaudited semi-annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. The Adviser will also make available reports on our operations on at least a quarterly basis. See “Reports to Shareholders” located in the “Statement of Additional Information.”

Q:	When will I receive my detailed tax information?

A:	Shareholders received tax information via a 1099-DIV or 1099-B by the end of January. See “Tax Aspects.”

Q:	What are the principal risks involved in an investment in the Fund?

A:
An investment in the Fund involves several principal risks. Investing in the Shares may be considered speculative and involves a high degree of risk, including the risk of the loss of your investment. The Shares are illiquid and appropriate only as a long-term investment.

•	The Fund’s performance depends upon the performance of the Investment Managers and the selected Private Equity Assets.

•	Underlying investments involve a high degree of business and financial risk that can result in substantial losses.

•	The securities in which an Investment Manager may invest may be among the most junior in a portfolio company’s capital structure and, thus, subject to the greatest risk of loss.

•	An Investment Manager’s investments, depending upon strategy, may be in companies or other assets whose capital structures are highly leveraged.

•
The Fund allocates a portion of its assets to multiple Investment Funds, and Shareholders bear two layers of fees and expenses: management fees and administrative expenses at the Fund level, and asset-based management fees, carried interests, incentive allocations or fees and expenses at the Investment Fund level.

•	Shareholders will have no right to receive information about the Investment Funds or Investment Managers, and they will have no recourse against Investment Funds or their Investment Managers.

•	The Fund intends to qualify as a RIC under the Code but may be subject to substantial tax liabilities if it fails to so qualify.

•
The Fund’s investments in Private Equity Assets, including Investment Funds, will likely be priced at fair value in the absence of a readily available market, according to the Fund’s valuation policies and procedures. In addition, a significant portion of an Investment Fund’s investments will likely be priced by the Investment Fund in the absence of a readily available market and may be priced based on determinations of fair value in accordance with the Investment Fund’s own valuation policies and procedures. One or both of these fair value determinations may prove to be inaccurate. Incorrect valuations of Private Equity Assets could have an adverse effect on the Fund’s NAV and Shareholder transactions involving the Shares.

•
Although the Fund has adopted a semi-annual share repurchase program, there is no guarantee that an investor will be able to sell all of the Shares that the investor desires to sell. The Fund should therefore be considered to offer limited liquidity. There is no market exchange available for Shares of the Fund, thereby making them difficult to liquidate.

•	Anticipated utilization of leverage, as limited by the requirements of the 1940 Act, may increase the Fund’s volatility.
Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment.
A discussion of the risks associated with an investment in the Fund can be found under “= Risk Factors” in the Prospectus and “Other Risks” in the SAI.

Q:	What are the types of potential conflicts that the Advisers anticipate in their management of the Fund and what are the Advisers’ policies to manage conflicts?

A:
The Advisers or their affiliates provide or may provide investment advisory and other services to various entities. The Advisers and certain of their investment professionals and other principals, may also carry on substantial investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by the Advisers and their affiliates, “Other Accounts”). The Fund has no interest in these activities. As a result of the foregoing, the Adviser and the investment professionals who, on behalf of the Adviser, will manage the Fund’s investment portfolio will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts. Such persons will devote only so much of their time as in their judgment is necessary and appropriate.

Allocation decisions may arise when there is more demand from the Fund and other StepStone clients for a particular investment opportunity, such as the capacity in an Investment Fund or a
Co-Investment,
than supply. StepStone employs an allocation policy designed to ensure that all of its clients will be treated fairly and equitably over time. With respect to Primary Fund Investments, StepStone uses its best efforts to defer the allocation decision to the relevant Investment Manager, mitigating the potential conflict. In Secondary Investments, StepStone typically manages the allocation of the transaction across its clients. Under the StepStone allocation policy, if clients are similarly situated, considering all relevant facts and circumstances, allocations will be made pro rata based on the annual investment budget specified in each client’s annual portfolio plan for Secondaries. Allocation of
Co-Investments
is a hybrid of StepStone’s approach on Primary Fund Investments and Secondaries; in certain cases,
Co-Investments
are allocated by the general partner leading the transaction, while in others StepStone has the ability to allocate the transaction across its clients,

in which case the allocation method outlined with respect to secondaries is used. Due to these processes, StepStone does not believe there is a material risk of a conflict arising in the area of allocations that would disadvantage the Fund relative to another StepStone client.
The 1940 Act imposes significant limits on
co-investments
with affiliates of the Fund. The Advisers and the Fund have obtained an exemptive order from the SEC that permits the Fund to co-invest
alongside its affiliates in Private Equity Assets. However, the SEC exemptive order contains certain conditions that limit or restrict the Fund’s ability to participate in such Private Equity Assets.
A discussion of potential conflicts of interest and the Advisers’ policies to manage such conflicts can be found under “Conflicts of Interest” in the Prospectus and “Conflicts of Interest” in the SAI.

SUMMARY OF FEES AND EXPENSES
The following table illustrates the fees and expenses that the Fund expects to incur, and that Shareholders can expect to bear, directly or indirectly during the 12 months ending March 31, 2026 assuming estimated net assets of the Fund of $400,000,000.
To invest in Class S Shares or Class D Shares of the Fund, a prospective investor must maintain or open a brokerage account with a financial institution where a selling agreement has been established (“Selling Agent”). Any costs associated with opening such an account are not reflected in the following table or the Examples below. Investors may pay other fees (such as placement fees, wrap account fees or brokerage commissions) to their Selling Agent that are not reflected in the table and examples below. Investors should contact their broker or other financial professional for
more information about these costs associated with opening such an account.

	Class S	Class D	Class I
SHAREHOLDER FEES
Sales load (percentage of purchase amount) (1)	3.50%	None	None

ANNUAL FUND OPERATING EXPENSES (as a percentage of the Fund’s average net assets attributable to Shares)
Management Fee	1.60%	1.60%	1.60%
Acquired Fund Fees and Expenses (2)	0.60%	0.60%	0.60%
Interest Payments on Borrowed Funds (3)	0.24%	0.24%	0.24%
Distribution and/or Shareholder Servicing Fees (4)	0.85%	0.25%	0.00%
Other Expenses (5),(6)	0.90%	0.90%	0.90%
Total Annual Fund Operating Expenses	4.19%	3.59%	3.34%
Less Expense Limitation and Reimbursement (7)	0.00%	0.00%	0.00%
Annual Net Expenses	4.19%	3.59%	3.34%

(1)	Investors purchasing Class S Shares will be charged a sales load of 3.50% of the investment amount. The table assumes the sales load is charged. See “Plan of Distribution.”
(2)
The Acquired Fund Fees and Expenses are based on estimated amounts for the 12 months ending March 31, 2026. Some or all of the Investment Funds in which the Fund intends to invest charge carried interests, incentive fees or allocations based on the Investment Funds’ performance (“Performance Fees”). The Investment Funds in which the Fund intends to invest generally charge a management fee of 1.00% to 2.00% based on committed capital, and approximately 15 – 20% of net profits as a Performance Fee. The Acquired Fund Fees and Expenses disclosed above are based on historic returns of the Investment Funds in which the Fund anticipates investing in for the 12 months ending March 31, 2026. These expenses may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” The 0.60% shown as Acquired Fund Fees and Expenses reflects operating expenses of the Investment Funds (e.g., management fees, administration fees and professional and other direct, fixed fees and expenses of the Investment Funds) after refunds, excluding any Performance Fees or allocations paid by the Investment Funds that are paid solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind,
as such fees and allocations for a particular period may be unrelated to the cost of investing in the Investment Funds.

(3)
The Fund expects to utilize a credit facility in the first 12 months of operations. See “Investment Program — Leverage.” “Interest Payments on Borrowed Funds” is estimated based on the Fund’s expected use of leverage in the form of a credit facility in an amount equal to 0.19% of the Fund’s total net assets and an estimated weighted average annual interest rate of 7.19%. The actual amount of interest expense borne by the Fund will vary over time in accordance with the Fund’s use of its credit facility and variations in market interest rates. Interest expense is required to be treated as an expense of the Fund for accounting purposes.

(4)
The Fund has adopted a distribution and shareholder services plan (the “Distribution and Shareholder Services Plan”) and pays the Distribution and Shareholder Servicing Fee under such plan. The maximum annual rates at which the Distribution and Shareholder Servicing Fees may be paid under the Distribution and Shareholder Services Plan (calculated as a percentage of the Fund’s average daily net assets attributable to each of the Class S Shares and Class D Shares) is 0.85% for Class S Shares and 0.25% for Class D Shares, of which 0.25% is a shareholder servicing fee and the remaining portion, if any, is a distribution fee. Class I Shares are not subject to any distribution and/or shareholder servicing fee under the Distribution and Shareholder Services Plan. See “Plan of Distribution.”

(5)
Other Expenses include all other expenses incurred by the Fund, such as professional fees relating to legal, tax and audit expenses; Fund operating expenses such as transfer agency fees, custody fees, administration fees, trustee fees, and non-interest related credit facility fees (amortization of debt acquisition costs); and expenses relating to the offering and sale of Shares. Other Expenses are estimated for the 12 months ending March 31, 2026.

(6)
Includes amounts paid under an administration agreement (the “Administration Agreement”) between the Fund and StepStone Private Wealth as administrator (the “Administrator”). Under the Administration Agreement, the Fund pays the Administrator an administration fee (the “Administration Fee”) in an amount up to 0.32% on an annualized basis of the Fund’s net assets. From the proceeds of the Administration Fee, the Administrator pays UMB Fund Services, Inc. (the
“Sub-Administrator”)
a
sub-administration
fee (the
“Sub-Administration
Fee”) in an amount up to 0.055% on an annualized basis of the Fund’s net assets, subject to a minimum annual fee. The
Sub-Administration
Fee is paid pursuant to a
sub-administration
agreement and a fund accounting agreement each between the Administrator and the
Sub-Administrator.
The Administration Fee is accrued daily based on the value of the net assets of the Fund as of the close of business on each business day (including any assets in respect of shares that is repurchased by the Fund on such date) and payable in arrears within ten business days after the end of the month. The
Sub-Administration
Fee is calculated in a manner substantially similar to the Administration Fee and is payable monthly in arrears.

(7)
The Adviser has entered into an Expense Limitation and Reimbursement Agreement with the Fund for the Limitation Period. The Adviser may extend the Limitation Period for a period of one year on an annual basis. The Expense Limitation and Reimbursement Agreement limits the amount of the Fund’s aggregate ordinary operating expenses, excluding certain Specified Expenses listed below, borne by the Fund during the Limitation Period to an amount not to exceed 1.00% for Class S, D and I Shares, on an annualized basis, of the Fund’s prior day net assets (“Expense Cap”). “Specified Expenses” that are not covered by the Expense Limitation and Reimbursement Agreement include: (i) the Management Fee; (ii) all fees and expenses of Private Equity Assets and other investments in which the Fund invests (including the underlying fees of the Investment Funds and other investments (the Acquired Fund Fees and Expenses)); (iii) transactional costs, including legal costs and brokerage commissions, and sourcing and servicing or related fees incurred by the Fund in connection with the servicing by non-affiliated
third parties of, and other related administrative services associated with the acquisition and disposition of the Fund’s investments; (iv) interest payments incurred on borrowings by the Fund or its subsidiaries; (v) fees and expenses incurred in connection with any credit facility obtained by the Fund or any of its subsidiaries, including any expenses for acquiring ratings related to the credit facilities; (vi) distribution and shareholder servicing fees, as applicable; (vii) taxes; (viii) any indemnification expenses; (ix) expenses in connection with holding and/or soliciting proxies for any meetings of shareholders;
and
(x) extraordinary expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding. See “Fund Expenses” for additional information. If the Fund’s aggregate ordinary operating expenses, exclusive of the Specified Expenses, in respect of any Class of Shares for any day exceed the Expense Cap, the Adviser will waive its Management Fee, directly pay expenses on behalf of the Fund and/or reimburse the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser waives its Management Fee, reimburses expenses to the Fund or pays expenses directly on behalf of the Fund, it is permitted to recoup from the Fund any such amounts for a period not to exceed three years from the month in which such fees and expenses were waived, reimbursed, or paid, even if such recoupment occurs after the termination of the Limitation Period. However, the Adviser may only recoup the waived fees, reimbursed expenses or directly paid expenses in respect of the applicable Class of Shares if (i) the aggregate ordinary operating expenses have fallen to a level below the Expense Cap and (ii) the recouped amount does not raise the level of aggregate ordinary operating expenses plus waived fees, reimbursed expenses or directly paid expenses in respect of a Class of Shares in the month of recoupment to a level that exceeds (x) the Expense Cap applicable at that time or (y) the Expense Cap in effect at the time such fees and expenses were waived, reimbursed, or paid.
EXAMPLE:
Below is an example of the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical $1,000 investment in each class of Shares, assuming that: (1) the Fund’s annual operating expenses and offering expenses remain at the levels set forth in the table above, except to reduce annual expenses upon completion of organization and offering expenses, (2) the annual return before fees and expenses is 5.00%, (3) the net return after payment of fees and expenses is distributed to shareholders and reinvested at NAV; (4) your financial intermediary does not directly charge you transaction or other fees; and (5) the Expense Cap has been applied through the first anniversary of the effectiveness date of this registration statement. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If You SOLD Your Shares

	1 Year	3 Years	5 Years	10 Years
Class S	$76	$158	$241	$456
Class D	$36	$110	$186	$385
Class I	$34	$103	$174	$363
If You HELD Your Shares

	1 Year	3 Years	5 Years	10 Years
Class S	$76	$158	$241	$456
Class D	$36	$110	$186	$385
Class I	$34	$103	$174	$363
The examples should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown
. The rate of return of the Fund may be greater or less than the hypothetical 5.00% return used in the Example.
The purpose of the table above is to assist investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “Fund Expenses,” “Management Fee” and “Purchases of Shares.”

THE FUND
The Fund is registered under the 1940 Act as a
non-diversified,
closed-end
management investment company. The Fund is structured as an interval fund and continuously offers its Shares. The Fund was organized as a Delaware statutory trust on April 23, 2025. The Fund’s principal office is located at 128 S Tryon St., Suite 1600, Charlotte, NC 28202, and its telephone number is (704)
215-4300.
Investment advisory services are provided to the Fund by the Adviser and
Sub-Adviser
pursuant to the Advisory Agreement and
Sub-Advisory
Agreement, respectively. Responsibility for monitoring and overseeing the Fund’s investment program and its management and operation is vested in the individuals who serve on the Board of Trustees. See “Management of the Fund” and “Statement of Additional Information — Management of the Fund.”
USE OF PROCEEDS
Under normal circumstances, the proceeds from the sale of Shares, net of the Fund’s fees, expenses and sales loads (if any), are invested by the Fund to pursue its investment program and objectives as soon as practicable. It is anticipated that proceeds from the sale of Shares will be invested as appropriate in investment opportunities within three months; however, changes in market conditions could result in the Fund’s anticipated investment period extending as long as six months. See “Other Risks — Availability of Investment Opportunities” in the SAI for a discussion of the timing of Investment Funds’ subscription activities, market conditions, and other considerations relevant to the timing of the Fund’s investments generally.
The Fund will pay the Adviser the full amount of the Management Fee during any period prior to which less than 80% of the Fund’s net assets (including any proceeds received by the Fund from the offering of Shares), plus the amount of any borrowings for investment purposes, are invested in Private Equity Assets.
STRUCTURE
The Fund has been organized as a continuously offered,
non-diversified
closed-end
management investment company that is operated as an interval fund.
Closed-end
funds differ from
open-end
funds (commonly known as mutual funds) in that investors in
closed-end
funds do not have the right to redeem their shares on a daily basis. Unlike most closed-end
funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end
fund, is not a liquid investment. To provide some liquidity to Shareholders, the Fund is structured as an interval fund and conducts semi-annual repurchase offers for a limited amount of the Fund’s Shares
(5%-25%).
The Fund currently intends to conduct semi-annual repurchase offers for 5% of its outstanding Shares.
The Fund believes that a
closed-end
structure is most appropriate for the long-term nature of the Fund’s strategy. The Fund’s NAV per Share may be volatile. As the Shares are not traded, investors will not be able to dispose of their investment in the Fund, except through repurchases conducted through the share repurchase program, no matter how the Fund performs.
The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” with those of a registered closed-end
investment company. Private investment funds, such as the Investment Funds, are collective asset pools that typically offer their securities privately, without registering such securities under the Securities Act. The Advisers believe that securities offered by private investment funds are typically sold in large minimum denominations (often at least $5,000,000 to $20,000,000) to a limited number of institutional investors and high net worth individuals. Compared to Investment Funds, registered closed-end
investment companies often impose

relatively modest minimum investment requirements and offer their shares to a broader range of investors. The managers or investment advisers of private investment funds are usually compensated through asset-based fees and incentive-based fees. The advisers to registered closed-end
investment companies are typically compensated through asset-based fees.
Investors may purchase Shares of the Fund daily based upon the Fund’s daily NAV per Share. Unlike the practices of many private investment funds, the Fund intends to offer Shares without limiting the number of investors that can participate in its investment program.
In private investment funds, often organized as limited partnerships, investors usually commit to provide up to a certain amount of capital as and when requested by the fund’s manager or general partner. The general partner then makes private equity investments on behalf of the fund, typically according to a pre-defined
investment strategy. The fund’s investments are usually realized, or “exited” after a four to seven year holding period through a private sale, an initial public offering (“IPO”) or a recapitalization, and the proceeds are distributed to the fund’s investors. The private investment funds themselves typically have a duration of ten to twelve years. In contrast, registered closed-end
funds typically reinvest most of the proceeds of realized investments and do not have a stated duration. This attribute provides investors with more consistent exposure to the underlying assets through economic cycles and maintains an investor’s intended allocation to the target asset class, such as private equity.

INVESTMENT PROGRAM
Investment Objective
The Fund’s investment objective is to achieve long-term capital appreciation.
Distinctive Attributes
The Fund offers the following attributes which create an attractive opportunity for investors when considering an investment in the Shares.

•
Deep Knowledge and Expertise in Private Equity
: As one of the world’s largest allocators of capital to the private markets, StepStone’s global investment team of over 1,300 professionals oversees approximately $709 billion of private market assets as of March 31, 2025. StepStone approved over $70 billion over the last three years across Primary Investments, Secondary Investments, and
Co-Investments.

•
Proprietary Database and Insights:
StepStone’s proprietary SPI system represents one of the industry’s most comprehensive and powerful databases, tracking over 18,000 general partners across 49,000 investment funds and 273,000 investments in underlying companies/assets and incorporating information garnered from the over 4,300 investment manager meetings StepStone holds per year.

•
Differentiated Access:
Given its scale, expertise, and relationships, StepStone has preferred access to top-tier
Investment Managers and proprietary opportunities, including
Co-Investments
and Secondary Investments. Due to the scale and depth of StepStone’s global investment program, the firm has the ability to negotiate preferred terms, including fee discounts for Private Equity Assets, that will benefit the Shareholders.

•
Institutional Caliber Investment Management:
StepStone has developed differentiated and customized analytics to drive the SAA of private equity portfolios for large institutional investors. StepStone uses these same tools to optimize private equity portfolio construction for the Fund with the goals of enhancing returns, reducing volatility, and managing cash flow for distribution and other purposes.

Investment Strategies
The principal elements of the Advisers’ investment strategy include: (i) securing access to attractive Secondaries,
Co-Investments
and Primary Investments that the Advisers believe offer attractive value in private equity; (ii) seeking to manage the Fund’s investment level and liquidity using a commitment strategy which will balance total returns with reoccurring distributions and liquidity targets; and (iii) managing risk through ongoing monitoring of the Fund’s portfolio and active portfolio construction.
The Fund intends to invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Private Equity Assets. The Fund intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in Investment Funds or special purpose vehicles controlled by unaffiliated general partners that will acquire a Private Equity Asset, in each case that the Fund reasonably expects to be called in the future, as qualifying Private Equity Assets for purposes of its 80% policy. The Fund will provide Shareholders with 60 days’ notice prior to changing the Fund’s 80% policy. The Fund’s investment objective and strategies are non-fundamental
and may be changed without Shareholder approval. For a complete description of the Fund’s fundamental policies, see “Fundamental Policies” and “Other Fundamental Policies” in the Fund’s Statement of Additional Information.
Asset Allocation
. The Advisers employ an asset allocation strategy that seeks to benefit from the diversification of the Fund’s investments across geographic markets and lifecycles.

Access
. The Fund provides Shareholders with access to Private Equity Assets and underlying strategies that are generally unavailable to the investing public due to resource requirements and high investment minimums.
Commitment Strategy
. The Advisers plan to manage the Fund’s commitment strategy to reduce the amount of uninvested cash (or “cash drag”) associated with the underlying investments. In the majority of Primary Investment Funds, commitments are made to the fund, and the investments are completed over a three- to six-year
investment period, depending on the fund. As a result, a significant portion of the committed capital remains uninvested in the form of unfunded commitments.
Primary Investment Funds in which the Fund invests typically experience a
“J-Curve”
– the tendency to deliver negative returns and cash flows in the early years (due to the fund’s investment-related expenses and fees) and to deliver positive returns and positive cash flows later in the fund’s life as its portfolio companies mature and are sold. In order to alleviate this dynamic during the early years, the Fund intends to rely heavily on purchases of Secondaries where all or a substantial portion of the capital has already been invested and
Co-Investments
where the capital is largely deployed at the time of commitment. The Fund will also invest in Seasoned Investments, which are investments made after the Investment Fund has already invested a certain percentage of its capital commitments (
e.g.,
25%, at the time of closing). Seasoned Investments share many characteristics with, and are evaluated by the Fund in a similar manner as, secondary purchases because Seasoned Investments are made later in an Investment Fund’s lifecycle. As Seasoned Investments are made later in an Investment Fund’s lifecycle than typical primaries, these investments, like secondary purchases, may receive earlier distributions, and the investment returns from these investments may exhibit to a lesser degree the delayed cash flow and return
“J-Curve”
performance associated with primary investments. In addition, Seasoned Investments may enable the Fund to deploy capital more readily with less blind pool risk than investments in typical primaries. Lastly, over time, the Fund may make commitments to Primary Investment Funds that have deployed a substantial portion of their commitments prior to the time of the Fund’s commitment. The Fund treats these Primary Investment Fund commitments as Secondaries given the substantial deployment of the Primary Investment Fund’s capital, similar to a Seasoned Investment. In certain cases, the Fund may make a Secondary Investment that is contingent upon a primary investment to which the secondary investment is “stapled,” and in such circumstances, the Adviser will treat the entire transaction (including the stapled primary) as a Secondary Investment when funded.
The commitment strategy will aim to keep the Fund substantially invested and to minimize cash drag where possible by making commitments based on anticipated future distributions from investments. The Fund will employ an “over-commitment” strategy, whereby the Fund may commit to making investments in Secondaries, Co-Investments and Primary Investments in an amount that exceeds the ability of the Fund to contribute in full at the time of making the commitment, which could result in an insufficient cash supply to fund unfunded commitments to the applicable Investment Funds. See “Risk Factors—Principal Risks Related to Private Equity Assets—Commitment Strategy.” The commitment strategy will also take other anticipated cash flows into account, such as those relating to new subscriptions, the redemption of Shares by Shareholders and distributions to Shareholders. To forecast portfolio cash flows, the Advisers will utilize a proprietary model that incorporates historical data, actual portfolio observations, insights, and forecasts by the Advisers.
Risk Management.
The long-term nature of private equity investments requires a commitment to ongoing risk management. The Advisers seek to monitor the performance of Private Equity Assets and developments at the individual portfolio companies that are material positions held by the Fund. By tracking commitments, capital calls, distributions, valuations, and other pertinent details, the Advisers seek to use a range of techniques to reduce the risk associated with the commitment strategy. These techniques may include, without limitation:

•	Diversifying commitments across Private Equity Assets at different parts of fund lifecycles through the use of Secondaries, Co-Investments, and Primary Investments.

•	Actively managing cash and liquid assets.

•	Modeling and actively monitoring cash flows to avoid cash drag and maintain maximum appropriate levels of commitment.

•	Seeking to establish credit lines to provide liquidity to satisfy repurchase requests, consistent with the limitations and requirements of the 1940 Act.
To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares, the Advisers may from time to time determine to sell certain of the Fund’s assets in the secondary market, which could potentially result in the assets, or a portion thereof, being sold at a discounted value. For a discussion of potential adjustments to the fair value of the retained portion of an asset of which a portion is sold at a discounted value, see “Calculation of Net Asset Value.” In implementing the Fund’s liquidity management program, so as to minimize cash drag while providing the necessary liquidity to support the Fund’s private equity investment strategies and potential repurchase of Shares, the Fund may invest a portion of the Fund’s assets in securities and vehicles that are intended to provide an investment return while offering better liquidity than private equity investments. The liquid assets may include both fixed income and equities as well as public and private vehicles that derive their investment returns from fixed income and equity securities.
Subsidiaries.
 The Fund may in the future invest in entities (1) that will be primarily controlled by the Fund; and (2) that primarily engage in investment activities in securities or other assets (each such entity, a “Subsidiary”). A Subsidiary is “primarily controlled” by a fund when (a) the registered fund controls the unregistered entity within the meaning of Section 2(a)(9) of the 1940 Act; and (b) the registered fund’s control of the unregistered entity is greater than that of any other person. In addition, the Fund does not intend to create or acquire primary control of any entity which primarily engages in investment activities in securities or other assets, other than entities wholly-owned or majority-owned by the Fund. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund’s role as sole member or shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund.
The Fund does not expect that any Subsidiary will be required to register as an investment company under the 1940 Act. The Fund expects that any investment advice provided by an investment adviser to a Subsidiary of the Fund would be provided by the Fund’s investment adviser and the Fund’s Board will consider any investment advisory services provided to a Subsidiary of the Fund in connection with the Board’s annual consideration of the Fund’s investment advisory agreement. Any investment advisory agreement for a Subsidiary will comply with Section 15 of the 1940 Act, including that (i) such investment advisory agreement will be approved by the Fund’s Board and (ii) such investment advisory agreement between the Subsidiary and its investment adviser will be filed as an exhibit to the Registration Statement.
The Fund will comply with Section 8 and Section 18 of the 1940 Act, governing investment policies and capital structure and leverage, respectively, on an aggregate basis with any Subsidiary and, accordingly, will treat any Subsidiary’s debt as the Fund’s own debt. Any Subsidiary also would comply with Section 17 of the 1940 Act relating to affiliated transactions and custody. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies.
Private Equity Asset Class
Private equity is a common term for investments that are typically made in private companies through bespoke, privately negotiated transactions. Private equity investments may be structured using a range of financial instruments, including common and preferred equity, subordinated debt and warrants, or other instruments, depending on the strategy of the investor and the financing requirements of the company. Investments in private equity have grown significantly over the last 20 years, driven principally by large institutional investors seeking increased returns and portfolio efficiency. Large pension funds, endowments, and other sophisticated institutional investors commonly invest a meaningful portion of their overall portfolios to private equity.

The private equity market is diverse and can be divided into several different segments, each of which may exhibit distinct characteristics based on combinations of various factors. These include the type and financing stage of the investment, the geographic region in which the investment is made and the vintage year. The Fund may invest in all segments of private equity on a global basis.
Private Equity Financing Stages
In private equity, the term “financing stage” is used to describe investments (or funds that invest) in companies at a certain stage of development. The different financing stages have distinct risk, return and correlation characteristics and play different roles within a diversified private equity portfolio. Broadly speaking, private equity investments can be broken down into three financing stages: buyout, venture capital and growth equity. These categories may be further subdivided based on the investment strategies that are employed. The Fund may make private equity investments across all financing stages and investment strategies.

•
Buyouts
. Control investments in established, cash flow positive companies are usually classified as buyouts. Buyout investments may focus on small-, mid-
or large-capitalization companies, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market. The use of debt financing, or leverage, is prevalent in buyout transactions—particularly in the large-cap
segment. Overall, debt financing typically makes up
45-65%
of the price paid for a company.

•
Venture Capital
. Investments in new and emerging companies are usually classified as venture capital. Such investments are often in technology, healthcare, or other high growth industries. Companies financed by venture capital are generally not cash flow positive at the time of investment and may require several rounds of financing before the company can be sold privately or taken public. Venture capital investors may finance companies along the full path of development or focus on certain sub-stages
(usually classified as seed, early, and late stage) and often do so in partnership with other investors.

•
Growth Equity
. Growth equity investors target companies that require additional capital to expand their businesses but are typically more mature than the recipients of traditional venture capital. Such companies might be in a high growth phase but have largely mitigated the basic technology risk in their business plan. Many venture capitalists will consider a later stage investment in previously venture-backed companies to be a growth investment. The Advisers define growth equity as a minority equity investment in a profitable company where the capital invested is used to accelerate commercialization of a product, for example, as opposed to funding a business that is not cash flow positive.

Types of Investment Structures
The Fund invests, directly and indirectly, in private equity through the various structures described below.
Secondary Investments
Secondary Investments or “Secondaries” typically refer to investments in either existing private investment funds or individual operating companies, projects or properties through the acquisition of an existing interest by one investor from another in a negotiated transaction, which are referred to as limited partner-led (or “LP-led”) secondaries. In so doing, the buyer will acquire the existing interest and take on any future funding obligations in exchange for future returns and distributions. There is also a growing general partner-led (or “GP-led”) secondary market, which has evolved toward strip sales and continuation vehicles with general partners structuring a vehicle that allows for continued participation in the growth of the remaining assets, or a specific asset, beyond a fund’s traditional exit time frame.
Because Secondary Investments are generally made when a Primary Investment is three-to-seven
years into its investment period and has deployed a significant portion of its capital into portfolio companies, these investments are viewed as more mature. Since its inception, StepStone has invested in Secondary Investments that were
70-75%
deployed on average. Thus, they are not typically expected to exhibit the initial decline in NAV associated with primaries and may reduce the impact of the
“J-Curve”
associated with private equity investing.

Open-Ended Funds typically refer to investments in evergreen or long duration structures, where the interest of one or multiple investors is acquired by another investor, or an interest is acquired by an investor through the provision of growth capital, in both cases typically at NAV. For the purposes of the Fund strategy, Open-Ended Funds are considered Secondary Investments, given they are, similarly, the acquisition of an interest in what is typically a mature portfolio, and all, or the majority, of capital is deployed at the time of investment, and therefore the impact of the
“J-Curve”
is expected to be mitigated. There can be no assurance that any or all Secondary Investments made by the Fund will exhibit this pattern of investment returns, and realization of later gains is dependent upon the performance of each Investment Fund’s portfolio investments.
The Fund will also invest in Seasoned Investments, which are investments made after the Investment Fund has already invested a certain percentage of its capital commitments (e.g., 25%, at the time of closing). Seasoned Investments share many characteristics with, and are evaluated by the Fund in a similar manner as, secondary purchases because Seasoned Investments are made later in an Investment Fund’s lifecycle. As Seasoned Investments are made later in an Investment Fund’s lifecycle than typical primaries, these investments, like secondary purchases, may receive earlier distributions, and the investment returns from these investments may exhibit to a lesser degree the delayed cash flow and return
“J-curve”
performance associated with primary investments. In addition, Seasoned Investments may enable the Fund to deploy capital more readily with less blind pool risk than investments in typical primaries. In certain cases, the Fund may make a secondary investment that is contingent upon a primary investment to which the secondary investment is “stapled,” and in such circumstances, the Adviser will treat the entire transaction (including the stapled primary) as a secondary investment when funded.
The market for purchasing Investment Funds on the secondary market may be very limited and competitive, and the strategies and Investment Funds to which the Fund wishes to allocate capital may not be available for secondary investment at any given time. Purchases of Investment Funds on the secondary market may be heavily negotiated and may create additional transaction costs for the Fund.
The Advisers leverage their longstanding and intimate relationships with general partners of Investment Funds and intermediaries to source and diligence investments in Secondary Investments. See “—General Due Diligence” below for additional information. After the Advisers complete their diligence on, and obtain all internal approvals for, a Secondary Investment, the Fund will submit a binding letter of intent to acquire the investment in the Secondary Investment. If the offer is accepted by the seller (i.e., the limited partner in an LP-led transaction or the general partner in a GP-led secondary transaction), the Fund and the seller negotiate and finalize the legal documentation to close the transaction. Prior to submitting a binding letter of intent in an LP-led secondary transaction, the Fund will obtain the consent of the general partner of a Secondary Investment to effectuate the transfer of the interest in the Secondary Investment from an existing limited partner to the Fund, unless such transfer does not require the consent of the Secondary Investment’s general partner. While it is possible that a general partner may not consent to the transfer of the interest to the Fund in an LP-led secondary transaction, this risk is mitigated by the fact that LP-led secondaries are often directed to the Advisers by the general partner of the Secondary Investment and, in many cases, funds managed by the Advisers are pre-approved as secondary buyers by the general partner of the Secondary Investment.
The Fund will value its investments in Secondary Investment Funds and other Private Equity Assets at fair value. See “Calculation of Net Asset Value.” Secondary Investment Funds may be acquired at a discount to the Investment Fund’s NAV. Secondary Investments acquired at a discount will be marked up to the most recent NAV reported by the applicable Investment Manager when the Fund next determines its daily NAV, resulting in an unrealized gain. Such unrealized gains will increase the Fund’s NAV and performance by the difference between the most recent NAV reported by the Investment Manager and the negotiated purchase price. Conversely, a Secondary Investment sold at a discount will result in a decrease in the Fund’s NAV and performance by the difference between the value of the Secondary Investment as reflected in the books and records of the Fund and the negotiated sale price. Risks associated with an Investment Manager’s reported valuations are included in “Risk Factors—Principal Risks Related to Private Equity Assets—Valuation of the

Fund’s Interests in Investment Funds.” To the extent any gains on the Secondary Investment, including the gains resulting from negotiated purchases at a discount, are realized, the tax impact to shareholders is disclosed in “Tax Aspects.”
The secondary market continues to evolve and expand. Secondaries may include various structures by which the Fund gains exposure to private equity including those described above and others that share some of the same characteristics. The Fund may invest in the equity or debt of structured transactions such as collateralized fund obligations or similar investment vehicles (“CFOs”) that own existing funds and co-investments.
Such CFOs would be considered Secondary Investments by the Fund. The Fund may also invest in open-end
or
closed-end
funds and similar investment vehicles, which may be evergreen funds with existing assets at the time of the Fund’s investment.
Co-Investments
Co-Investments
involve directly acquiring an equity interest in an operating company or project generally alongside an investment by an Investment Manager.
Co-Investments
are generally structured such that the lead and
co-investors
collectively hold a controlling interest of the operating company or project. Capital committed to a
Co-Investment
is typically invested immediately, mitigating
J-Curve
and creating a more predictable cash flow dynamic, but equity
Co-Investments
may also involve a commitment to fund additional capital under certain circumstances.
Primary Investments
Primary Investments, or “primaries,” refer to investments in newly established private equity funds that are early in their lifecycle and have typically not yet begun investing. Primary investments are made during an initial fundraising period in the form of capital commitments, which are then called down by the Fund and utilized to finance its investments in portfolio companies during a predefined period. A private equity fund’s NAV will typically exhibit a
“J-Curve,”
undergoing a decline in the early portion of the fund’s lifecycle as investment-related expenses and fees accrue prior to the realization of investment gains from portfolio investments, with the trend typically reversing in the later portion of the fund’s lifecycle as portfolio investments are sold and gains from investments are realized and distributed. There can be no assurance that any or all primary investments made by the Fund will exhibit this pattern of investment returns and realization of later gains is dependent upon the performance and disposition of each Primary Investment’s portfolio investments. Private equity Primary Investments typically range in duration from ten-to-twelve
years, including extensions. Underlying investments in portfolio investments generally have a three-to-six-year
range of duration.
Primary Investments are generally
closed-end
funds and only accept new investments during a finite period. Typically, Investment Managers will not launch new funds more frequently than every two-to-four
years. Market leaders generally offer multiple primary investments each year, but they may not offer funds within a given geography or that pursue a certain strategy in any particular year. Accordingly, many funds managed by top-tier
private market firms will be unavailable for a primary investment at any given time. Because of the limited timeframe of opportunity for investment in any given fund, having a well-established relationship with an Investment Manager is critically important for primary investors.
Geographic Regions
Private Equity Assets may be domiciled in the United States or outside the United States, though the Fund will principally invest in U.S.-domiciled investments. The Advisers intend for the Fund to have limited exposure to emerging market countries.
Investment Selection
The Advisers seek to invest the Fund’s capital allocated to each segment in the highest quality investments available. As available investment opportunities are analyzed, investment professionals seek to evaluate them in relation to historical benchmarks and peer analysis, current information from the Advisers’ private equity investments, and against each other.
General Due Diligence
The Advisers and their investment personnel use a range of resources to identify and source the availability of promising Private Equity Assets. The Advisers’ investment approach is based on the extensive research conducted by their research professionals. The Advisers’ research professionals are organized into sector-focused teams, which allow the Advisers to develop a deep perspective on the different sub-sectors
in private equity.
The Advisers’ research professionals assess the relative attractiveness of different geographies and strategies for private equity investments. This allows the Advisers to identify the areas that they believe will outperform over the next three to five years, the typical investing cycle of a private equity asset. Shorter-term opportunistic allocations will also be utilized to seek to capitalize on near-term market trends. Examples of factors that are considered include the supply of capital available for investments (based on fundraising) compared to the likely supply of investment opportunities; projected growth rates; availability of leverage; long-term industry and geographic-specific trends; regulatory and political conditions; and demographic and technological trends.
The due diligence process is led by at least one StepStone partner, who is supported by the sector team that covers the relevant Investment Manager. StepStone’s Investment Committee(s) will also be highly involved throughout the manager evaluation and selection process. The Investment Committee will conduct a detailed review of each Investment Manager that has passed into the due diligence stage. StepStone’s due diligence report serves as a framework for these discussions. Once a deal has been identified as a potential transaction, the deal team summarizes the opportunity in a report. Each report is reviewed, and the team prioritizes the opportunity accordingly. Through this process, the Advisers can identify the most attractive opportunities and focus their resources on the most promising leads.
The Fund’s investment due diligence process generally is expected to include these elements:
Secondary Investments

•	Independent financial modeling on an asset-by-asset basis (each underlying portfolio company), where applicable, to validate both projected multiple and internal rate of return assumptions.

•	Research and analysis of the assets, sectors and strategies related to the Investment Fund, and the effect on underlying portfolio positions.

•
Assessment of the managerial capability of the Investment Manager and the quality of the Investment Fund, including the Investment Manager’s ability and bandwidth for managing the existing portfolio towards liquidity.

•	ESG and Operational Due Diligence.
Co-Investments

•	Independent financial modeling as a means of testing and validating the business plan assumptions and projections, exit returns and valuations.

•
Comparative analysis through review and the assigning of a risk score, considering key quantitative and qualitative risk factors including, but not limited to, regulatory risk, technology risk and market risk.

•	Industry research (including evaluation of market size, potential growth and competitive dynamics).

•	Assessment of the Investment Manager’s suitability for the investment and the managerial capability and depth at the underlying asset level.

•	ESG and Operational Due Diligence.

Primary Investments

•
Evaluation of the Investment Manager’s experience and resources to establish their ability to implement its investment strategy, through team, platform and performance assessments, discussions with third party references (including the Investment Manager community, limited partner community, and portfolio company founders), Investment Manager interviews, and other fund manager meetings.

•	Evaluation of the proposed investment strategy for appropriateness to the investment environment.

•	Detailed review of the Investment Manager’s prior track record, including individual investment partner level attribution, and projection modeling for historical funds.

•	Assessment of operational support and bandwidth for managing the existing portfolio.

•	ESG and Operational Due Diligence.

•	Evaluation of fund terms with a particular focus on alignment of interest between the Investment Manager and limited partners.
For each priority deal, the assigned investment team gathers and reviews available information on the underlying assets. To facilitate this process, StepStone utilizes its proprietary database, SPI, that tracks information on over 273,000 investments in underlying companies/assets, 18,000 general partners across 49,000 investment funds and incorporating information garnered from over 4,300 investment manager meetings StepStone holds per year. This database is populated with information StepStone has gathered from general partner meetings, due diligence materials, quarterly reports, annual meetings, marketing materials and other sources. The database is critical during the preliminary due diligence phase, as some parties are unwilling to share portfolio information early in the process. During this stage, StepStone also leverages information from the independent valuation assessments produced by StepStone’s monitoring and reporting team. This exercise encompasses thousands of companies and provides valuable insights on the quality of the funds’ underlying assets and the general partners’ valuation practices.
After preliminary due diligence is completed, the sector team works closely with the Investment Committee to validate that the opportunity fits the Fund’s strategy and meets its investment objective. The Investment Committee also provides valuable feedback on the assets, the merits and the risks/opportunities of each transaction.
The Advisers finalize their diligence process by interviewing the general partner, placing third party reference calls, reviewing fund-level legal documents and performing sensitivity and scenario analyses. Once the final diligence items have been performed, the Advisers will make an investment decision.
During this diligence process for all Private Equity Assets, the Advisers review offering documents, financial statements, regulatory filings and client correspondence, and may conduct interviews with senior personnel of Investment Managers. In particular, the Advisers expect to regularly communicate with the Fund’s Investment Managers and other personnel about the Private Equity Assets in which the Fund has invested or may invest, or about particular investment strategies, risk management and general market trends. This interaction facilitates ongoing portfolio analysis and may help to address potential issues, such as loss of key team members or proposed changes in constituent documents. It also provides ongoing due diligence feedback for future investments, as additional investments with a particular Investment Manager are considered. The Advisers may also perform background and reference checks on an Investment Manager’s personnel.
There can be no assurance that the Fund’s investment program will be successful, that the objectives of the Fund with respect to liquidity management will be achieved or that the Fund’s portfolio design and risk management strategies will be successful. Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund.

ESG Due Diligence
The Advisers fundamentally believe that the integration of environmental, social and governance considerations (“ESG”) in the investment process, both pre-
and post-investment, will lead to improved and sustainable risk-adjusted returns. ESG not only presents risks to be mitigated, but value creation opportunities. As such, the Advisers have fully integrated an ESG process across all asset classes and strategies for the Fund. ESG is not a separate or stand-alone investment strategy.
StepStone has established an ESG due diligence procedure when completing due diligence for broader business, financial, and operational aspects of an investment. This procedure includes a detailed and comprehensive set of
ESG-related
risk considerations, as well as value creation opportunities. Dedicated resources are allocated from each sector group to oversee the ESG process in the evaluation and ongoing management of investments.
StepStone performs a review of each Investment Manager and the responsible investment policy, implementation and monitoring framework for the Investment Manager and its funds. Key focus areas include:

•	How the Investment Manager or investee company identifies and manages ESG risks and opportunities;

•	If the Investment Manager or investee company has clearly identified a responsible person for ESG policy;

•	The skill set of the managing partners and/or board and the ESG committee (if ESG responsibility has been delegated);

•	The level of involvement of Partner or C-level management, and the level of leadership driving the ESG culture;

•	The fund’s approach to ESG training and priority of maintaining current best practices; and

•	How the fund monitors and reports its compliance with ESG principles.
These topics are incorporated into the investment decision process and the ongoing monitoring and management of investments but are not solely determinative of investment decisions. As a result, the Fund may make investments that do not have favorable ESG characteristics or high ESG ratings.
Portfolio Allocation
In allocating the Fund’s capital, the Advisers seek to use the resources and capabilities they have assembled to build a diversified portfolio of investments that seeks to mitigate the effects of the
J-Curve
to maximize the risk adjusted returns to the Shareholders. Portfolio construction is the first level of the risk management process. At a high level, the planning of a portfolio is intended to take into account medium- to long-term secular and macroeconomic risks, and how they are likely to impact the private equity market. A fundamental premise of the Advisers investment strategy is to prioritize a proactive sourcing approach for all forms of Private Equity Assets, driven by a thoughtful portfolio construction plan.
The objective of this plan is twofold: first, to build in appropriate defensive and opportunistic elements so that downside capture of the risk of the broader capital markets is minimized, while upside capture is maximized, creating an asymmetric risk/return
profile-i.e.,
lower downside potential, higher upside potential. This applies equally to the planning and pacing of Secondary Investments,
Co-Investments
and Primary Investments.
Second, this plan maximizes the potential for the portfolio to capture the greatest allocation to the best managers available. The Advisers believe that approximately two thirds of the alpha in private equity investments is created through selection of the best managers. In order to maximize allocation, it is critical to work with those managers ahead of their formal fundraising process to ensure that the maximum allocation for the subject portfolio is achieved. Similarly, proactive sourcing is critical to building the best risk-adjusted performance in Secondaries and
Co-Investments.

As for the objective elements of portfolio construction, the Advisers will generally seek to invest no more than 25% of the Fund’s capital, measured at the time of investment, in any one Private Equity Asset. In addition, the Fund’s investment in any one investment will be limited to no more than 25% of the Investment Fund’s economic interests, measured at the time of investment. The Advisers may invest the Fund’s capital in Private Equity Assets that engage in investment strategies other than those described in this Prospectus and may sell the Fund’s portfolio holdings at any time.
In constructing the Fund’s portfolio, the Advisers will seek to achieve three goals: meeting the Fund’s target returns, generating sufficient liquidity for the semi-annual share repurchase program and minimizing volatility. The Advisers will dynamically allocate the portfolio among investment types with the intention of optimizing for these three goals. There can be no assurance that the Fund will provide any particular level of return, liquidity or volatility.
The projected long-term asset allocation targets shown below reflect the Advisers’ current assessment of the appropriate mix of asset classes and investment types. Over time, the targets may change. Over shorter periods, the portfolio composition may reflect the allocation of capital more opportunistically in accordance with the Fund’s investment objective. The Advisers currently expect that the Fund’s asset allocation will tilt more heavily toward Secondary Investments and
Co-Investments
in the near term.
Asset Allocation Targets

Investment Type	Range
Secondary Investments	50-80%
Co-Investments	10-20%
Primary Investments	0-15%

Geographic Region	Range
North America	70-80%
Europe	10-20%
Rest of World	0-10%
There can be no assurance that all investment types will be available, will be consistent with the Fund’s investment objective, will satisfy the Advisers’ due diligence considerations or will be selected for the Fund.
While the Fund actively pursues
Co-Investments,
the Fund’s allocations to Investment Funds may be made in the form of capital commitments which are called down by an Investment Fund over time. Thus, in general, the Fund’s private equity allocation will consist of both funded and unfunded commitments. Only the funded private equity commitments are reflected in the Fund’s NAV. Over time, the allocation ranges and commitment strategy may be adjusted based on the Advisers’ analysis of the private equity market, the Fund’s existing portfolio at the relevant time, and other pertinent factors.
StepStone Allocation Policy
Allocation decisions may arise when there is more demand from the Fund and other StepStone clients for a particular investment opportunity, such as the capacity in an Investment Fund or a
Co-Investment,
than supply. StepStone employs an allocation policy designed to ensure that all of its clients will be treated fairly and equitably over time. The portfolio managers have discretion to lower the allocation as appropriate for portfolio construction purposes.
With respect to Primary Investments, StepStone uses its best efforts to defer the allocation decision to the relevant Investment Manager, mitigating the potential conflict. In Secondary Investment Funds, StepStone typically manages the allocation of the transactions across its clients. Under the StepStone allocation policy, if clients are similarly situated, considering all relevant facts and circumstances, allocations will be made pro rata based on the deployment pace for each client determined in accordance with StepStone’s standard operational processes and specified in each client’s annual portfolio plan. Allocation of
Co-Investments
is a hybrid of StepStone’s approach on Investment Funds; in certain cases,
Co-Investments
are allocated by the Investment Manager leading the transaction, while in others StepStone has the ability to allocate the transaction across its clients, in which case the allocation method outlined with respect to secondaries is used. Due to these processes, StepStone does not believe there is a material risk of a conflict arising in the area of allocations that would disadvantage the Fund relative to another StepStone client. With respect to evergreen funds such as the Fund, StepStone may evaluate the deployment pace, investment budget and portfolio plan of such client more frequently than annually.
Importantly, StepStone’s allocation process is managed independently by StepStone’s Investment Operations team and ratified by StepStone’s Legal and Compliance department.
Leverage
The Fund may borrow money in connection with its investment activities, to satisfy repurchase requests from Shareholders and to otherwise provide the Fund with liquidity — i.e., the Fund may utilize leverage. The Fund anticipates utilizing leverage in the form of a credit facility.
The Fund may use leverage to manage timing issues in connection with the acquisition of the Fund’s investments (e.g., to provide the Fund with temporary liquidity to acquire investments in Private Equity Assets in advance of the Fund’s receipt of proceeds from the realization of other Private Equity Assets or additional sales of Shares) and for investment purposes.
The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This requirement means that the value of the investment company’s total indebtedness may not exceed one third the value of its total assets (including the indebtedness). The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached. The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement. To the extent the Fund enters into derivative transactions that have leverage embedded in them, the Fund must comply with Rule
18f-4
under the 1940 Act, which, among other things, requires the Fund to either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk.
See “Investment Policies and Practices — Other Risks — Regulation of Derivatives” in the SAI.
Private Equity Assets may also utilize leverage in their investment activities. Borrowings by Private Equity Assets are not subject to the Asset Coverage Requirement. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Private Equity Assets and the volatility of the value of Shares may be great, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during late 2008 or the recent global pandemic. In general, the use of leverage by Private Equity Assets or the Fund may increase the volatility of the Private Equity Assets or the Fund. See “Risk Factors – Principal Risks Related to an Investment in the Fund — Leverage Utilized by the Fund.”
Effects of Leverage
Assuming that leverage will represent approximately 0.19% of the Fund’s total net assets and that the Fund will bear expenses relating to that leverage at an average annual rate of 7.19%, the income generated by the Fund’s portfolio (net of estimated expenses) must exceed 0.24% of average net assets in order to cover the expenses specifically related to the Fund’s use of leverage. Of course, these numbers are merely estimates used for illustration. Actual leverage expenses will vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on total returns from an investment in the Fund, assuming investment portfolio total returns (comprised of income and changes in the value of securities held in the Fund’s portfolio) of (10)%, (5)%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. The table further reflects the use of leverage representing 0.19% of the Fund’s total net assets and the Fund’s currently projected annual leverage expense of 7.19%.

Assumed Portfolio Total Return (Net of Expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Corresponding Total Return to Shareholders	(10.02)%	(5.01)%	(0.00)%	5.01%	10.02%
The corresponding total return to holders of each class of Shares is composed of two elements: the common share dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the interest it receives on its investments is entirely offset by losses in the value of those securities.
RISK FACTORS
General
The value of the Fund’s total assets may be expected to fluctuate in response to fluctuations in the value of the Private Equity Assets in which the Fund invests. Discussed below are the principal risks that the Advisers and the Fund believe are associated with an investment in the Shares and the Fund’s investments in Private Equity Assets. In addition, the Fund may also make these types of investments pending the investment of assets in Private Equity Assets or to maintain the liquidity necessary to effect repurchases of Shares. When the Fund takes a defensive position or otherwise makes these types of investments, it may not achieve its investment objective.
Principal Risks Related to an Investment in the Fund
General Economic and Market Conditions
. The value of the Fund’s total assets should be expected to fluctuate. To the extent that the Fund’s portfolio is concentrated in securities of a single issuer or issuers in a single sector, the risk of any investment decision is increased. A Private Equity Asset’s use of leverage is likely to cause the Fund’s average net assets to appreciate or depreciate at a greater rate than if leverage were not used.
An investment in the Fund involves a high degree of risk, including the risk that the Shareholder’s entire investment may be lost. The Fund’s performance depends upon the Advisers’ selection of Private Equity Assets, the allocation of offering proceeds thereto and the performance of the Private Equity Assets. The Fund’s investment activities involve the risks associated with private equity investments generally. Risks include adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of portfolio companies, changes in the availability or terms of financing, changes in interest rates, exchange rates, corporate tax rates and other operating expenses, environmental laws and regulations, and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of certain industries or the availability of purchasers to acquire companies, and dependence on cash flow, as well as acts of God, uninsurable losses, war, terrorism, earthquakes, hurricanes or floods and other factors which are beyond the control of the Fund or the Private Equity Assets. Unexpected volatility or lack of liquidity, such as the general market conditions that had prevailed in 2008, could impair the Fund’s profitability or result in its suffering losses.
No Operating History.
The Fund is a newly
formed non-diversified, closed-end management
investment company with no performance history that Shareholders can use to evaluate the Fund’s investment performance.

The initial operating expenses for a newly formed fund,
including start-up costs,
which may be significant, may be higher than the expenses of an established fund. In addition, Private Equity Assets may, in some cases, be newly organized with limited operating histories upon which to evaluate their performance.
Closed-end
Interval Fund; Illiquidity of Shares.
The Fund is a
non-diversified,
closed-end
management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop in the foreseeable future. An investor should not invest in the Fund if the investor needs a liquid investment.
Closed-end
funds differ from
open-end
management investment companies, commonly known as mutual funds, in that investors in a closed-end
fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make semi-annual offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares submitted for repurchase in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares submitted for repurchase in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, you may not be able to sell your Shares when and/or in the amount that you desire.
Repurchase Offers Risk
. The Fund is an “interval fund” and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct semi-annual repurchase offers of the Fund’s outstanding Shares at NAV, with the size of the repurchase offer subject to approval of the Board. In all cases, such repurchase offers will be for at least 5% and not more than 25% of its outstanding Shares at NAV, pursuant to
Rule 23c-3
under the 1940 Act. The Fund currently expects to conduct semi-annual repurchase offers for 5% of its outstanding Shares under ordinary circumstances. The Fund believes that these repurchase offers are generally beneficial to the Shareholders, and repurchases may be funded from available cash, borrowings, subscription proceeds or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in increased portfolio turnover and untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. If at any time cash and other cash equivalents held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments, including liquid investments. If, as expected, the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. If a repurchase offer is oversubscribed, the Fund may, but is not required to, determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline. In the event that the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market, foreign currency and other risks, and the NAV of Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined. In addition, the repurchase of Shares by the Fund may be a taxable event to shareholders.
Availability of Investment Opportunities
. The business of identifying and structuring investments of the types contemplated by the Fund is competitive and involves a high degree of uncertainty. The availability of investment opportunities generally is subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to fully invest its subscriptions.
Similarly, identification of attractive investment opportunities by Investment Managers is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by an Investment Manager, it may not be permitted to take advantage of the opportunity to the fullest extent desired. Other investment vehicles sponsored, managed or advised by the Advisers and their affiliates may seek investment opportunities similar to those the Fund may be seeking. The Advisers will allocate fairly between the Fund and such other investment vehicles any investment opportunities that may be appropriate for the Fund and such other investment vehicles. See “Conflicts of Interest — The Advisers.”
Leverage Utilized by the Fund
. The Fund may borrow money in connection with its investment activities, to satisfy repurchase requests from Shareholders and to otherwise provide the Fund with liquidity — i.e., the Fund may utilize leverage. Specifically, the Fund expects to borrow money through a credit facility and may borrow through other arrangements to fund investments in Private Equity Assets up to the limits of the Asset Coverage Requirement. The Fund may also borrow money through a credit facility or other arrangements to manage timing issues in connection with the acquisition of its investments (e.g., to provide the Fund with temporary liquidity to acquire investments in Private Equity Assets in advance of the Fund’s receipt of proceeds from the realization of other Private Equity Assets or additional sales of Shares) or for investment purposes. The Fund is expected to enter into the credit agreement for such purposes. See “Investment Program-Leverage.”
The use of leverage is speculative and involves certain risks. Although leverage will increase the Fund’s investment return if the Fund’s interest in a Private Equity Asset purchased with borrowed funds earns a greater return than the interest expense the Fund pays for the use of those funds, the use of leverage will decrease the return on the Fund if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Fund, especially in times of a “credit crunch” or during general market turmoil, such as that experienced during late 2008. The Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender to the Fund may terminate or refuse to renew any credit facility into which the Fund has entered. If the Fund is unable to access additional credit, it may be forced to sell its interests in Investment Funds at inopportune times, which may further depress the returns of the Fund.
The 1940 Act’s Asset Coverage Requirement requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one third of the value of its total assets (including the indebtedness). The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached. The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement.
Tax Status
. The Fund intends to maintain its qualification to be treated as a RIC under the Code. To qualify as a RIC under the Code, the Fund must, among other things, diversify its holdings so that, at the end of each quarter of each taxable year, (A) at least 50% of the market value of the Fund’s assets is represented by cash, cash items, U.S. government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer and (B) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other regulated investment companies) of (1) any one issuer, (2) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (3) any one or more “qualified publicly traded partnerships.” As such, the

Advisers typically endeavor to limit the Fund’s investments in any one investment to no more than 25% of the Fund’s gross assets (measured at the time of purchase).
If the Fund does not qualify as a RIC, it will be treated for tax purposes as an ordinary corporation. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions made to Shareholders. In addition, all distributions (including distributions of net capital gain) made to Shareholders generally would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits. If before the end of any taxable quarter of its taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure. However, the action typically taken by RICs to avert such a failure (
e.g.
, the disposition of assets causing the asset diversification discrepancy) may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Private Equity Assets. See “Tax Aspects.”
Private Equity Investments.
Private equity is a common term for investments that are typically made in operating companies through privately negotiated transactions, and generally involve equity-related finance intended to bring about some kind of change in an operating company (e.g., providing growth capital, recapitalizing a company or financing an acquisition). Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments, although the Fund may also co-invest
directly in an operating company in conjunction with an Investment Manager. The investments held by private equity funds and
Co-Investments
made by the Fund involve the same types of risks associated with an investment in any operating company. However, securities of private equity funds, as well as the underlying companies these funds invest in, tend to be more illiquid, and highly speculative. Private equity has generally been dependent on the availability of debt or equity financing to fund the acquisitions of their investments. Depending on market conditions, however, the availability of such financing may be reduced dramatically, limiting the ability of private equity funds to obtain the required financing or reducing their expected rate of return.
The regulatory environment for private investment funds continues to evolve, and changes in the regulation of private investment funds may adversely affect the value of the Fund’s investments and the ability of the Fund to implement its investment strategy (including the use of leverage). The financial services industry generally and the activities of private investment funds and their investment advisers, in particular, have been the subject of increasing legislative and regulatory scrutiny. Such scrutiny may increase the Fund’s and/or the Advisers’ legal, compliance, administrative and other related burdens and costs as well as regulatory oversight or involvement in the Fund and/or the Advisers’ business. There can be no assurances that the Fund or the Advisers will not in the future be subject to regulatory review or discipline. The effects of any regulatory changes or developments on the Fund may affect the manner in which it is managed and may be substantial and adverse.
Venture Capital and Growth Equity.
An Investment Fund may invest, and the Fund may
co-invest
in venture capital and growth equity. Venture capital is usually classified by investments in private companies that have a limited operating history, are attempting to develop or commercialize unproven technologies or implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public. Although these investments may offer the opportunity for significant gains, such investments involve a high degree of business and financial risk that can result in substantial losses.
Growth equity is usually classified by investments in private companies that have reached profitability but still need capital to achieve the desired level of commercialization before having access to the public markets for financing. As a result of the risks associated with advancing the company’s growth plan, investors can expect a higher return than might be available in the public markets, but also need to recognize the business and financial risks that remain in advancing the company’s commercial aspirations.
For both venture capital and growth equity companies, the risks are generally greater than the risks of investing in public companies that may be at a later stage of development.

Geographic Concentration Risks.
An Investment Fund may concentrate its investments in specific geographic regions. This focus may constrain the liquidity and the number of portfolio companies available for investment by an Investment Fund. In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the region of concentration.
Emerging Markets.
Some Investment Funds may invest in portfolio companies located in emerging industrialized or less developed countries. Risks particularly relevant to such emerging markets may include greater dependence on exports and the corresponding importance of international trade, higher risk of inflation, more extensive controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in, and control over, the economies, decisions by the relevant government to cease its support of economic reform programs or to impose restrictions, and less established laws and regulations regarding fiduciary duties of officers and directors and protection of investors.
The Fund’s Private Equity Assets could be negatively impacted by the current hostilities in Eastern Europe, including direct and indirect effects on their operations and financial condition. In the event these hostilities escalate, the impact could be more significant. Certain of the Private Equity Assets in which the Fund may invest may operate in, or have dealings with, countries subject to sanctions or embargos imposed by the U.S. government, foreign governments, or the United Nations or other international organizations. In particular, as a result of recent events involving Ukraine and Russia, the United States and other countries have imposed economic sanctions on Russian sovereign debt and on certain Russian individuals, financial institutions, and others. Sanctions could result in Russia taking counter measures or retaliatory actions which may further impair the value and liquidity of Russian securities. These sanctions could also impair the Fund’s ability to meet its investment objective. For example, the Fund may be prohibited from investing in securities issued by companies subject to such sanctions. In addition, the sanctions may require the Fund to freeze its existing investments in companies operating in or having dealings with sanctioned countries, prohibiting the Fund from selling or otherwise transacting in these investments. This could impact the Fund’s ability to sell securities or other financial instruments as needed to meet shareholder redemptions. The Fund could seek to suspend redemptions in the event that an emergency exists in which it is not reasonably practicable for the Fund to dispose of its securities or to determine the value of its net assets.
Sector Concentration.
An Investment Fund may concentrate its investments in specific industry sectors. This focus may constrain the liquidity and the number of portfolio companies available for investment by an Investment Fund. In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the industry sectors of concentration.
Technology Sector.
Certain technology companies may have limited product lines, markets or financial resources, or may depend on a limited management group. In addition, these companies are strongly affected by worldwide technological developments, and their products and services may not be economically successful or may quickly become outdated.
Financial Sector.
Financial services companies are subject to extensive governmental regulation that may limit the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability of such companies is generally dependent on the availability and cost of capital, and it can fluctuate as a result of increased competition or changing interest rates. In addition, events in the financial sector over the past several years have resulted in reduced liquidity in credit and a high degree of volatility in the financial markets. This situation has negatively affected many financial services companies, such as by causing such companies’ values to decline.
Currency Risk.
Private Equity Assets may include direct and indirect investments in a number of different currencies. Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which the Private Equity Assets are denominated against the U.S. dollar may result in a decrease in the Fund’s NAV. The Advisers will not elect to hedge the value of investments made by the Fund against currency fluctuations. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.
Non-U.S.
Risk.
Certain Private Equity Assets may invest in foreign portfolio companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied regarding the Private Equity Assets may be incomplete, inaccurate and/or significantly delayed. The Fund and the Investment Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such portfolio companies, which may ultimately have an adverse impact on the NAV of the Fund.
Illiquidity of Private Equity Assets.
There is no regular market for interest in Private Equity Assets, which typically must be sold in privately negotiated transactions. Any such sales would likely require the consent of the applicable Investment Manager or portfolio company and could occur at a discount to the stated NAV. If the Advisers determine to cause the Fund to sell its interests in a Private Equity Asset, the Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time.
Investments in
Non-Voting
Stock; Inability to Vote.
Under certain circumstances, the Fund may hold its interests in the Private Equity Assets in non-voting
form or limit its voting rights to a certain percentage in order to avoid becoming (i) an “affiliated person” of any Private Equity Asset within the meaning of the 1940 Act and (ii) subject to the 1940 Act limitations and prohibitions on transactions with affiliated persons. In such cases, where only voting securities are available for purchase, the Fund will generally seek to create by contract the same result as owning a non-voting
security by agreeing to relinquish or limit the right to vote in respect of its investment. The Fund may irrevocably waive its rights (if any) to vote its interest in a Private Equity Asset. The Fund will not receive any consideration in return for entering into a voting waiver arrangement. To the extent that the Fund contractually foregoes the right to vote Private Equity Asset securities, the Fund will not be able to vote or may be able to vote only to a limited extent on matters that may be adverse to the Fund’s interests. As a result, the Fund’s influence on a Private Equity Assets could be diminished, which may consequently adversely affect the Fund and its Shareholders. Any such waiver arrangement should benefit the Fund, as it will enable the Fund to acquire more interests of a Private Equity Asset that the Advisers believe is desirable than the Fund would be able to if it were deemed to be an “affiliate” of the Private Equity Asset within the meaning of the 1940 Act.
Nature of Portfolio Companies.
The Private Equity Assets include direct and indirect investments in various companies, ventures and businesses. This may include portfolio companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products. The Fund’s investments may also include portfolio companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such portfolio companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such portfolio companies.
Co-Investments
. The market for
Co-Investments
may be very limited and competitive, and the
Co-Investments
to which the Fund wishes to allocate capital may not be available at any given time.
Co-Investments
may be heavily negotiated and may create additional transaction costs for the Fund.
Co-Investments
are more concentrated than investments in Investment Funds, which hold multiple portfolio companies.
Trade Risk.
In recent years, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto. For example, the U.S. government has imposed, and may in the future further increase, tariffs on certain foreign goods, including from China, such as steel and aluminum. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods. Most recently, the current U.S. presidential administration has imposed or sought to impose significant increases to tariffs on goods imported into the U.S., including from China, Canada and Mexico. Tariffs on imported goods could further increase costs, decrease margins, and adversely affect the revenues and profitability of the Private Equity Assets in which the Fund invests to the extent that rely on goods imported from such impacted jurisdictions.
There is uncertainty as to further actions that may be taken under the current U.S. presidential administration with respect to U.S. trade policy. Further governmental actions related to the imposition of tariffs or other trade barriers or changes to international trade agreements or policies, could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of companies whose businesses rely on goods imported from outside of the United States.
Force Majeure Risk.
Issuers may be affected by force majeure events (
i.e.
, events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including an issuer or a counterparty to the Fund or an issuer) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to an issuer or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more issuers or its assets, could result in a loss to the Fund, including if its investment in such issuer is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.
Principal Risks Related to Private Equity Assets
Valuation of the Fund’s Interests in Investment Funds.
The valuation of the Fund’s investments in Investment Funds is ordinarily determined based upon valuations provided by the Investment Managers on a quarterly basis. Although such valuations are provided on a quarterly basis, the Fund will provide valuations, and will issue Shares, on a daily basis. A large percentage of the securities in which the Fund invests will not have a readily ascertainable market price and will be fair valued by the Investment Manager. In this regard, an Investment Manager may face a conflict of interest in valuing the securities, as their value may affect the Investment Manager’s compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Investment Manager, the accuracy of the valuations provided by the Investment Managers, that the Investment Managers will comply with their own internal policies or procedures for keeping records or making valuations, or that the Investment Managers’ policies and procedures and systems will not change without notice to the Fund. As a result, an Investment Manager’s valuation of the securities may fail to match the amount ultimately realized with respect to the disposition of such securities.
Secondary Investment Funds may be acquired at a discount to the Investment Fund’s NAV. Secondary Investments acquired at a discount will be marked up to the most recent NAV reported by the applicable Investment Manager when the Fund next determines its daily NAV, resulting in an unrealized gain. Such unrealized gains will increase the Fund’s NAV and performance by the difference between the most recent NAV reported by the Investment Manager and the negotiated purchase price. Conversely, a Secondary Investment sold at a discount will result in a decrease in the Fund’s NAV and performance by the difference between the value of the Secondary Investment as reflected in the books and records of the Fund and the negotiated sale price.
An Investment Manager’s information could also be inaccurate due to fraudulent activity, mis-valuation
or inadvertent error. The Fund may not uncover errors in valuation for a significant period of time, if ever.

Valuations Subject to Adjustment.
The Fund determines its NAV daily based upon the quarterly valuations reported by the Investment Managers typically within 45-60 days of each quarter-end, which may not reflect market or other events occurring subsequent to the quarter-end.
The Adviser will fair value the Fund’s holdings in Investment Funds to reflect such events, consistent with its valuation policies; however, there is no guarantee the Adviser will correctly fair value such investments. Additionally, the valuations reported by Investment Managers may be subject to later adjustment or revision. For example, fiscal year-end NAV calculations of the Investment Funds may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. The Fund’s NAV also may be revised as part of the preparation of its financial statements to include adjustments made in accordance with U.S. generally accepted accounting principles required at period end for financial reporting purposes, which may result in differences from the NAV and returns for Shareholder transactions.
Because such adjustments or revisions, whether increasing or decreasing the NAV of the Fund, and therefore the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. In other words, if the Fund’s NAV is adjusted after Shareholders have received their repurchase proceeds, the adjustment will not, in most cases, result in an adjustment to a Shareholder’s repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Investment Managers or revisions to the NAV of an Investment Fund adversely affect the Fund’s NAV, the remaining outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a NAV higher than the adjusted amount. Conversely, any increases in the NAV resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a NAV lower than the adjusted amount.
Similarly, if the Fund’s NAV is adjusted after a Shareholder purchases Shares, the adjustment generally will not result in an adjustment to the purchase price of the Shares. As a result, to the extent that such subsequently adjusted valuations from the Investment Managers or revisions to the NAV of an Investment Fund adversely affect the Fund’s NAV, a purchasing Shareholder may be adversely affected by having purchased Shares at a NAV higher than the adjusted amount. Conversely, any increases in the NAV resulting from such subsequently adjusted valuations may benefit a purchasing Shareholder who purchased Shares at a NAV lower than the adjusted amount.
Daily Valuation Risk.
The Fund is offered on a daily basis and calculates a daily NAV per Share. The Adviser seeks to evaluate on a daily basis material information about the Fund’s holdings; however, for the reasons noted herein, the Adviser may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Adviser’s fair value determinations could cause the Fund’s NAV on a valuation day to materially differ from what it would have been had such information been fully incorporated. As a result, investors who purchase Shares may receive more or less Shares and investors who submit their Shares for repurchase may receive more or less cash proceeds than they otherwise would receive.
Termination of the Fund’s Interest in an Investment Fund.
An Investment Fund may, among other things, terminate the Fund’s interest in that Investment Fund (causing a forfeiture of all or a portion of such interest) if the Fund fails to satisfy any capital call by that Investment Fund or if the continued participation of the Fund in the Investment Fund would have a material adverse effect on the Investment Fund or its assets. The Fund’s over-commitment strategy may increase the risk that the Fund is unable to satisfy a capital call from an Investment Fund.
General Risks of Secondary Investment Funds.
The overall performance of the Fund’s Secondary Investment Funds will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. There is a risk that investors exiting an Investment Fund through a secondary transaction may possess superior knowledge regarding the value of their holdings and the portfolio investments of the Investment Fund and the Fund may pay more for a secondary investment than it would have if it were also privy to such information. Certain Secondary Investment Funds may be purchased as a portfolio, and in such cases the Fund may not be able to carve out from such purchases those investments that the Advisers consider (for commercial, tax, legal or other reasons) less attractive. Where the Fund acquires a Secondary Investment Fund, the Fund will generally not have the ability to modify or amend such Secondary Investment Fund’s constituent documents (
e.g.
, limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments.
Where the Fund acquires a Secondary Investment Fund, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant Secondary Investment Fund and, subsequently, that Secondary Investment Fund recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Secondary Investment Fund. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Secondary Investment Fund, there can be no assurance that the Fund would have such right or prevail in any such claim.
The Fund may acquire Secondary Investment Funds as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including, among other things: (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.
Additionally, the Fund may acquire interests in Secondary Investment Funds through structured transactions such as CFOs or similar investment vehicles that own existing secondaries and direct investments. These structures may impose additional administrative costs that the Fund would not have incurred had it invested in Secondary Investment Funds directly. Secondary Investment Funds held inside of a CFO may be subject to the risks and benefits of leverage at the CFO level. If the Fund acquires interests in a Secondary Investment Fund through a CFO, the Fund may be limited in its ability to enforce its rights against such Secondary Investment Fund.
Commitment Strategy
. The Fund’s investments in Secondary Investments typically will include an unfunded portion where the Fund commits to invest equity in an Investment Fund in the future, as will the Fund’s investments in Primary Investments. Similarly, the Fund’s Co-Investments may include an unfunded commitment to invest equity in special purpose vehicles or other issuers. These unfunded commitments generally can be drawn at the discretion of the general partner of the Investment Fund or other issuer subject to certain conditions (e.g., notice provisions). At times, the Fund expects that a significant portion of its assets will be invested in money market funds or other cash items, pending the calling of these unfunded commitments, as part of its risk management process to seek to ensure the Fund will have sufficient cash and cash equivalents to meet its obligations with respect to its unfunded commitments to invest equity in Investment Funds and special purpose vehicles that acquire Private Equity Assets as they come due. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be negative.
The Fund will employ an “over-commitment” strategy, which could result in an insufficient cash supply to fund unfunded commitments to Investment Funds. Such a short fall would have negative impacts on the Fund, including an adverse impact on the Fund’s ability to pay for repurchases of Shares submitted for repurchase by Shareholders, pay distributions or to meet expenses generally. Moreover, if the Fund defaults on its unfunded commitments or fails to satisfy capital calls in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Investment Fund. Any failure by the Fund to make timely capital contributions in respect of its unfunded commitments may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, indirectly cause the Fund, and, indirectly, the Shareholders to be subject to certain penalties from the Investment Funds (including the complete forfeiture of the Fund’s investment in an Investment Fund), or (iii) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

Allocation Risk.
The
Sub-Adviser
advises clients and sponsors, administers, manages and/or advises traditional and non-traditional
investment funds and investment programs, accounts and businesses (collectively, together with any new or successor funds, programs, accounts or businesses, the “Related Investment Accounts”). Certain Related Investment Accounts may have investment objectives and/or utilize investment strategies that are similar or comparable to those of the Fund (the “Related Funds”). As a result, certain investments may be appropriate for the Fund and also for other Related Investment Accounts.
Decisions as to the allocation of investment opportunities among the Fund and other Related Investment Accounts present numerous inherent conflicts of interest, particularly where an investment opportunity has limited availability. In order to address these conflicts of interest, the
Sub-Adviser
adopted allocation policies and procedures that were designed to require that all investment allocation decisions made by the investment team are being made fairly and equitably among Related Investment Accounts over time.
Subject to applicable law, the
Sub-Adviser
will allocate opportunities among the Fund and the Related Investment Accounts in its sole discretion. The
Sub-Adviser
will determine such allocations among its Related Investment Accounts in its sole discretion in accordance with their respective guidelines and based on such factors and considerations as it deems appropriate. Subject to the foregoing and the paragraph below, available capacity with respect to each investment opportunity generally will be allocated among the various Related Investment Accounts for which the investment has been approved pro rata.
The 1940 Act imposes significant limits on
co-investments
with affiliates of the Fund. The Advisers and the Fund have obtained an exemptive order from the SEC that permits the Fund to co-invest
alongside its affiliates in privately negotiated investments. However, the SEC exemptive order contains certain conditions that limit or restrict the Fund’s ability to participate in a Private Equity Asset, including, without limitation, in the event that the available capacity with respect to a Private Equity Asset is less than the aggregate recommended allocation to the Fund and the Related Investment Accounts. In such cases, the Fund may participate in an investment to a lesser extent or, under certain circumstances, may not participate in the investment. Additionally, third parties, such as the general partners of Primary Investment Funds, may not prioritize an allocation to the Fund when faced with a more established pool of capital also competing for allocation. Ultimately, an inability to receive the desired allocation to certain Private Equity Assets could represent a risk to the Fund’s ability to achieve the desired investment returns. See “Investment Program — StepStone Allocation Policy.”
Non-Diversified Status
. The Fund is a “non-diversified” investment company for purposes of the 1940 Act, which means that it is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Fund’s NAV may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification.
“J-Curve”
Performance Risk.
Investment Funds typically exhibit
“J-Curve”
performance, such that an Investment Fund’s NAV typically declines moderately or flattens during the early portion of the Investment Fund’s lifecycle as investment-related fees and expenses accrue prior to the realization of investment gains. As the Investment Fund matures and as assets are sold, the Advisers believe that the pattern typically reverses with increasing NAV and distributions. There can be no assurance, however, that any or all of the Investment Funds in which the Fund invests will exhibit this pattern of investment returns.
LIMITS OF RISK DISCLOSURES
The above discussions of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund as the above discussion does not address unknown risks that may be material to the Fund. Prospective investors should read this entire Prospectus and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Prospectus. The Fund will update this Prospectus to account for any material changes in the risks involved with an investment in the Fund.
MANAGEMENT OF THE FUND
General
The Fund’s Board of Trustees provides broad oversight over the operations and affairs of the Fund. A majority of the Fund’s Board of Trustees is comprised of persons who are not “interested persons” of the Fund (as defined in the 1940 Act) (the “Independent Trustees”). StepStone Private Wealth serves as the Fund’s Adviser, and StepStone serves as the Fund’s
Sub-Adviser.
The Adviser, StepStone Private Wealth, is an investment platform designed to expand access to the private markets for high net worth investors. SPW intends to create innovative solutions for investors by focusing on convenience, efficiency and transparency. StepStone Private Wealth’s mission is to convert the private market advantages enjoyed by institutional investors into opportunities for individual investors. SPW is registered as an investment adviser under the Investment Advisers Act of 1940. SPW, established in 2019, is based in Charlotte, North Carolina. Please see SPW’s website at www.stepstonepw.com for the most up-to-date
information.
StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. StepStone’s clients include some of the world’s largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients. StepStone partners with its clients to develop and build portfolios designed to meet their specific objectives across all forms of Private Equity Assets. As of March 31, 2025, StepStone oversaw $709 billion of “private markets allocations”
2
, including $189 billion of assets under management.
StepStone Group Inc. is listed and trades on the Nasdaq Global Select Market under the trading symbol STEP. StepStone Group Inc. is the sole managing member of StepStone Group Holdings LLC, which in turn is the general partner of StepStone. Please see StepStone’s website at www.stepstonegroup.com for the most up-to-date
information. StepStone advises and/or manages accounts other than that of the Fund, which may give rise to certain conflicts of interest. In addition, StepStone wholly owns SPW. See “Conflicts of Interest.”
Under the terms of the Advisory Agreement, the Adviser is responsible for the overall management of the Fund’s activities. The Adviser is responsible for formulating and updating (as needed) the overall investment strategy of the Fund. The Adviser is also responsible for the structuring and distribution functions for the Fund. In addition, the Adviser is responsible for the operational and governance aspects of the Fund, including the selection and management of the Fund’s service providers and the management of the Fund’s repurchase offers and distributions and dividend reinvestment plan. The Adviser is also responsible for the Fund’s SEC and other regulatory reporting obligations. The Adviser is subject to the ultimate supervision of, and any policies established by, the Board of Trustees.
The Adviser has entered into a
Sub-Advisory
Agreement with the
Sub-Adviser.
The
Sub-Adviser
is responsible for the
day-to-day
management of the Fund’s assets and activities. The
Sub-Adviser
provides ongoing research, recommendations, and portfolio management regarding the Fund’s investment portfolio subject to the overall supervision of the Adviser and the Fund’s officers and Board of Trustees.
A description of the factors considered by the Fund’s Board of Trustees in approving the Advisory Agreement and the
Sub-Advisory
Agreement will be set forth in the Fund’s first report on
Form N-CSR
following the commencement of operations for the period ended September 30, 2025.

2	“Private markets allocations” means the total amount of assets under management and assets under advisement.

Management Team
The personnel of the Advisers principally responsible for management of the Fund are experienced and educated investment professionals with a long performance record in private market investments. They have identified, evaluated, structured, managed and monitored billions of dollars in a wide range of private market investments globally and maintain a strong network within the private markets investment community as a result of their prior and ongoing experience. The Advisers believe that, as a result of these relationships, the Fund should have access to a large number of Private Equity Assets from which to select.
StepStone Private Wealth Team
Bob Long
Bob Long is the Chief Executive Officer of StepStone Private Wealth. Mr. Long has three decades of experience in the private markets and has served as the CEO of two publicly traded companies focused on expanding access for high net worth investors. He was a founding Director of the Defined Contribution Alternatives Association and chairs its Public Policy Committee.
Mr. Long has served as the CEO of a Nasdaq-listed business development company managed by Oak Hill Advisors, a leading global credit investment firm. He was the co-founder
and CEO of Conversus Capital, and along with Mr. Smith, led the $2 billion IPO of this innovative permanent capital vehicle that was the largest publicly traded fund of private equity funds. Mr. Long also ran Bank of America’s $7 billion AUM Strategic Capital Division, which held investments in over 1,000 private market funds and direct investments.
Early in his career, Mr. Long served as the lead
in-house
counsel for a large portion of Bank of America’s Investment Banking Division and worked as a securities lawyer for a major law firm. He graduated from
UNC-Chapel
Hill and the University of Virginia School of Law.
A frequent commentator on private market topics, Mr. Long was named one of 50 Game Changers by Private Equity International, has been profiled in the Wall Street Journal, and guest hosted CNBC Squawk Box Europe on numerous occasions. He currently serves on the Gift of Adoption Strategic Advisory Council and previously served on the board of the Children’s Home Society of North Carolina.
Tom Sittema
Tom Sittema is the Executive Chairman of StepStone Private Wealth. In his four decades of capital markets experience, Mr. Sittema has served as the CEO of an industry-leading private markets asset manager and the Chairman of the Board of numerous publicly registered funds designed for individual investors. He serves on the Board of the Institute for Portfolio Alternatives, a private markets industry group, and during his term as Chairman led several of its strategic initiatives.
Mr. Sittema served as the CEO of CNL Financial Group, a $10 billion asset manager providing access for individual investors to the private markets where he recruited Mr. Menard. Mr. Sittema held a variety of leadership roles at Bank of America Merrill Lynch / Bank of America over a
27-year
career, including the U.S. Head of Real Estate Investment Trusts and Lodging Investment Banking, and worked closely with Mr. Long for over 10 years.
Mr. Sittema graduated from Dordt College and Indiana University Kelley School of Business. He serves as Board Chair of Advent Health’s Consumer Innovation Advisory Board and is the
co-founder
and board chair of LIFT Orlando, an organization established to break the cycle of generational concentrated poverty in a community in Central Florida. Mr. Sittema is Director of the Florida Council of 100 and has received numerous economic development and civic awards, including Central Florida Social Entrepreneur of the Year.

Neil Menard
Neil Menard is the President of Distribution for StepStone Private Wealth. Mr. Menard is a seasoned distribution leader with over 30 years of experience in the financial services industry. Over his career, he has built a broad and deep network within the financial advisor and broker dealer communities. He has led sales teams distributing billions of dollars of private market assets to hundreds of advisory firms, including the largest players in several verticals.
Mr. Menard recently served as the President of CNL Securities Corporation and CNL Capital Markets where he oversaw the capital raising efforts of the firm then led by Mr. Sittema. Previously, he served as senior vice president of Franklin Square Capital Partners, where he was responsible for creating a new business unit to sell business development companies to registered investment advisors (RIAs), strategically setting a vision for the products and executing that vision in the marketplace. Additionally, he sat on the firm’s management committee where he led the firm’s initiatives in building relationships, as well as creating its RIA team and growing market share in the RIA space.
Mr. Menard spent nine years at Steben & Company Inc., a leading provider of managed futures to independent broker-dealers and RIAs. He was responsible for the day to day operation of the firm, and he was the head of distribution.
Mr. Menard has served on the board of the Institute for Portfolio Alternatives, a private markets industry group. He is on the board of the Florida Hospital Cardiovascular Institute and graduated from Colby College.
Tim Smith
Tim Smith is the Chief Operating Officer and Chief Financial Officer of StepStone Private Wealth. Mr. Smith brings over 30 years of operational experience working in private equity, private markets distribution and asset management businesses. During that time, he has served as the CFO and CEO of two publicly traded companies.
Mr. Smith
co-founded
Carolon Capital UK Limited, a U.K. based distribution firm focusing on long-only strategies for asset managers. He also co-founded
Carolon Investment Funds headquartered in Dublin, Ireland to assist asset managers with fund structuring and regulatory oversight.
Mr. Smith worked with Mr. Long to launch Conversus Capital and was the CFO of the publicly traded entity. Mr. Smith led all facets of Conversus’ operations, finance, treasury and investor relations activities and led the sale of Conversus’ $2 billion portfolio in 2012.
Mr. Smith is a Certified Public Accountant, has an undergraduate degree from the University of Virginia and a graduate degree from the University of Richmond. Mr. Smith is active with the Loaves and Fishes Food Pantry and serves on the board of the Emergency Medical Center at the University of Virginia.
Kimberly Zeitvogel
Ms. Zeitvogel is a member of StepStone Private Wealth.
Prior to joining StepStone, Ms. Zeitvogel spent 12 years at Chapter IV Investors, LLC, an investment adviser that managed a privately held hedge fund with $300 million of assets under management, where she was CFO and CCO. Prior to joining Chapter IV, Ms. Zeitvogel was the CFO of a structured finance firm focused on the acquisition, securitization and value enhancement of distressed debt. Previously, she worked for Wachovia Securities in Investment Banking Finance supporting various business units, including private equity, mergers & acquisitions, leveraged capital and fund investing. Ms. Zeitvogel began her professional career in public accounting at Arthur Andersen, LLP.

Ms. Zeitvogel has her BS from Appalachian State University and is a Certified Public Accountant. Ms. Zeitvogel also serves on the board of RunningWorks and is on the steering committee for the Charlotte Chapter of CFO Leadership Council.
Dean Caruvana
Dean Caruvana serves as General Counsel of StepStone Private Wealth and Senior Associate General Counsel of StepStone, where he is responsible for legal matters for StepStone Private Wealth and its investment products, with a focus on securities law and corporate governance matters.
Prior to joining StepStone Private Wealth, Mr. Caruvana was Principal at Blue Owl Capital, where he was responsible for legal oversight of the firm’s business development companies (“BDCs”). Mr. Caruvana previously was Vice President at BlackRock, Inc., where he focused on U.S. registered products including open-end
funds,
closed-end
funds, exchange-traded funds and BDCs. Mr. Caruvana began his career an associate in the Asset Management group at Willkie Farr & Gallagher LLP.
Mr. Caruvana received a B.S. in Accounting and Finance and a M.S. in Accounting from Wagner College and a J.D. from Cornell Law School.
StepStone Team
The personnel of the Advisers who have primary responsibility for ongoing research, recommendations, and portfolio management regarding the Fund’s investment portfolio are Thomas Keck and Michael Elio.
Thomas Keck
Thomas Keck leads StepStone’s global research activities and the development of SPITM, StepStone’s proprietary research database. He is also involved in StepStone’s ESG and risk management initiatives.
Prior to
co-founding
StepStone, Mr. Keck was a managing director at Pacific Corporate Group, a private equity investment firm that oversaw over $15 billion of private equity commitments for institutional investors. Before that he was a principal with Blue Capital, a middle market buyout firm.
Mr. Keck graduated cum laude with a BA from the George Washington University and received his MBA with high honors from the University of Chicago Booth School of Business. He served in the US Navy as a Naval Flight Officer, receiving numerous decorations flying
EA-6Bs
off the USS Nimitz
(CVN-68).
Michael Elio
Michael Elio is a member of StepStone’s private equity team, focusing on middle-market buyouts and secondary funds. He is also involved in advisory and portfolio management activities.
Prior to joining StepStone in 2014, Mr. Elio was a managing director at ILPA, where he led programs around research, standards and industry strategic priorities. Before that he was a partner and managing director at LP Capital Advisors where he led the firm’s Boston office and served as the lead consultant to North American and European institutional investors. Mr. Elio was the primary consultant for many of the firm’s largest clients including public and private pension plans committing more than $5 billion annually.
The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of Shares in the Fund.

Control Persons
A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. StepStone Group LP has provided the initial investment for the Fund. For so long as StepStone Group LP has a greater than 25% interest in the Fund, it may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.
Administrator
StepStone Private Wealth serves as the Fund’s Administrator under an Administration Agreement with the Fund, and performs certain administrative, accounting and other services for the Fund. In consideration for these services, the Fund pays the Administrator the Administration Fee in an amount up to 0.32% on an annualized basis of the Fund’s net assets. The Administration Fee is calculated based on the Fund’s average daily net asset value and payable monthly in arrears. The Administration Fee is an expense paid out of the Fund’s net assets. The Administrator’s principal business address is 128 S Tryon St., Suite 1600, Charlotte, NC 28202. The Administrator may delegate or sub-contract
certain of its services to other entities, including a
sub-administrator,
and has done so as described below.
Sub-Administrator
UMB Fund Services, Inc. serves as the Fund’s
Sub-Administrator
to provide certain
sub-administration
and
sub-accounting
services for the Fund. In consideration of the
sub-administrative
services and
sub-accounting
services provided by the
Sub-Administrator
to the Fund, the Administrator pays the
Sub-Administrator
from the proceeds of the Administration Fee a
sub-administration
fee (the
“Sub-Administration
Fee”) in an amount up to 0.055% on an annualized basis of the Fund’s net assets, subject to a minimum annual fee. The
Sub-Administration
Fee is calculated based on the Fund’s average daily net asset value and payable monthly in arrears. The
Sub-Administrator’s
principal business address is 235 West Galena Street, Milwaukee, Wisconsin 53212.
Custodian and Transfer Agent
UMB Bank, N.A. (the “Custodian”) serves as the custodian of the Fund’s assets. The Custodian’s principal business address is 928 Grand Blvd., 5th Floor, Kansas City, Missouri 64106.
UMB Fund Services, Inc. (the “Transfer Agent”) serves as transfer agent with respect to maintaining the registry of the Fund’s Shareholders and processing matters relating to subscriptions for, and repurchases of, Shares. The Transfer Agent also serves as the Fund’s dividend disbursing agent. The Transfer Agent’s principal business address is 235 West Galena Street, Milwaukee, Wisconsin 53212.
FUND EXPENSES
The Advisers bear all of their own costs incurred in providing investment advisory services to the Fund. As described below, however, the Fund bears all other expenses related to its investment program. The Administrator provides, or arranges for certain administrative services to be provided to the Fund, among those services are: providing office space, adequate personnel, and communications and other facilities necessary for administration of the Fund, performing certain administrative functions to support the Fund and its service providers, supporting the Fund’s Board and providing it with information, providing accounting and legal services in support of the Fund, compliance testing services, and reviewing and arranging for payment of the Fund’s expenses and other support services. Such administrative services are included in the Administration Fee. In addition to the services above, the Administrator is responsible for overseeing the
Sub-Administrator.
Expenses borne by the Fund (and thus indirectly by Shareholders) include:

•	all expenses related to its investment program, including, but not limited to, expenses borne indirectly through the Fund’s investments in the underlying Private Equity Assets, including any fees and expenses charged by the Investment Managers of the Private Equity Assets (including management fees, carried interest or incentive fees and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to due diligence of portfolio transactions for the Fund such as direct and indirect expenses associated with the Fund’s investments (whether or not consummated), and enforcing the Fund’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on
non-U.S.
dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

•
attorneys’ fees and disbursements associated with preparing and updating the Fund’s registration statement and other regulatory filings, and with reviewing potential investments to be made and executing the Fund’s investments;

•
fees and disbursements of all accountants or auditors engaged by the Fund, expenses related to the annual audit of the Fund, expenses related to the unaudited financial statements of the Fund and expenses related to the preparation, review, approval and filing of the Fund’s tax information;

•	recordkeeping, custody and transfer agency fees and expenses, and fees and expenses of any other agent engaged by the Fund;

•	the costs of errors and omissions/Trustees’ and officers’ liability insurance and a fidelity bond;

•	the Management Fee and Administration Fee;

•	fees paid to third-party consultants or service providers relating to the Fund’s establishment or operations and fees paid to third-party providers for due diligence and valuation services;

•	the costs of preparing and mailing reports and other communications, including proxy, repurchase offer correspondence, annual reports or similar materials, to Shareholders;

•
fees of Trustees who are not “interested persons” and travel and administrative expenses of Trustees who are not “interested persons” relating to meetings of the Board of Trustees and committees thereof;

•
costs and charges related to electronic or other platforms through which investors may access, complete and submit subscription and other fund documents or otherwise facilitate activity with respect to their investment in the Fund;

•
costs of administrative,
sub-accounting,
recordkeeping or investor related services charged by financial intermediaries in conjunction with processing through the National Securities Clearing Corporation’s Fund/SERV and Networking or similar systems;

•	all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund;

•	any extraordinary expenses (as defined below), including indemnification expenses as provided for in the Fund’s organizational documents;

•	any expenses incurred by the Adviser in responding to legal, administrative, judicial or regulatory action, claim or suit relating to the Fund; and

•
other expenses not explicitly borne by the Adviser or Administrator associated with the investment operations of the Fund; and all reasonable costs and expenses incurred in connection with the formation and organization of, and offering and sale of Shares in, the Fund, as determined by the Adviser, including all out-of-pocket
legal, accounting, registration and filing fees and expenses will be borne by the Fund. The Fund will also bear certain administrative costs.

The Adviser and Administrator will be reimbursed by the Fund for any of the above expenses that it pays on behalf of the Fund, except as otherwise provided above.

Expense Limitation and Reimbursement Agreement
The Adviser has entered into an Expense Limitation and Reimbursement Agreement with the Fund for the Limitation Period. The Adviser may extend the Limitation Period for a period of one year on an annual basis. The Expense Limitation and Reimbursement Agreement limits the amount of the Fund’s aggregate ordinary operating expenses, excluding certain Specified Expenses listed below, borne by the Fund during the Limitation Period to an amount not to exceed 1.00% for Class S, D and I Shares, on an annualized basis, of the Fund’s prior day net assets.
“Specified Expenses” that are not covered by the Expense Limitation and Reimbursement Agreement include: (i) the Management Fee; (ii) all fees and expenses of Private Equity Assets and other investments in which the Fund invests (including the underlying fees of the Investment Funds and other investments (the Acquired Fund Fees and Expenses)); (iii) transactional costs, including legal costs and brokerage commissions, and sourcing and servicing or related fees incurred by the Fund in connection with the servicing by non-affiliated
third parties of, and other related administrative services associated with the acquisition and disposition of the Fund’s investments; (iv) interest payments incurred on borrowings by the Fund or its subsidiaries; (v) fees and expenses incurred in connection with any credit facility obtained by the Fund or any of its subsidiaries, including any expenses for acquiring ratings related to the credit facilities; (vi) distribution and shareholder servicing fees, as applicable; (vii) taxes; (viii) any indemnification expenses; (ix) expenses in connection with holding and/or soliciting proxies for any meetings of shareholders; and (x) extraordinary expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding.
If the Fund’s aggregate ordinary operating expenses, exclusive of the Specified Expenses, in respect of any Class of Shares for any day exceed the Expense Cap, the Adviser will waive its Management Fee, directly pay expenses on behalf of the Fund and/or reimburse the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser waives its Management Fee, reimburses expenses to the Fund or pays expenses directly on behalf of the Fund, it is permitted to recoup from the Fund any such amounts for a period not to exceed three years from the month in which such fees and expenses were waived, reimbursed, or paid, even if such recoupment occurs after the termination of the Limitation Period. However, the Adviser may only recoup the waived fees, reimbursed expenses or directly paid expenses in respect of the applicable Class of Shares if (i) the aggregate ordinary operating expenses have fallen to a level below the Expense Cap and (ii) the recouped amount does not raise the level of aggregate ordinary operating expenses plus waived fees, reimbursed expenses or directly paid expenses in respect of a Class of Shares in the month of recoupment to a level that exceeds (x) the Expense Cap applicable at that time or (y) the Expense Cap in effect at the time such fees and expenses were waived, reimbursed, or paid.
Expenses of Fund Investments
Private Equity Assets bear various expenses in connection with their operations similar to those incurred by the Fund. Investment Managers generally assess asset-based fees to, and receive incentive-based fees from, the Private Equity Assets (or their investors), which effectively will reduce the investment returns of the Private Equity Assets. These expenses and fees will be in addition to those incurred by the Fund itself. As an investor in the Private Equity Assets, the Fund will bear its proportionate share of the expenses and fees of the Private Equity Assets and will also be subject to incentive fees to the Investment Managers.
Organizational and Offering Costs
The initial operating expenses for a new fund,
including start-up costs,
which may be significant, may be higher than the expenses of an established fund. The Fund is expected to incur organizational and offering expenses of approximately $800,000 in connection with the initial offering of Shares.

Organizational costs include, among other things, the cost of organizing as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the Fund’s organization. These costs are expensed as incurred by the Fund and will be paid by the Adviser on behalf of the Fund.
The Fund’s initial offering costs include, among other things, legal, printing and other expenses pertaining to this offering. Any offering costs paid by the Adviser on behalf of the Fund will be recorded as a payable for offering costs in the Statement of Assets and Liabilities and accounted for as a deferred charge until commencement of operations. Thereafter, these initial offering costs will be amortized over twelve months on a straight-line basis. Ongoing offering costs will be expensed as incurred.
All organizational and offering costs of the Fund paid by the Adviser shall be subject to recoupment by the Adviser under the terms of the Expense Limitation and Reimbursement Agreement.

MANAGEMENT FEE
In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund pays the Adviser a Management Fee equal to 1.60% on an annualized basis of the Fund’s daily net assets. The Management Fee will be accrued daily and payable monthly in arrears within ten (10) business days after the end of the month. The Management Fee is an expense paid out of the Fund’s net assets. For the avoidance of doubt, the Management Fee is applied to any assets in respect of Shares that will be repurchased by the Fund on such date.
The Adviser pays the
Sub-Adviser
50% of the Management Fee proceeds each month.
CALCULATION OF NET ASSET VALUE
The Fund calculates its NAV as of the close of the regular trading session on the NYSE (normally 4:00 p.m., Eastern Time) on each business day that the NYSE is open for trading (which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day), in accordance with the procedures described below or as may be determined from time to time in accordance with policies approved by the Board (each, a “Determination Date”). In determining the Fund’s NAV, the Adviser values the Fund’s investments as of the relevant Determination Date. The NAV of the Fund equals, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date. The NAV per Share for each class of Shares is determined by dividing the value of total assets attributable to the class minus liabilities attributable to the class by the total number of Shares outstanding of the class as of the Determination Date.
The Class S Shares’ NAV plus the Class D Shares’ NAV plus the Class I Shares’ NAV equals the total value of the net assets of the Fund. The different share NAVs are calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses, the per share NAV of the classes will vary over time.
The Board has designated the Adviser as the Fund’s valuation designee for purposes of Rule
2a-5
under the 1940 Act. The Board has approved a valuation policy for the Fund and the Adviser (the “Valuation Policy”).
The Valuation Policy provides that the Fund will value its investments in Private Equity Assets at fair value. The starting point for fair value of such investments as of each Determination Date ordinarily will be the capital account value of the Fund’s interest in such investments, which represents the net asset value of the Fund’s ownership in a Private Equity Asset. The net asset value of the Fund’s ownership in a Private Equity Asset represents the estimate of the fair value of the Private Equity Asset, net of any liabilities, as provided by the relevant Investment Manager as of or prior to the relevant Determination Date; provided that such values will be adjusted for any other relevant information available at the time the Adviser values the Fund’s portfolio, including capital activity and material events occurring between the reference dates of the Investment Manager’s valuations and the relevant Determination Date. The Fund expects that it will typically receive quarterly valuations of Private Equity Assets from the Investment Managers within 45-60 days after the end of each quarter and audited financial statements of Private Equity Assets within 120 days after year end. If a capital account balance statement is not available on a Determination Date, the Fund may use an estimated or draft net asset value of a Private Equity Asset received from the Private Equity Asset’s general partner or the Fund may roll forward a valuation from a prior quarter adjusted for subsequent cash activity. In fair valuing certain investments, the Adviser may consider a number of factors such as the Fund’s cost, latest round of financing, company operating performance, market-based performance multiples, announced capital markets activity and any other relevant information will be considered at the time the Adviser values the Fund’s portfolio. Secondary Investments acquired by the Fund at a discount to fair value (as determined in accordance with the Valuation Policy) may result in unrealized gains when the Fund next calculates its daily NAV since any such discounted Secondary Investment will be marked to its net asset value (which may be a price that is higher than its acquisition cost).

The Adviser has developed a proprietary, predictive analytics tool that is intended to track the performance of the private markets and produce a current estimate of the value of the Fund’s investments. The analytics tool considers several data points from broad securities indices. The application of these factors results in a daily adjustment factor that is applied to certain Private Equity Assets held by the Fund and is intended to minimize the potential deviation of the value of the Fund’s investments as reflected in the books and records of the Fund as compared to the net asset value of each investment provided on a quarterly basis by the Investment Manager. As appropriate, the Adviser will use the analytics tool to adjust the value of its investments as part of its determination of fair value.
The valuation of the Fund’s investments in Private Equity Assets is performed in accordance with Topic 820—
Fair Value Measurements and Disclosures
. Generally, Investment Managers value investments at their market price if market quotations are readily available. In the absence of observable market prices, Investment Managers value investments using valuation methodologies applied on a consistent basis. For some investments little market activity may exist. The Investment Managers’ determination of fair value is then based on the best information available in the circumstances and may incorporate management’s own assumptions and involves a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for nonperformance and liquidity risks. Investments for which market prices are not observable include private investments in the equity of operating companies, projects, properties or certain debt positions. Market quotations will not be readily available for most of the Fund’s investments.
The actual realized returns on the Investment Managers’ unrealized investments will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, all of which may differ from the assumptions on which the Investment Managers’ valuations are based. Neither the Fund nor the Adviser has oversight or control over the implementation of the Investment Managers’ valuation process.
In reviewing the valuations provided by Investment Managers, the Valuation Policy requires the consideration of all relevant information reasonably available at the time the Adviser values the Fund’s portfolio, including the output of the predictive analytics tool. The Adviser will consider such information and may conclude in certain circumstances that the information provided by the Investment Manager does not represent the fair value of a particular Private Equity Asset. In accordance with the Valuation Policy, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value such interests based on the NAV reported or expected to be reported by the relevant Investment Manager, or whether to adjust such value to reflect a premium or discount to such NAV.
For example, Investment Managers may value investments in portfolio companies and direct private equity investments at cost. The Valuation Policy provides that, where cost is determined to best approximate the fair value of the particular security under consideration, the Adviser may approve such valuations. In other cases, the Adviser may be aware of sales of similar securities to third parties at materially different prices, or of other circumstances indicating that cost may not approximate fair value (which could include situations where there are no sales to third parties). In such cases, the Fund’s investment will be revalued in a manner that the Adviser, in accordance with the Valuation Policy, determines in good faith best approximates fair value. The Board of Trustees is responsible for ensuring that the Valuation Policy is fair to the Fund and consistent with applicable regulatory guidelines.
Notwithstanding the above, Investment Managers unaffiliated with the Fund may adopt a variety of valuation bases and provide differing levels of information concerning Private Equity Assets, and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. Neither the Board nor the Adviser will be able to confirm independently the accuracy of valuations provided by any Investment Managers (which are generally unaudited).

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares, the Advisers may from time to time determine to sell certain of the Fund’s assets in the secondary market, which could potentially result in the assets, or a portion thereof, being sold at a discounted value. If the Fund sells a portion of an asset at a discounted value, the retained portion, if not expected to be sold, would not be marked down to the discounted price.
To the extent the Fund holds securities or other instruments that are not investments in Private Equity Assets, the Adviser will generally value such assets as described below. Securities traded or dealt in upon one or more securities exchanges (whether domestic or foreign) for which market quotations are readily available and not subject to restrictions against resale shall be valued at the last quoted sales price on the primary exchange or, in the absence of a sale on the primary exchange, at the mean between the current bid and ask prices on the primary exchange. Securities primarily traded in the National Association of Securities Dealers’ Automated Quotation System (“Nasdaq”) National Market System for which market quotations are readily available shall be valued using the Nasdaq Official Closing Price.
In cases where a fair valuation of securities is applied, the Fund’s NAV will reflect certain portfolio securities’ fair value rather than their market price. Fair value pricing involves subjective judgments, and it is possible that the fair value determined for a security is materially different than the value that could be realized upon the sale of that security. This fair value may also vary from valuations determined by other funds using their own fair valuation policies. The fair value prices can differ from market prices when they become available or when a price becomes available.
The Adviser may use independent pricing services to assist in calculating the value of the Fund’s securities. In addition, market prices for foreign securities are not determined at the same time of day as the NAV for the Fund. In computing the NAV, the Adviser values foreign securities held by the Fund at the latest closing price on the exchange in which they are traded immediately prior to closing of the New York Stock Exchange (the “NYSE”). Prices of foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. If events materially affecting the value of a security in the Fund’s portfolio, particularly foreign securities, occur after the close of trading on a foreign market but before the Adviser prices the Fund’s Shares, the security will be valued at fair value. For example, if trading in a portfolio security is halted and does not resume before the Adviser calculates the Fund’s NAV, the Adviser may need to price the security using the Fund’s fair value pricing guidelines.
With respect to any portion of the Fund’s assets that are invested in one or more open-end
management investment companies registered under the 1940 Act, the Fund’s NAV is calculated based upon the NAVs of those open-end
management investment companies, and the prospectuses for these companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing.
As a result of investments by the Fund or other investment vehicles accessed by the Fund, if any, in foreign securities or other instruments denominated in currencies other than the U.S. dollar, the NAV of the Fund’s Shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of these instruments denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed, and an investor is not able to purchase, submit for repurchase or exchange Shares.
The Adviser or its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.
Expenses of the Fund, including the Management Fee and Administration Fees are accrued on a daily basis and taken into account for the purpose of determining the Fund’s NAV on a Determination Date.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s NAV if the judgments of the Adviser or the Investment Managers regarding appropriate valuations, should prove incorrect.
CONFLICTS OF INTEREST
The Advisers
The Advisers or their affiliates provide or may provide investment advisory and other services to various entities. The Advisers and certain of their investment professionals and other principals, may also carry on substantial investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by the Advisers and their affiliates, “Other Accounts”). The Fund has no interest in these activities. As a result of the foregoing, the Adviser and the investment professionals who, on behalf of the Adviser, will manage the Fund’s investment portfolio will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts. Such persons will devote only so much of their time as in their judgment is necessary and appropriate.
There also may be circumstances under which the Advisers will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Advisers will commit the Fund’s assets. There also may be circumstances under which the Advisers will consider participation by Other Accounts in investment opportunities in which the Advisers do not intend to invest on behalf of the Fund, or vice versa.
Allocation decisions may arise when there is more demand from the Fund and other StepStone clients for a particular investment opportunity, such as the capacity in an Investment Fund or a
Co-Investment,
than supply. StepStone employs an allocation policy designed to ensure that all of its clients will be treated fairly and equitably over time.
With respect to Primary Fund Investments, StepStone uses its best efforts to defer the allocation decision to the relevant Investment Manager, mitigating the potential conflict. In Secondary Investments, StepStone typically manages the allocation of the transaction across its clients. Under the StepStone allocation policy, if clients are similarly situated, considering all relevant facts and circumstances, allocations will be made pro rata based on the annual investment budget specified in each client’s annual portfolio plan for Secondaries. Allocation of
Co-Investments
is a hybrid of StepStone’s approach on Primary Fund Investments and Secondaries; in certain cases,
Co-Investments
are allocated by the general partner leading the transaction, while in others StepStone has the ability to allocate the transaction across its clients, in which case the allocation method outlined with respect to secondaries is used. Due to these processes, StepStone does not believe there is a material risk of a conflict arising in the area of allocations that would disadvantage the Fund relative to another StepStone client.
Importantly, StepStone’s allocation process is managed independently by StepStone’s Finance team and ratified by StepStone’s Legal and Compliance department.
The 1940 Act imposes significant limits on
co-investments
with affiliates of the Fund. The Advisers and the Fund have obtained an exemptive order from the SEC that permits the Fund to co-invest
alongside its affiliates in Private Equity Assets. However, the SEC exemptive order contains certain conditions that limit or restrict the Fund’s ability to participate in such Private Equity Assets, including, without limitation, in the event that the available capacity with respect to a Private Equity Asset is less than the aggregate recommended allocations to the Fund. In such cases, the Fund may participate in an investment to a lesser extent or, under certain circumstances, may not participate in the investment.
The Adviser also intends to compensate, from its own resources, third-party securities dealers, other industry professionals and any affiliates thereof (“financial intermediaries”) in connection with the distribution of Shares in the Fund or for their ongoing servicing of Shares acquired by their clients. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall NAV of the Fund, or a fee determined in some other method by negotiation between the Adviser and such financial intermediaries. Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Shares purchased by the investor. As a result of the various payments that financial intermediaries may receive from investors and the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares in the Fund may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.
Financial intermediaries may be subject to certain conflicts of interest with respect to the Fund. For example, the Fund, the Advisers, Investment Funds or portfolio companies or investment vehicles managed or sponsored by the Advisers or Investment Managers may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a financial intermediary. As such, certain conflicts of interest may exist between such persons and a financial intermediary. Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur.
Financial intermediaries may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund or an Investment Fund. Such entities may compete with the Fund or the Investment Fund for investment opportunities and may invest directly in such investment opportunities. Financial intermediaries that invest in an Investment Fund or a portfolio company may do so on terms that are more favorable than those of the Fund.
Financial intermediaries that act as selling agents for the Fund also may act as distributor for an Investment Fund in which the Fund invests and may receive compensation in connection with such activities. Such compensation would be in addition to the placement fees described above. Financial intermediaries may pay all or a portion of the fees paid to it to certain of their affiliates, including, without limitation, financial advisors whose clients purchase Shares of the Fund. Such fee arrangements may create an incentive for a financial intermediary to encourage investment in the Fund, independent of a prospective Shareholder’s objectives.
A financial intermediary may provide financing, investment banking services or other services to third parties and receive fees therefore in connection with transactions in which such third parties have interests which may conflict with those of the Fund or an Investment Fund. A financial intermediary may give advice or provide financing to such third parties that may cause them to take actions adverse to the Fund, an Investment Fund or a portfolio company. A financial intermediary may directly or indirectly provide services to, or serve in other roles for compensation for, the Fund, an Investment Fund or a portfolio company. These services and roles may include (either currently or in the future) managing trustee, managing member, general partner, investment manager or advisor, investment sub-advisor,
distributor, broker, dealer, selling agent and investor servicer, custodian, transfer agent, fund administrator, prime broker, recordkeeper, shareholder servicer, interfund lending servicer, Fund accountant, transaction (
e.g.
, a swap) counterparty and/or lender.
In addition, issuers of securities held by the Fund or a Private Equity Asset may have publicly or privately traded securities in which a financial intermediary is an investor or makes a market. The trading activities of financial intermediaries generally will be carried out without reference to positions held by the Fund or a Private Equity Asset and may have an effect on the value of the positions so held, or may result in a financial intermediary having an interest in the issuer adverse to the Fund or the Private Equity Asset. No financial intermediary is prohibited from purchasing or selling the securities of, otherwise investing in or financing, issuers in which the Fund or a Private Equity Asset has an interest.
A financial intermediary may sponsor, organize, promote or otherwise become involved with other opportunities to invest directly or indirectly in the Fund or an Investment Fund. Such opportunities may be subject to different terms than those applicable to an investment in the Fund or the Investment Fund, including with respect to fees and the right to receive information.
Set out below are practices that the Advisers may follow. Although the Advisers anticipate that the Investment Managers will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that an Investment Manager will abide by, and comply with, its stated practices. An Investment Manager may provide investment advisory and other services, directly or through affiliates, to various entities and accounts other than Private Equity Assets.
Participation in Investment Activities
Directors, principals, officers, employees and affiliates of the Advisers may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund or a Private Equity Asset in which the Fund invests. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Advisers, or by the Advisers for the Other Accounts, or any of their respective affiliates on behalf of their own other accounts (“Investment Manager Accounts”) that are the same as, different from or made at a different time than, positions taken for the Fund or a Private Equity Asset.
Other Matters
An Investment Manager may, from time to time, cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.
The Advisers and their affiliates will not purchase securities or other property from, or sell securities or other property to the Fund, except that the Fund may, in accordance with rules under the 1940 Act, engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members or managing general partners. These transactions would be effected in circumstances in which the Advisers determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.
Future investment activities of the Advisers and their affiliates and their principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

PURCHASES OF SHARES
Purchase Terms
The Fund currently offers three classes of Shares. Investors purchasing Class S Shares in the Fund will be charged a sales load of 3.50% of the investment amount.
As discussed above, the Fund has received the Multi-Class Exemptive Relief, which permits the Fund to, among other things, issue multiple classes of Shares with varying sales loads and asset-based service and/or distribution fees and to impose early withdrawal charges as applicable. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts and ongoing fees and expenses for each share class may be different. The fees and expenses for the Fund are set forth in “Fund Expenses” and “Management Fee.” The details of each class of Shares are set forth in “Plan of Distribution.”
The minimum initial investment for Class S Shares and Class D Shares in the Fund from each investor is at least $5,000, and the minimum additional investment in the Fund is $5,000. The minimum initial and additional investments may be reduced at the Adviser’s discretion. The Fund reserves the right to repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the Shareholder, is less than $5,000. Such repurchases will be conducted consistent with Section 23(c) of the 1940 Act and the rules thereunder.
The minimum initial investment for Class I Shares in the Fund from each investor is at least $1,000,000, and the minimum additional investment in the Fund is $100,000, except for additional purchases pursuant to our dividend reinvestment plan. The minimum initial and additional investments may be reduced at the Adviser’s discretion. The Fund reserves the right to repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund, as a result of repurchase or transfer requests by the Shareholder, is less than $5,000. Such repurchases will be conducted consistent with Section 23(c) of the 1940 Act and the rules thereunder.
Shares will generally be offered for purchase on each business day, except that Shares may be offered more or less frequently as determined by the Fund in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.
Except as otherwise described in the following
sub-section,
initial and any additional purchases of Shares of the Fund by any Shareholder must be made via wire transfer of funds or another method of immediately available funds. Payment for each initial or subsequent additional purchases of Shares must be made in one installment. Except as otherwise described in the following sub-section,
initial and subsequent purchases of Shares will be payable in cash. Orders will be priced at the appropriate price next computed after the order is received by the Administrator. The Fund will be deemed to have received a purchase order when a Selling Agent or, if applicable, a Selling Agent’s authorized designee, receives the request in good order and the Fund is in receipt. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares in the Fund at any time. In general, an investment will be accepted if a completed order submission and funds are received in good order in advance of the cut-off
times for that business day. In the event that a purchase order is not received in “good order” from a prospective investor prior to the cut-off
times pertaining to that business day, the Fund may hold the purchase order for processing on the next business day.
Investors may be charged a fee if they effect transactions through an intermediary, broker or agent. The Fund has authorized one or more brokers to receive on its behalf purchase orders, including the Selling Agents. Such brokers are authorized to designate other intermediaries to receive purchase orders on the Fund’s behalf. The Fund will be deemed to have received a purchase order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. Investors’ purchase orders will be priced at the Fund’s net asset value next computed after they are received by an authorized broker or the broker’s authorized designee.

Purchases
In-Kind
Under certain circumstances, you may purchase shares of the Fund by transferring securities to the Fund in exchange for Shares
(“in-kind
purchase”).
In-kind
purchases may be made only upon the approval of the Adviser and upon the determination that the securities are acceptable investments for the Fund. The Fund reserves the right to amend or terminate this practice at any time. Please contact the Fund at (704)
215-4300
before sending any securities.
Outstanding Securities
The following table sets forth information about the Fund’s outstanding Shares as of July 24, 2025:

	Amount Authorized	Amount Held by the Fund for its Own Account	Amount Outstanding
Class S Shares	Unlimited	None	0
Class D Shares	Unlimited	None	0
Class I Shares	Unlimited	None	10,000
PLAN OF DISTRIBUTION
The Fund is offered on a continuous basis. Distribution Services, LLC acts as the Distributor of the Fund, subject to various conditions. The Fund has received the Multi-Class Exemptive Relief from the SEC to issue multiple classes of Shares with varying sales loads and asset-based service and/or distribution fees and to impose early withdrawal charges as applicable. The minimum initial investment is $5,000 for Class S Shares and Class D Shares. The minimum initial investments for Class I Shares is $1,000,000. The minimum initial investment may be reduced at the Adviser’s discretion. Subscriptions will be effective only upon the Fund’s acceptance, and the Fund reserves the right to reject any subscription in whole or in part in certain limited circumstances (including, without limitation, when it has reason to believe that a purchase of Shares would be unlawful). Shares will not be listed on any national securities exchange. Shares are not available in certificated form.
Until the Fund holds its initial closing, all subscription payments will be placed in an account held by UMB Bank, N.A., acting as the escrow agent, in trust for the subscribers’ benefit, pending release
to the Fund at the initial closing.
The Fund has entered into a Distribution Agreement under which the Distributor, with principal offices at 3 Canal Plaza, Suite 100, Portland, ME 04101, distributes the Shares of the Fund. The Distributor is authorized to enter into
Sub-Distribution
Agreements with brokers, dealers and other financial intermediaries to effect the distribution of Shares of the Fund. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities. To operate in a manner consistent with Rule 12b-1 under the 1940 Act, the Fund has adopted a distribution and shareholder services plan (the “Distribution and Shareholder Services Plan”) pursuant to which the Fund will pay a distribution and/or shareholder servicing fee out of the net assets of Class S Shares at the annual rate of 0.85% of the aggregate NAV attributable to Class S Shares, determined and accrued on each business day (before any repurchases of Shares), of which 0.25% will be a shareholder servicing fee. To operate in a manner consistent with
Rule 12b-1
under the 1940 Act, pursuant to the Distribution and Shareholder Services Plan the Fund will pay a distribution and/or shareholder servicing fee out of the net assets of Class D Shares at the annual rate of 0.25% of the aggregate NAV attributable to Class D Shares, all 0.25% of which will be a shareholder servicing fee. Class I Shares are not subject
to any distribution and/or shareholder servicing fee.
The Distribution Agreement provides that the Fund will indemnify the Distributor and its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor (within the meaning of Section 15 of the Securities Act) (the “Distributor Indemnitees”) against certain liabilities arising under the Securities Act, the Securities Exchange Act of 1934, the 1940 Act and any other statute (including “blue sky” laws) or any rule or regulation thereunder, or under common law or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Fund’s registration statement of prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements
therein not misleading, unless such losses arise out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Distributor and furnished to the Fund or its counsel by the Distributor. The Distribution Agreement further provides that the Fund will indemnify the Distributor and each Distributor Indemnitee for certain liabilities incurred by the Distributor in connection with the Distribution Agreement, except to the extent such liabilities result from the Distributor’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. The Fund will further indemnify the Distributor and each Distributor Indemnitee for any and all liabilities incurred by the Distributor when acting in accordance with instructions from the Fund or its representatives.
The Distributor will indemnify the Fund and present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Fund (within the meaning of Section 15 of the Securities Act) (the “Fund Indemnitees”) against certain liabilities arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Fund’s registration statement or any prospectus, as from time to time amended or supplemented, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished in writing to the Fund. The Distributor will further indemnify the Fund for certain liabilities arising out of or resulting from the Distributor’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under the Distribution Agreement. The indemnification will not apply to actions of the Fund or the Fund Indemnitees in cases of their willful misfeasance, bad faith, or negligence in the performance of their duties.
Selling Agents may receive the Distribution and/or Shareholder Servicing Fee which they will use to compensate their brokerage representatives for Class S Shares or Class D Shares sales and support. Class S Shares will be charged, at the time of purchase, a sales load of 3.50% of the investment amount. Class I and Class D Shares are not subject to any sales load at the time of purchase.
Class I Shares may be purchased through an RIA that offers Shares in conjunction with a “wrap” fee, asset allocation or other managed asset program sponsored by such RIA.
The Fund and/or the Adviser may also enter into agreements with certain financial intermediaries under which payments are made to the intermediaries in recognition of the transfer agency costs avoided by the Fund associated with the intermediaries’ maintenance of investor accounts or in recognition of the services provided by intermediaries through fund or similar platforms. Payments made by the Fund under such agreements are generally based on either (1) a percentage of the average daily net asset value of the Shares serviced by the intermediary, often up to a set maximum, or (2) a per account fee assessed against each account serviced by such intermediary, often up to a set maximum. These payments may be in addition to other payments described herein.
The Adviser may pay additional compensation out of its own resources
(i.e.
, not Fund assets) to certain brokers, dealers or other financial intermediaries that have agreed to participate in the distribution of the Fund’s Shares, including the Distributor, for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information and support services.
Shares may be purchased daily at the then-current NAV per Share for the relevant Class. See “Purchases of Shares.”

SHARE REPURCHASE PROGRAM
The Fund does not currently intend to list its Shares on any securities exchange and does not expect any secondary market for them to develop in the foreseeable future. Therefore, Shareholders should expect that they will be unable to sell their Shares for an indefinite time or at a desired price. No Shareholder will have the right to require the Fund to repurchase such Shareholder’s Shares or any portion thereof. Shareholders may not transfer their investment from the Fund to any other registered investment company. Because no public market exists for the Shares, and none is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than through the Fund’s share repurchase program, or, in limited circumstances, as a result of transfers of Shares to other investors. Thus, the Shares are appropriate only as a long-term investment.
Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly.
To provide Shareholders with limited liquidity, the Fund is structured as an interval fund and intends to conduct semi-annual offers at NAV to repurchase between 5% and 25% of outstanding Shares, pursuant to
Rule 23c-3
under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given semi-annual repurchase offer, the Fund currently intends to repurchase 5% of its outstanding Shares.
The timeline below summarizes the key dates in the repurchase process:

Semi-annual repurchases will occur in the months of March and September. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). A Shareholder Notification (as defined below) will be made available to Shareholders at least 21 calendar days before the “Repurchase Request Deadline” (typically March 15 and September 15); however, the Fund will provide such written notification earlier but no more than 42 calendar days before the “Repurchase Request Deadline.” The NAV will be calculated no later than the “Repurchase Pricing Date,” which will be no later than 14 calendar days after the Repurchase Request Deadline, or the next business day if the fourteenth day is not a business day. The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. The Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “Risk Factors — Principal Risks Related to an Investment in the Fund — Repurchase Offers Risk.”
The Fund may suspend or postpone a repurchase offer in limited circumstances set forth in
Rule 23c-3 under
the 1940 Act, as described below, but only with the approval of a majority of the Trustees, including a majority of the Independent Trustees. The Fund may suspend or postpone a repurchase offer only: (1) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Code; (2) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (4) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Investors may be charged a fee if they effect transactions through an intermediary, broker or agent. The Fund has authorized one or more brokers to receive on its behalf repurchase orders, including the Transfer Agent and Selling Agents. Such brokers are authorized to designate other intermediaries to receive repurchase orders on the Fund’s behalf. The Fund will be deemed to have received a repurchase order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. Investors’ repurchase orders will be priced in accordance with the Share Repurchase Program.
Determination of Repurchase Offer Amount
The Board, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be between 5% and 25% of the total number of Shares outstanding on the Repurchase Request Deadline. In connection with any given semi-annual repurchase offer, the Fund currently intends to repurchase 5% of its outstanding Shares.
Notice to Shareholders
No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall make available to each Shareholder of record and to each beneficial owner of the Shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information Shareholders should consider in deciding whether to submit their Shares for repurchase. Shareholders may withdraw or change a repurchase request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.
The Shareholder Notification also will include detailed instructions on how to submit Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The Shareholder Notification will also set forth the procedures to withdraw or modify tenders before the Repurchase Request Deadline. The Shareholder Notification also will set forth the NAV that has been computed no more than seven days before the date of notification, and how Shareholders may ascertain the NAV after the notification date.
The Fund will provide notice to Shareholders of any suspension or postponement of a repurchase offer.
Repurchase Price
The repurchase price of the Shares will be the Fund’s NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call
877-772-7724
to learn the NAV. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.
Repurchase Amounts and Payment of Proceeds
Shares submitted for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made to the Shareholder’s address of record or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven calendar days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.
If Shareholders submit for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders submit Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares submitted for repurchase by Shareholders who own less than one hundred Shares and who submit all of their Shares, before prorating other amounts submitted. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum. There is no guarantee that the Fund will repurchase sufficient Shares from a Shareholder to meet minimum annual distributions from a retirement account. In the event that shareholders in the aggregate submit for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a share repurchase requested by a shareholder.
DISTRIBUTION POLICY
The Adviser intends to recommend to the Board of Trustees that the Fund make annual distributions.
As required in connection with the Fund’s intention to qualify as a RIC under Subchapter M of the Code, the Fund will, at a minimum, make distributions annually in amounts that represent substantially all of the net investment income and net capital gains, if any, earned each year. The NAV of each Share that you own will be reduced by the amount of the distributions or dividends that you receive from that Share.
It is likely that many of the Private Equity Assets in whose securities the Fund invests will not pay any dividends, and this, together with the Fund’s expenses, means that there can be no assurance the Fund will have substantial income or pay dividends. The Fund is not a suitable investment for any investor who requires regular dividend income.
Automatic Dividend Reinvestment Plan
Pursuant to the dividend reinvestment plan established by the Fund (the “DRIP”), each Shareholder whose Shares are registered in its own name will automatically be a participant under the DRIP and have all income dividends and/or capital gains distributions automatically reinvested in additional Shares unless such Shareholder specifically elects to receive all income, dividends and/or capital gain distributions in cash. A Shareholder is free to change this election at any time. If, however, a Shareholder requests to change its election within 30 days prior to a distribution, the request will be effective only with respect to distributions after the
30-day
period. A Shareholder whose Shares are registered in the name of a nominee must contact the nominee regarding its status under the DRIP, including whether such nominee will participate on such Shareholder’s behalf.
A Shareholder may elect to:

•	reinvest both dividends and capital gain distributions; or

•	receive both dividends and capital gain distributions in cash.
Generally, for U.S. federal income tax purposes, Shareholders receiving Shares under the DRIP will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the Shareholder not participated in the DRIP.
Shares will be issued pursuant to the DRIP at their NAV determined on the relevant Determination Date. There is no sales load or other charge for reinvestment, but distribution and/or shareholder servicing fees will be charged where applicable. The Fund may terminate the DRIP at any time. Any expenses of the DRIP will be borne by the Fund. The reinvestment of dividends and distributions pursuant to the DRIP will increase the Fund’s net assets on which the Management Fee and Administration Fee are payable. All correspondence or questions concerning the automatic dividend reinvestment plan should be directed to the Fund at 128 S Tryon Street, Suite 1600, Charlotte, NC 28202 or (704) 215-4300.

VOTING
Each Shareholder has the right to cast a number of votes equal to the number of Shares held by such Shareholder at a meeting of Shareholders called by the Fund’s Board of Trustees. Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of a Trustee and approval of the Advisory Agreement, in each case to the extent that voting by shareholders is required by the 1940 Act. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund’s business and may not act for or bind the Fund.
TAX ASPECTS
The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares. This discussion offers only a brief outline of the U.S. federal income tax consequences of investing in the Fund and is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. The discussion is limited to persons who hold their Shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular Shareholder or to Shareholders who may be subject to special treatment under U.S. federal income tax laws, such as U.S. financial institutions, insurance companies, broker-dealers, traders in securities that have made an election for U.S. federal income tax purposes to mark-to-market
their securities holdings,
tax-exempt
organizations, partnerships, Shareholders who are not “United States Persons” (as defined in the Code), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar. No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) regarding any matter relating to the Fund or the Shares. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussion set forth herein does not constitute tax advice. Prospective Shareholders and Shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Shares of the Fund, as well as the effects of state, local and
non-U.S.
tax laws.
For purposes of this discussion, a “U.S. Shareholder” is a beneficial owner of the Fund’s Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the Fund’s Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective beneficial owners of the Fund’s Shares that are partnerships or partners in such partnerships should consult their own tax advisers with respect to the purchase, ownership and disposition of the Fund’s Shares.

UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS OR
CO-INVESTMENTS,
ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY PRIVATE EQUITY ASSET (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Qualification as a Regulated Investment Company; Tax Treatment
It is expected that the Fund will qualify for treatment as a RIC under the Code. If the Fund so qualifies and distributes (or is deemed to have distributed) each taxable year to Shareholders dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) plus 90% of any net tax-exempt
income for the Fund’s taxable year, the Fund will not be subject to U.S. federal corporate income taxes on any amounts it distributes as dividends for U.S. federal income tax purposes, including distributions (if any) derived from the Fund’s net capital gain (
i.e
., the excess of the net long-term capital gains over net short-term capital losses) to Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt
income, and net capital gains.
In addition, amounts not distributed on a timely basis in accordance with a separate calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund generally must be considered to have distributed dividends for U.S. federal income tax purposes in respect of each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses), determined on a calendar year basis, (2) 98.2% of its capital gain net income, determined under prescribed rules for this purpose (which is generally determined on the basis of the one-year
period ending on October 31st of such calendar year, and adjusted for certain ordinary losses), and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund incurred no U.S. federal income tax. For U.S. federal income tax purposes, dividends declared by the Fund in October, November or December to Shareholders of record on a specified date in such a month and paid during January of the following calendar year are taxable to such Shareholders, and deductible by the Fund, as if paid on December 31 of the calendar year declared. The Fund generally intends to make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so.
In order to qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year (the “gross income test”) at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies, and (ii) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (all such income items, “qualifying gross income”); and (b) diversify its holdings (the “asset diversification test”) so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).

For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund’s distributive share of items of income, gain and loss derived through any Private Equity Assets that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized such tax items in the same manner as realized by those Private Equity Assets. Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will “look through” to the assets held by such Private Equity Asset.
A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such taxable year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC’s failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect. However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the above cure provision, it would have failed the gross income test equal to the amount by which the RIC’s non-qualifying
gross income exceeds
one-ninth
of the RIC’s qualifying gross income, each as determined for purposes of applying the gross income test for such taxable year.
Additionally, a RIC that fails the asset diversification test as of the end of a quarter of a taxable year shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances. If the RIC’s failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) one percent of the total value of the RIC’s assets at the end of such quarter and (ii) $10,000,000 (a “
de minimis
failure”), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.
In the case of a failure to satisfy the asset diversification test at the end of a quarter of a taxable year under circumstances that do not constitute a de minimis
failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC’s failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test. However, in such case, a tax is imposed on the RIC, at the highest stated corporate income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met. In all events, however, such tax will not be less than $50,000.
If before the end of any taxable quarter of its taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure. However, the action typically taken by RICs to avert such a failure (
e.g.
, the disposition of assets causing the asset diversification discrepancy) may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Private Equity Assets. While the Code generally affords the Fund a
30-day
period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified
assets, the constraints on the Fund’s ability to do so may limit utilization of this statutory
30-day
cure period and, possibly, the extended cure period provided by the Code as discussed above.
If the Fund does not qualify as a RIC, it will be treated for tax purposes as an ordinary corporation. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions made to Shareholders. In addition, all distributions (including distributions of net capital gain) made to Shareholders generally would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits.

The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income in connection with its liquidation of portfolio securities to fund Share repurchases. Any such income would be taken into account in determining whether the distribution requirements are satisfied, and to the extent that additional distributions are required, could generate additional taxable income for those Shareholders receiving such additional distributions. Furthermore, if the Fund is unable to liquidate portfolio securities in a manner that would enable the Fund to meet the income and asset diversification tests, the Fund could fail to qualify as a RIC, with the adverse consequences as set forth above.
Distributions
The Fund will ordinarily declare and pay distributions from its taxable net investment income and distribute net realized capital gains, if any, at least once a year. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act. After the end of each calendar year, Shareholders will be provided a Form 1099, containing information regarding the amount and character of distributions received from the Fund during the calendar year.
Shareholders normally will be subject to U.S. federal income taxes, and any state and/or local income taxes, on any distributions that they receive from the Fund. Distributions from net investment income and net short-term capital gain generally will be characterized as ordinary income (which generally cannot be offset with capital losses from other sources), and, to the extent attributable to dividends from U.S. corporations, may be eligible for a dividends-received deduction for Shareholders that are corporations. Further, to the extent the dividends are attributable to dividends from U.S. corporations and certain foreign corporations, such dividends may, in certain cases, be eligible for treatment as “qualified dividend income,” which is generally subject to tax at rates equivalent to long-term capital gain tax rates, by Shareholders that are individuals. Distributions from net capital gain (typically referred to as a “capital gain dividend”) will be characterized as long-term capital gain, regardless of how long Shares have been held by the Shareholder and will not be eligible for the dividends-received deduction or treatment as “qualified dividend income.” However, if the Shareholder received any long-term capital gain distributions in respect of the repurchased Shares (including, for this purpose, amounts credited as undistributed capital gains in respect of those Shares) and held the repurchased Shares for six months or less, any loss realized by the Shareholder upon the repurchase will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions. Distributions by the Fund that are or are considered to be in excess of the Fund’s current and accumulated earnings and profits for the relevant period will be treated as a tax-free
return of capital to the extent of (and in reduction of) a Shareholder’s tax basis in its Shares and any such amount in excess of such tax basis will be treated as gain from the sale of Shares, as discussed below. Similarly, as discussed below at “Income from Repurchases and Transfers of Shares,” if a repurchase of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares repurchased. In such case, the tax basis in the Shares repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be transferred to any remaining Shares held by the Shareholder.
The tax treatment of the Fund’s distributions from taxable net investment income and capital gains generally will be the same whether the Shareholder takes such distributions in cash or reinvests them to buy additional Shares.
The Fund may elect to retain its net capital gain or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, the Fund may report the retained amount as undistributed capital gains to its Shareholders, who will be treated as if each Shareholder received a distribution of his or her pro rata
share of such gain, with the result that each Shareholder will (i) be required to report his or her pro rata
share of such gain on his or her tax return as long-term capital gain, (ii) receive a refundable tax credit for his or her
pro rata
share of tax paid by the Fund on the gain, and (iii) increase the tax basis for his or her Shares by an amount equal to the deemed distribution less the tax credit.
For taxable years beginning before January 1, 2026, individuals (and certain other non-corporate
entities) are generally eligible for a 20% deduction with respect to taxable ordinary real estate investment trust (“REIT”) dividends. Applicable Treasury regulations allow RICs to pass through to shareholders such taxable ordinary REIT dividends. Accordingly, individual (and certain other non-corporate)
Shareholders of the Fund that have received such taxable ordinary REIT dividends may be able to take advantage of this 20% deduction with respect to any such amounts passed through.
Certain distributions reported by the Fund as section 163(j) interest dividends may be treated as interest income by Shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.
An additional 3.8% tax will be imposed in respect of the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts to the extent such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. For these purposes, “net investment income” will generally include, among other things, dividends (including dividends paid with respect to the Shares to the extent paid out of the Fund’s current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of Shares), but will be reduced by any deductions properly allocable to such income or net gain.
Shareholders are advised to consult their own tax advisors regarding the additional taxation of net investment income.
Income from Repurchases and Transfers of Shares
A repurchase or transfer of Shares by the Fund generally will be treated as a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend.” In general, the transaction should be treated as a sale or exchange of the Shares if the receipt of cash results in a meaningful reduction in the Shareholder’s proportionate interest in the Fund or results in a “complete redemption” of the Shareholder’s Shares, in each case applying certain constructive ownership rules in the Code. Alternatively, if a Shareholder does not submit for repurchase all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase may constitute a dividend to the Shareholder to the extent of such Shareholder’s pro rata
share of the Fund’s current and accumulated earnings and profits.
If the repurchase or transfer of a Shareholder’s Shares qualifies for sale or exchange treatment, the Shareholder will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased or transferred Shares and the adjusted tax basis of those Shares. Such gain or loss will be capital gain or loss if the repurchased or transferred Shares were held by the Shareholder as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for more than one year, or as short-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for one year or less.

Notwithstanding the foregoing, any capital loss realized by a Shareholder will be disallowed to the extent the Shares repurchased or transferred by the Fund are replaced (including through reinvestment of dividends) either with Shares or substantially identical securities within a period of 61 days beginning 30 days before and ending 30 days after the repurchase or transfer of the Shares. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired. The deductibility of capital losses may be subject to statutory limitations.
If the repurchase or transfer of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares. The tax basis in the Shares repurchased or transferred by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be transferred to any remaining Shares held by the Shareholder. In such a case, there is a risk that Shareholders who are not seeking to have their Shares repurchased, and Shareholders who seek to have some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such repurchase offer, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the share repurchase program, and in particular whether such program is a single and isolated event or is part of a plan for periodically repurchasing Shares of the Fund.
The Fund generally will be required to report to the IRS and each Shareholder the cost basis and holding period for each respective Shareholder’s Shares repurchased or transferred by the Fund. The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action. If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method in respect of its Shares, the Shareholder must contact the Administrator to obtain and complete a cost basis election form. The cost basis method applicable to a particular Share repurchase or transfer may not be changed after the valuation date established by the Fund in respect of that repurchase or transfer. Shareholders should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them.
A sale of Shares, other than in the context of a repurchase or transfer of Shares by the Fund, generally will have the same tax consequences as described above in respect of a Share repurchase that qualifies for “sale or exchange” treatment.
If a Shareholder recognizes a loss with respect to Shares in excess of certain prescribed thresholds (generally, $2,500,000 or more for an individual Shareholder or $10,000,000 or more for a corporate Shareholder), the Shareholder must file with the IRS a disclosure statement on an IRS Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.
Other Considerations
U.S. Shareholders who have not
“opted-out”
of the Fund’s DRIP will have their cash dividends and distributions net of any applicable U.S. withholding tax (including any amounts withheld for which a refund is available by filing a U.S. federal income tax return) automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to Shareholders. A Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above net asset value, in which case, the U.S. Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.
The Fund expects to be treated as a “publicly offered regulated investment company.” A “publicly offered regulated investment company” is a RIC whose equity interests are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by at least 500 persons at all times during the RIC’s taxable year. As a “publicly offered regulated investment company,” in addition to the Fund’s DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the annual distribution requirement, the dividend must be payable at the election of each Shareholder in cash or Shares (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares of the Fund. The value of the portion of the distribution made in Shares will be equal to the amount of cash for which the Shares is substituted, and the Fund’s U.S. Shareholders will be subject to tax on such amount as though they had received cash.
Private Equity Assets
It is intended that the Fund invests a portion of its assets in Private Equity Assets, some of which may be classified as partnerships for U.S. federal income tax purposes. An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) generally is not subject to an entity-level U.S. federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short- term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year. Each such item will have the same character to a partner and will generally have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Fund and certain Private Equity Assets (including in circumstances where investments by the Private Equity Assets, such as investments in debt instrument with “original issue discount,” generate income prior to a corresponding receipt of cash). In such case, the Fund may have to dispose of interests in Private Equity Assets that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Private Equity Asset earn income of a type that is not qualifying gross income for purposes of the gross income test or hold assets that could cause the Fund not to satisfy the RIC asset diversification test.
Some of the income that the Fund may earn directly or through a Private Equity Asset, such as income recognized from an equity investment in an operating partnership, may not satisfy the gross income test. To manage the risk that such income might jeopardize the Fund’s tax status as a RIC resulting from a failure to satisfy the gross income test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related investment. Such subsidiary entities generally will be required to incur entity-level income taxes on their earnings, which ultimately will reduce the return to Shareholders.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS OR
CO-INVESTMENTS,
ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A

PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Ordinarily, gains and losses realized from portfolio transactions will be characterized as capital gains and losses. However, because the functional currency of the Fund for U.S. federal income tax purposes is the U.S. dollar, a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and
non-U.S.
dollar denominated securities (including debt instruments, certain futures or forward contracts and options, and similar financial instruments) is generally characterized as ordinary income or loss under Section 988 of the Code. Section 988 of the Code similarly provides that gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such receivables are collected or the time that the liabilities are paid would be generally characterized as ordinary income or loss. In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be characterized as ordinary income. Finally, all or a portion of any gain realized from engaging in “conversion transactions” (as defined in the Code to generally include certain transactions designed to convert ordinary income into capital gain) may be characterized as ordinary income.
Hedging and Derivative Transactions
Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions (“Section 1256 Contracts”) generally is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss. Gain or loss will arise upon exercise or lapse of Section 1256 Contracts. In addition, any Section 1256 Contracts remaining unexercised both at October 31 of each calendar year as well as at the end of the Fund’s taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.
Subject to its investment policies, the Fund may acquire certain foreign currency forward contracts, enter into certain foreign currency futures contracts, acquire put and call options on foreign currencies, or acquire or enter into similar foreign currency-related financial instruments. Generally, foreign currency regulated futures contracts and option contracts that qualify as Section 1256 Contracts will not be subject to ordinary income or loss treatment under Section 988 of the Code. However, if the Fund acquires or enters into any foreign currency futures contracts or options contracts that are not Section 1256 Contracts, or any foreign currency forward contracts or similar foreign currency-related financial instruments, any gain or loss realized by the Fund with respect to such contract or financial instruments generally will be characterized as ordinary gain or loss unless the contract or financial instrument in question is a capital asset in the hands of the Fund and is not part of a straddle transaction (as described below), and an election is made by the Fund (before the close of the day the transaction is entered into) to characterize the gain or loss attributable to such contract or financial instrument as capital gain or loss.
Offsetting positions held by the Fund, or the Private Equity Assets, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute “straddles.” In addition, investments by the Fund in particular combinations of Private Equity Assets may also be treated as a “straddle.” To the extent the straddle rules apply to positions established by the Fund, or the Private Equity Assets, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Certain of the straddle positions held by the Fund, or the Private Equity Assets, may constitute “mixed straddles.” One or more elections may be made in respect of the U.S. federal income tax treatment of “mixed straddles,” resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.

If the Fund, or possibly Private Equity Asset, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Private Equity Asset, enters into the financial position or acquires the property, respectively. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that
60-day
period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).
If the Fund, or possibly Private Equity Asset, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-thru entities (including other RICs, REITs, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge. The U.S. Treasury Department (the “Treasury”) and the IRS have the authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.
Passive Foreign Investment Companies and Controlled Foreign Corporations
The Fund may indirectly hold equity interests in
non-U.S.
Private Equity Assets and/or
non-U.S.
portfolio companies that may be treated as “passive foreign investment companies” (each, a “PFIC”) under the Code. A PFIC is generally defined as a
non-U.S.
entity which is classified as a corporation for U.S. federal income tax purposes, and which earns at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or which holds at least 50% of its total assets in assets producing such passive income. The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If an election is made to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), then the Fund would be required, in lieu of the foregoing requirements, to include in its income each taxable year a portion of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund. If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund. The QEF election may not be able to be made with respect to many PFICs because of certain requirements that the PFICs themselves would have to satisfy. Alternatively, in certain cases, an election can be made to mark-to-market
the shares of a PFIC held by the Fund at the end of the Fund’s taxable year (as well as on certain other dates prescribed in the Code). In this case, the Fund would recognize as ordinary income its share of any increase in the value of such PFIC shares, and as ordinary loss its share of any decrease in such value, to the extent such loss did not exceed its share of prior increases in income derived from such PFIC shares. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable taxable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above). Dividends paid by PFICs will not be treated as “qualified dividend income.” In certain cases, the Fund will not be the party legally permitted to make the QEF election or the
mark-to-market
election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market
election will do so.
If the Fund holds 10% or more (by vote or value) of the interests treated as equity for U.S. federal income tax purposes in a foreign entity classified as a corporation for U.S. federal income tax purposes and considered a controlled foreign corporation (“CFC”) under the Code, the Fund may be treated as receiving a deemed distribution (
i.e
., characterized as ordinary income) each taxable year from such foreign corporation in an amount equal to its pro rata
share of such entity’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the entity makes an actual distribution during such taxable year. The Fund would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether the Fund satisfies the distribution requirements applicable to RICs, even to the extent the amount of the Fund’s income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and the proceeds from any sales or other dispositions of CFC stock during the Fund’s taxable year. In general, a foreign entity classified as a corporation for U.S. federal income tax purposes will be considered a CFC if greater than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by any U.S. person(s) that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a foreign entity classified as a corporation for U.S. federal income tax purposes.
Under applicable final Treasury regulations, certain income derived by the Fund from a CFC or a PFIC with respect to which the Fund has made a QEF election would generally constitute qualifying income under the gross income test for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC or the PFIC makes current distributions of that income to the Fund or the included income is derived with respect to the Fund’s business of investing in stocks and securities. The Fund may be restricted in its ability to make QEF elections with respect to the Fund’s holdings in Private Equity Assets and other issuers that could be treated as PFICs or implement certain restrictions with the respect to any Private Equity Assets or other issuers that could be treated as CFCs in order to limit the Fund’s tax liability or maximize the Fund’s after-tax
return from these investments.
State and Local Taxes
In addition to the U.S. federal income tax consequences summarized above, Shareholders and prospective Shareholders should consider the potential state and local tax consequences associated with an investment in the Fund. The Fund may become subject to income and other taxes in states and localities based on the Fund’s investments in entities that conduct business in those jurisdictions. Shareholders will generally be taxable in their state of residence with respect to their income or gains earned and distributed by the Fund as dividends for U.S. federal income tax purposes, or the amount of their investment in the Fund.
Foreign Taxes
The Fund’s investment in
non-U.S.
stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund’s yield on those stocks or securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund’s assets at year-end
consists of the stock or securities of foreign corporations, the Fund may elect to permit its Shareholders to claim a credit or deduction on their income tax returns for their pro rata
portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code. In such a case, Shareholders of the Fund will include in gross income from foreign sources their pro rata
shares of such taxes. The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.

Information Reporting and Backup Withholding
Information returns will generally be filed with the IRS in connection with distributions made by the Fund to Shareholders unless Shareholders establish they are exempt from such information reporting (
e.g
., by properly establishing that they are classified as corporations for U.S. federal tax purposes). Additionally, the Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Shareholders who fail to provide the Fund with their correct taxpayer identification numbers, generally on an IRS Form
W-9,
or who otherwise fail to make required certifications, or if the Fund or the Shareholder has been notified by the IRS that such Shareholder is subject to backup withholding. Certain Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding but may be required to demonstrate their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the Shareholder’s U.S. federal income tax liability if the appropriate information is provided to the IRS.
U.S. Federally
Tax-Exempt
Shareholders
Under current law, the Fund serves to “block” (that is, prevent the attribution to Shareholders of) unrelated business taxable income (“UBTI”) from being realized by its U.S. federally tax-exempt
Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a U.S. federally tax-exempt
Shareholder could realize UBTI by virtue of its investment in Shares of the Fund if the U.S. federally tax-exempt
Shareholder has engaged in a borrowing or other similar transaction to acquire its Shares. A U.S. federally tax-exempt
Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools. If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.
Foreign Shareholders
U.S. taxation of a Shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (each, a “Foreign Shareholder”) as defined in the Code, depends on whether the income of the Fund is “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder.
Income Not Effectively Connected.
If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder, distributions of investment company taxable income will generally be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the Foreign Shareholder), which tax is generally withheld from such distributions. Capital gain dividends and any amounts retained by the Fund which are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or lower treaty rate), unless the Foreign Shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. In order to qualify for any reduction or exemption from U.S. withholding tax, a Foreign Shareholder must comply with applicable certification requirements relating to its
non-U.S.
status (including, in general, furnishing an IRS Form
W-8BEN,
IRS Form
W-8BEN-E,
IRS Form
W-8ECI,
IRS Form
W-8IMY
or IRS Form
W-8EXP,
or an acceptable substitute or successor form).
Any capital gain that a Foreign Shareholder realizes upon a repurchase of Shares or otherwise upon a sale or exchange of Shares will ordinarily be exempt from U.S. tax unless, in the case of a Foreign Shareholder that is a nonresident alien individual, the gain is U.S. source income and such Foreign Shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United

States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% tax.
Income Effectively Connected.
If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Foreign Shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Shares of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations.
Corporate Foreign Shareholders may also be subject to the branch profits tax imposed by the Code.
In the case of a Foreign Shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the Foreign Shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption in the manner discussed above.
The tax consequences to a Foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.
Foreign Account Tax Compliance Act
The Fund is required under the Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code to withhold U.S. tax (at a 30% rate) on payments of amounts treated as dividends for U.S. federal income tax purposes made to certain
non-U.S.
entities (including financial intermediaries) that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the Treasury of
U.S.-owned
foreign investment accounts unless various U.S. information reporting and diligence requirements (that are in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (
e.g
., IRS Form
W-8BEN))
and certain other requirements have been satisfied. The information required to be reported includes the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Persons located in jurisdictions that have entered into an intergovernmental agreement with the U.S. to implement FATCA may be subject to different rules. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.
Other Taxation
The foregoing represents a summary of the general tax rules and considerations affecting Shareholders and the Fund’s operations, and neither purports to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, other state, local, and foreign taxes, estate and inheritance taxes, or intangible property taxes, which may be imposed by various jurisdictions. The Fund also may be subject to additional state, local, or foreign taxes that could reduce the amounts distributable to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Shareholders should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Shares and the particular tax consequences to them of an investment in the Fund. In addition to the particular matters set forth in this section, tax-exempt
entities should carefully review those sections of this Prospectus and its related SAI regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans.

ERISA AND CERTAIN OTHER CONSIDERATIONS
Persons who are fiduciaries with respect to an employee benefit plan, individual retirement account (“IRA”), Keogh plan, or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code (an “ERISA Plan”) should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in non-exempt prohibited transactions, and other standards.
An ERISA Plan that proposes to invest in the Fund may be required to represent to the Board of Trustees that it, and any fiduciaries responsible for the ERISA Plan’s investments, are aware of and understand the Fund’s investment objective, policies, and strategies; that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and that the decision to invest plan assets in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and the Code, as applicable.
Certain prospective ERISA Plan investors may currently maintain relationships with the Advisers or one or more Investment Managers in which the Fund invests, or with other entities that are affiliated with the Advisers or such Investment Managers. Each of such persons may be deemed to be a party in interest to or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory, or other services. ERISA prohibits (and the Code penalizes) the use of ERISA Plan assets for the benefit of a party in interest, and also prohibits (and penalizes) an ERISA Plan fiduciary from using its position to cause such ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA Plan Shareholders should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. Fiduciaries of ERISA Plan Shareholders may be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that are duly authorized to make such investment decisions, and that have not relied on any individualized advice of such affiliated persons, as a basis for the decision to invest in the Fund.
An additional issue concerns the extent to which we or all or a portion of the Fund’s assets could themselves be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Under ERISA and the regulations promulgated thereunder by the U.S. Department of Labor (the “DOL”), as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), when a Benefit Plan Investor (defined below) invests in an equity interest of an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors is not “significant” (each within the meaning of the Plan Asset Regulations). The term Benefit Plan Investor is defined under ERISA to include any (a) “employee benefit plan” (as defined in section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, (b) “plan” as defined in section 4975(e)(1) of the Code subject to Section 4975 of the Code, and (c) entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in the entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any Benefit Plan Investor investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or the prohibited transaction provisions of Section 4975 of the Code. Thus, none of the Fund or the Advisers will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any Benefit Plan Investor that becomes a Shareholder, solely as a result of the Benefit Plan Investor’s investment in the Fund.

Employee benefit plans and other retirement arrangements that are not subject to ERISA or the related provisions of the Code (“Other Plans”), including, without limitation, governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and
non-U.S.
plans (as described in Section 4(b)(4) of ERISA) may be subject to other U.S. or
non-U.S.
federal, state, local or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Other Plan Laws”). Fiduciaries of Other Plans should consult with their own counsel and other advisors regarding applicable Other Plan Laws in connection with an investment in the Fund.
By acceptance of any class of Shares, each Shareholder will be deemed to have represented and warranted that either (i) the Shareholder is not, and is not investing on behalf of, any Benefit Plan Investor or Other Plan or (ii) the purchase and holding of the Shares by such Shareholder will not constitute or result in a non-exempt
prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Other Plan Laws.
The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.
THE FUND’S SALE OF SHARES TO ERISA PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISERS, OR ANY OF ITS AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY ANY ERISA PLAN MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO ERISA PLANS GENERALLY OR TO ANY PARTICULAR ERISA PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR ERISA PLANS GENERALLY OR FOR ANY PARTICULAR ERISA PLAN.
CERTAIN PROVISIONS IN THE DECLARATION OF TRUST
Anti-Takeover Provisions
The Fund’s Second Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office with or without cause and only by action taken by a majority of the remaining Trustees. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.
Action by Shareholders
The Declaration of Trust provides that, in addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act (the “Delaware Act”), a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met (the “Derivative Action Provision”):

•
the shareholder or shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. A demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee receives remuneration for their service on the Board or on the boards of one or more funds that are under common management with or otherwise affiliated with the Fund;

•
unless a demand is not required, shareholders eligible to bring such derivative action under the Delaware Act who hold at least ten percent (10%) of the outstanding Shares of the Fund or ten percent (10%) of the outstanding Shares of the Class to which such action relates, shall join in the request for the Trustees to commence such action;

•
unless a demand is not required, the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisor in the event the Trustees determine not to take action;

•
for purposes of the Derivative Action Provision, the Board may designate a committee of one Trustee to consider a shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue; and

•
any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be made by the Trustees in good faith and shall be binding upon the shareholders. Where demand is not required under the Derivative Action Provision, a shareholder may only bring a derivative action if shareholders owning not less than ten percent (10%) of the then outstanding Shares of the Fund or such series or class joins in the bringing of such court action, proceeding or claim.

The Derivative Action Provision will not apply to any claims asserted under the U.S. federal securities laws, including, without limitation, the 1940 Act, to the extent such provision violates the U.S. federal securities laws.
Exclusive Delaware Jurisdiction
The Declaration of Trust provides that each Shareholder irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction in any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or in any way relating to the Trust, the Delaware Act, the Declaration of Trust or the Fund’s By-Laws (the “exclusive jurisdiction provision”). This exclusive jurisdiction provision may make it more expensive for a Shareholder to bring a suit and may limit a Shareholder’s ability to litigate a claim in the jurisdiction and in a manner that may be more favorable to the Shareholder. A court may choose not to enforce this provision of the Declaration of Trust. The Declaration of Trust provides that the exclusive jurisdiction provision does not apply to any claims asserted under the U.S. federal securities laws, including, without limitation, the 1940 Act, to the extent such provision violates the U.S. federal securities laws.
Waiver of Jury Trial
The Declaration of Trust provides that Shareholders waive the right to jury trial in connection with any suit, action or proceeding brought in the Superior Court in the State of Delaware.
ADDITIONAL INFORMATION ABOUT THE FUND
Each Share represents a proportional interest in the assets of the Fund. Each Share has one vote at Shareholder meetings, with fractional Shares voting proportionally, on matters submitted to the vote of Shareholders. There are no cumulative voting rights. Shares do not have preemptive or conversion or redemption provisions.

INQUIRIES
Inquiries concerning the Fund and Shares (including information concerning subscription and repurchase procedures) should be directed to:
StepStone Group Private Wealth LLC
128 S Tryon St., Suite 1600
Charlotte, NC 28202

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

STEPSTONE GROUP PRIVATE WEALTH LLC PRIVACY POLICY
Data privacy is a primary concern for each of StepStone Group LP (“SSG”), StepStone Group Real Assets LP (“SIRA”), StepStone Group Real Estate LP (“SRE”), and StepStone Group Private Wealth LLC (“StepStone Private Wealth” or “SPW” and together with SSG, SIRA, and SRE, collectively, “StepStone”). This data privacy notice (the “Notice”) details StepStone’s practices for collecting and disclosing the personal information of clients and others, to both affiliates of SSG, SIRA, SRE, and SPW, and, as applicable, nonaffiliated third parties. Recipients of this Notice include, among others, current clients and investors, prospective clients, former clients, employees of managers with whom StepStone has conducted business, and employees of StepStone or any of StepStone’s affiliates (each a “Notice Recipient”). For purposes of this Notice, an affiliate is an entity that (i) controls SSG, SIRA, SRE, or SPW, (ii) is controlled by SSG, SIRA, SRE, or SPW, or (iii) is under common control with SSG, SIRA, SRE, or SPW. Nonaffiliated third parties are parties who are not affiliates of any of SSG, SIRA, SRE, or SPW.
Confidentiality of Personal Information
StepStone maintains the confidentiality of nonpublic personal information that a Notice Recipient provides to it. StepStone maintains physical, electronic and procedural safeguards to guard a Notice Recipient’s nonpublic personal information. All third parties that handle information must agree to follow the standards for confidentiality that StepStone has established. In addition, all people who work for StepStone are trained to handle a Notice Recipient’s information properly in order to maintain its security, and only employees who need to know nonpublic personal information about a Notice Recipient to provide services to such Notice Recipient have access to such information.
Categories of Nonpublic Personal Information that StepStone Collects
StepStone collects nonpublic personal information about Notice Recipients from the following sources: (i) information it receives from Notice Recipients on applications or other forms; and (ii) information about Notice Recipients’ transactions with StepStone, its affiliates, or others.
StepStone is a data controller within the meaning of data protection legislation in force in the European Economic Area (“EEA”) and undertakes to hold any nonpublic personal information provided in accordance with EEA data protection legislation.
Nonpublic personal information will be used by StepStone for the following purposes:

•
to manage and administer holdings in StepStone managed or advised funds, separately managed accounts, advisory engagements and any related business relationships (and, in each case, the investments made pursuant thereto) on an ongoing basis in accordance with the terms agreed between a Notice Recipient and SSG, SIRA, SRE or SPW, as applicable;

•	to carry out statistical analysis and market research; and

•
to comply with legal and regulatory obligations applicable to the Notice Recipient, StepStone or its managed or advised funds, separately managed accounts, advisory engagements or any related business relationship with the Notice Recipient from time to time, including applicable anti-money laundering and counter terrorist financing legislation, investor qualification legislation and tax legislation.

The nonpublic personal information will only be used in connection with StepStone’s legitimate business interests and accordingly Notice Recipients’ specific consent is not required.

Disclosure of Nonpublic Personal Information to Affiliates
StepStone generally may share all of a Notice Recipient’s nonpublic personal information with StepStone’s affiliates; provided that such affiliates will be obligated to keep such nonpublic personal information confidential to the same extent as StepStone. StepStone shares information with its affiliates in order to serve its Notice Recipients better. If a Notice Recipient prefers that StepStone not disclose nonpublic personal information about such Notice Recipient to its affiliates, such Notice Recipient may opt out of those general disclosures; that is, such Notice Recipient may direct StepStone not to make such disclosures (other than disclosures permitted or required by applicable law or otherwise permitted by StepStone’s privacy policy). However, notwithstanding any such opt-out,
StepStone will be permitted to disclose personal information to its affiliates to the extent necessary or appropriate for such affiliates to perform services for the benefit of the Notice Recipient.
Disclosure of Nonpublic Personal Information to
Non-Affiliates
StepStone does not sell or market a Notice Recipient’s personal information to nonaffiliated third parties. StepStone’s intent is to respect the Notice Recipients’ expectations that their personal information will be kept confidential. However, in order to serve the Notice Recipients better, StepStone will disclose personal information to nonaffiliated third parties (including service providers to StepStone), but only to the extent necessary or appropriate for such third parties to perform services for the benefit of the Notice Recipient and only if StepStone believes that such personal information will be kept confidential by such third parties after such disclosure.
Additional Information About Categories of Nonpublic Personal Information that StepStone Discloses
Except as required by applicable law and described in this privacy notice, StepStone will not share any other nonpublic personal information about a Notice Recipient with its affiliates or nonaffiliated third parties.
Nonpublic Personal Information of Former Investors and Prospective Clients
This Notice and StepStone’s policy regarding treatment of nonpublic personal information of Notice Recipients also apply to former clients, business prospects, potential clients and current and former employees.
Disclosure of Nonpublic Personal Information outside the EEA
Nonpublic personal information may be transferred to countries which may not have the same or equivalent data protection laws as that required under EEA data protection legislation. Any such transfer will be made in compliance with applicable data protection legislation, and appropriate measures are in place to ensure this, such as entering into Model Contractual Clauses (as published by the European Commission). For more information on the means of transfer of data or a copy of the relevant safeguards, please contact us at
privacy@stepstonegroup.com
.
Pursuant to EEA data protection legislation, investors have the right to object to processing of nonpublic personal information and a number of other rights which may be exercised in certain circumstances,
i.e.
:

•	the right of access to nonpublic personal information held;

•	the right to amend and rectify any inaccuracies in nonpublic personal information held;

•	the right to erase nonpublic personal information held;

•	the right to data portability of nonpublic personal information held; and

•
the right to request restriction of the processing of nonpublic personal information These rights will be exercisable, subject to limitations as provided for in EEA data protection legislation. Any Notice Recipient may make a request to StepStone to exercise these rights by contacting us at
privacy@stepstonegroup.com
.

Please note that nonpublic personal information may be retained by StepStone for the duration of a Notice Recipient’s investment or engagement with StepStone, and afterwards in accordance with StepStone’s legal and regulatory obligations, including but not limited to StepStone’s record retention policy.
For queries, requests or comments in respect of this Notice, or the way in which StepStone uses nonpublic personal information, please contact us at
privacy@stepstonegroup.com
. Note that Notice Recipients have the right to lodge a complaint with the appropriate regulator.
Changes to Privacy Policy
StepStone may modify its privacy policy at any time.

STEPSTONE PRIVATE EQUITY STRATEGIES FUND
Class S Shares
Class D Shares
Class I Shares
August 18, 2025
STATEMENT OF ADDITIONAL INFORMATION
128 S Tryon St., Suite 1600
Charlotte, NC 28202
(704)
215-4300
This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the prospectus (“Prospectus”) of StepStone Private Equity Strategies Fund (the “Fund”) dated August 18, 2025, as may be supplemented, amended or restated from time to time. A copy of the Prospectus may be obtained by contacting the Fund at the telephone number or address set forth above.
Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

i

INVESTMENT POLICIES AND PRACTICES
The Fund is a
non-diversified,
closed-end
management investment company. The Fund was organized as a Delaware statutory trust on April 23, 2025. The Fund currently offers three separate classes of shares of beneficial interest (“Shares”) designated as Class S (“Class S Shares”), Class D (“Class D Shares”), and Class I (“Class I Shares”). Class S Shares, Class D Shares, and Class I Shares are subject to different fees and expenses. We will primarily deploy capital into the following investment types, including combinations thereof: (i) purchases of (a) existing investments from other investors in (x) private investment funds (“Investment Funds”) sponsored by unaffiliated managers and/or strategic acquirers (“Investment Managers”), including open-ended funds, and (y) individual operating companies, projects or properties, and (b) interests in Investment Funds that have already invested a certain percentage of their capital commitments (
e.g.,
25% at the time of closing) in Private Equity Assets (collectively, “Secondary Purchases”); (ii) equity investments directly in an operating company, project or property generally alongside who we believe to be a high-quality Investment Manager that leads or participates in the transaction via equity or debt
(“Co-Investments”
or “direct investments”); and (iii) investments in Investment Funds actively fundraising that are sponsored by who we believe to be high-quality Investment Managers (“Primary Investments” or “primaries”). Collectively, these investment structures or vehicles are broadly referred to as “Private Equity Assets.”
The Fund intends to invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Private Equity Assets. The Fund intends to count the value of any money market funds, cash, other cash equivalents or U.S. Treasury securities with remaining maturities of one year or less that cover unfunded commitments to invest equity in Investment Funds or special purpose vehicles controlled by unaffiliated general partners that will acquire a Private Equity Asset, in each case that the Fund reasonably expects to be called in the future, as qualifying Private Equity Assets for purposes of its 80% policy.
StepStone Group Private Wealth LLC serves as the Fund’s investment adviser (“StepStone Private Wealth”, “SPW” or the “Adviser”), and StepStone Group LP serves as the Fund’s investment sub-adviser
(“StepStone” or the
“Sub-Adviser,”
and together with the Adviser, the “Advisers”). The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Certain additional investment information is set forth below.
Fundamental Policies
The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund, are listed below. As defined by the 1940 Act, as amended (the “1940 Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Fund’s Shareholders duly called, (a) of 66
2
/3% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund may not:
(1) invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry or group of industries (for purposes of this restriction, the Fund’s investments in Private Equity Assets are not deemed to be investments in a single industry);
(2) borrow money, except to the extent permitted by the 1940 Act (which currently limits borrowing to no more than 33
1
/
3
% of the value of the Fund’s total assets);
(3) issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33
1
⁄
3
% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets);

1

(4) underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities;
(5) make loans to other persons, except that (i) the Fund will not be deemed to be making a loan to the extent that the Fund makes debt investments in accordance with its stated investment strategies; (ii) the Fund may take short positions in any security or financial instrument; and (iii) the Fund may lend its portfolio securities in an amount not in excess of 33
1
⁄
3
% of its total assets, taken at market value, provided that such loans shall be made in accordance with applicable law; or
(6) purchase or sell commodities or commodity contracts, except that it may purchase and sell
non-U.S.
currency, options, futures and forward contracts, including those related to indices, swaps and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.
With respect to the fundamental policy relating to the concentration of investments set forth in (1) above, the Fund will consider the investments held by investment vehicles, to the extent the Fund has access to such information, in determining whether its investments are concentrated in any particular industry or group of industries.
Other Fundamental Policies
The Fund may invest in real estate or interests in real estate, securities that are secured by or represent interests in real estate (e.g., mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities or investing in companies engages in the real estate business or that has a significant portion of their assets in real estate (including real estate investment trusts).
In addition, the Fund has adopted the following fundamental policy with respect to repurchase offers, which may not be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund:

•	On a semi-annual basis, the Fund will make an offer to repurchase a designated percentage of the outstanding Shares from shareholders (a “Repurchase Offer”), pursuant to Rule 23c-3 under the 1940 Act.

•
The Fund will repurchase shares that are tendered by a specific date (the “Repurchase Request Deadline”). Each Repurchase Request Deadline will be determined in accordance with Rule
23c-3,
as may be amended from time to time. Currently, Rule
23c-3
requires the repurchase request deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to shareholders of the Repurchase Offer.

•
There will be a maximum 14 calendar day period (or the next business day if the 14th calendar day is not a business day) between the Repurchase Request Deadline and the Repurchase Pricing Date (as defined in Rule
23c-3).

With respect to these investment restrictions and other policies described in this SAI or the Prospectus (except the Fund’s policy on borrowings set forth above), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. The Fund’s investment policies and restrictions do not apply to the activities and transactions of Private Equity Assets in which assets of the Fund are invested.
Other Investment Strategies
The following information supplements the discussion of the Fund’s investment program described in the Prospectus. The Fund may invest in the following instruments and use the following investment strategies, subject to any limitations set forth in the Prospectus. There is no guarantee the Fund will make any of the following investments or use any of the following investment strategies that are described herein.

2

Real Assets Asset Class
The real assets asset class includes infrastructure, real estate, energy, agriculture and other natural resources investments. The common thread across the sub-strategies
is a component of current yield and an expected insulation of the underlying asset’s appreciation against the effects of inflation. The mix of current yield and growth across the underlying assets will vary depending on the specific asset class and stage of development of the underlying assets. Institutional investors have long made significant allocations to private real estate and other real assets and have increasingly embraced infrastructure over recent years. The Fund intends to invest in real assets on a global basis.
Infrastructure
Infrastructure opportunities arise across multiple geographic regions, including North America, Australasia, Europe and Latin America. Infrastructure assets may include, among other asset types, regulated assets (such as electricity generation, transmission and distribution facilities, gas transportation and distribution systems, water distribution, and waste water collection and processing facilities), transportation assets (such as toll roads, airports, seaports, railway lines, intermodal facilities), renewable power generation (wind, solar and hydro power) and communications assets (including broadcast and wireless towers, fiber, data centers, distributed network systems and satellite networks). These assets share certain investment features that may be attractive as part of an overall diversified portfolio, including some or all of the following:

•	Provision for essential services with few substitutes that generally serve as the backbone for local, regional, and national economic and social activity.

•	Stable and predictable income and cash flow that are often inflation-linked with low return correlations to traditional asset classes such as public equities and fixed income.

•	Inelastic demand with strong pricing power for their use as essential assets for a functioning society.

•	Limited operating risk.

•	High operating margins and predictable maintenance capital requirements.

•	Strong competitive advantages characteristics with high barriers to entry.
In many cases, the rates, or the fees charged to end users, that are charged by infrastructure assets are determined by regulators, concession agreements with governments, and long-term contracts. Owners of such assets in many cases have the ability to increase such rates or fees at some level linked to inflation or economic growth.
Energy
Energy related assets consist of investments in the oilfield service and equipment manufacturing, exploration and production, technology, pipelines, and storage sectors. Energy investments will focus on the removal of the fuel from the earth, transportation of the resource to the refinery or storage facility, the storage of the resources until they are distributed to a third party, and the servicers that support each stage outlined above.
Energy investments will generally focus on a specific level of development for the underlying assets. When the Fund purchases developed or “producing” assets, these investments will have an expected stream of cash flows that will likely be distributed to investors on an expected and reoccurring basis. Early stage assets will require significantly more capital as the underlying assets are being developed. Upon reaching a stage where the underlying assets begin to produce the underlying resources, leverage can be applied to the known production which can typically be utilized to drive continued development of the assets or begin to create cash flows to investors. Early stage assets generally rely on a higher component of investment level appreciation vs. current yield to drive returns to compensate the investors for the level of development risk.

3

Agriculture and other Natural Resources
Agriculture consists of direct investments in rural land, along with crop and livestock assets that produce food, fiber, and energy. Agriculture investments focus on the productive capacity of the land base, and returns are based on the biological growth of crops and livestock, as well as appreciation of land and related assets. Agriculture investments have often shown historical returns with a positive correlation to inflation, a low or negative correlation to public equities and debt, and low volatility in their return profile with stable income attributes.
Agriculture may also include forestry investments, including tree farms, and managed natural forests. Forestry investments provide revenue generation from multiple sources, including harvesting, leasing, and usage fees.
This category also includes other natural resources opportunities, including industries such as steel and iron ore production, base metal production, paper products, chemicals, building materials, coal, alternative energy sources, environmental services, industrial and precious metals.
Real Estate
Private real estate is a common term for unregistered real estate investments made through privately negotiated transactions. Private real estate investments are typically equity investments in the underlying real estate property, but in some cases, may also involve the debt/mortgages supporting the properties. Private real estate will generally include, without limitation, multifamily, retail, office, hospitality, data centers, senior living, and industrial assets.
The Fund will generally employ a multi-strategy approach in an attempt to diversify the risk-reward profiles and the underlying types of real estate in which it invests within the strategies noted below. Because each real estate strategy may perform differently throughout the overall real estate and economic cycle, the Fund will seek to invest in a diversified pool of assets that include multiple strategies in order to have lower volatility than targeting a single investment strategy.

•
Value Add/Opportunistic.
The “value add” or “opportunistic” strategy typically focuses on more active asset management and often employs more leverage. Such investments can include properties that require repositioning, recapitalization, or ground-up
development, in both primary and secondary markets, and in all property types and geographies. Properties are considered value add when they would benefit from repositioning or moderate renovations and opportunistic when they require major renovations or ground-up
development. Due to the capital expenditures required under this strategy, the underlying properties may not have meaningful current yield. Ultimately, the returns may be 100% dependent on the appreciation of the asset due to the repositioning/renovations undertaken by the investment manager and resulting expected cash flows for the properties into the future.

•
Core Plus.
The “core plus” strategy seeks moderate risk portfolios with moderate levels of leverage that are intended to provide higher returns than core portfolios. Such investments can have similarities to core but often with an emphasis on a modest value add management approach. The focus is on the main property types, in both primary and secondary markets, in Class A or B quality buildings that may benefit from some level of enhancement (i.e., moderate refurbishment or incremental leasing).

•
Core.
The “core” strategy targets high-quality portfolios with real estate assets that provide relatively lower and more stable returns and no or low levels of leverage. Such investments are typically located in primary markets and consist of the main property types (office, industrial multi-family, and retail). Core properties are stable, well-maintained, well-leased, and are of Class A quality and locations. Class A properties are the most prestigious buildings competing for premier tenants with rents above average for the area. For example, office properties tend to be Class A buildings with predominantly investment grade tenants. Core multi-family properties are usually in major metropolitan areas with

4

higher rental rates. Core retail would typically be more traditional neighborhood and community shopping centers, as well as regional and super regional malls.
Private Debt Asset Class
Private debt is a common term for loans and similar investments typically made in private companies that are generally negotiated directly with the borrower. Private debt investments may be structured using a range of financial instruments, including but not limited to, first and second lien senior secured loans, unitranche debt, unsecured debt, and structurally subordinated instruments. From time to time these investments might include equity features such as warrants, options, common stock or preferred stock, depending on the strategy of the investor and the financing requirements of the company or asset. The global capital markets have undergone substantial and structural changes since the 2008-2009 Global Financial Crisis. Where once banks were dominant providers of credit, their relative size is in secular decline, thus creating an opportunity for other providers of capital. In addition, a new regulatory regime surrounding bank balance sheets has placed greater emphasis on the private non-bank
lending sector—this capital is increasingly provided by pension funds and insurance companies who maintain an allocation to this asset class. The Fund may invest in all forms of private debt on a global basis.
Private Debt Instruments
The Fund may invest in private debt across all types of instruments and asset classes. First and second lien senior secured loans are situated at the top of the capital structure and typically have the first claim on the assets and cash flows of a company. Unsecured debt, including private high yield, structurally subordinated instruments, and some forms of public debt, generally rank junior to secured debt on the capital structure, similar to equity. Due to this priority of cash flows, an investment’s risk increases as it moves further down the capital structure. Investors are usually compensated for this risk associated with junior status in the form of higher expected returns. Loans to private companies can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt, and the degree to which such assets cover the subject company’s debt obligations. The Fund’s private debt investments may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Below investment grade securities (commonly referred to as high yield securities or “junk bonds”) have predominantly speculative characteristics and may carry a greater risk with respect to a borrower’s capacity to pay interest and repay principal. See “—Other Risks—High Yield Securities and Distressed Securities” below.
Private debt will include direct lending to borrowers, alternative lending (such as trade finance, receivable transfer, life settlement, consumer lending, etc.) and leveraged loans. The Fund may invest in the debt securities of small or middle-market portfolio companies. Additionally, the Fund may also invest in distressed debt
(non-control
and distressed for control), turnarounds and
non-performing
loans that may be classified as special situations. Distressed debt and turnarounds represent opportunities where the debt or equity of the company is trading or otherwise available at a level significantly below the expected value of the assets if the company were to undertake a balance sheet restructuring or overall improvement to operations. The value drivers and cash flow characteristics of distressed debt investments are frequently distinct from those of other private debt and private equity investments, complementing the other private equity and private debt components of a portfolio.
Other Risks
The following disclosure supplements the disclosure set forth under the caption “Risk Factors” in the Prospectus and does not, by itself, present a complete or accurate explanation of the matters disclosed. Prospective investors must refer also to “Risk Factors” in the Prospectus for a complete presentation of the matters disclosed below.

5

Investments in the Debt Securities of Small or Middle-Market Portfolio Companies
. The Investment Funds’ investments may consist of loans to small and/or less well-established privately held companies. While smaller private companies may have potential for rapid growth, investments in private companies pose significantly greater risks than investments in public companies. For example, private companies:

•	have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress;

•
may have limited financial resources and may be unable to meet their obligations under their debt securities that an Investment Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Investment Fund realizing any guarantees it may have obtained in connection with the Investment Fund’s investment;

•
may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•
generally, are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on a portfolio company and, in turn, on the Investment Fund that has invested in the portfolio company; and

•
generally, have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than those of larger, more established companies, as these securities typically are less liquid, traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.
In addition, investments in private companies tend to be less liquid. The securities of many of the companies in which an Investment Fund may invest are not publicly traded or actively traded on the secondary market and are, instead, traded on a privately negotiated over-the-counter
secondary market for institutional investors only. Such securities may be subject to legal and other restrictions on resale. As such, an Investment Fund may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal amortization schedule. As a result, the relative lack of liquidity and the potential diminished capital resources of target portfolio companies may affect the Investment Fund’s investment returns.
First Lien Senior Secured Loans, Second Lien Senior Secured Loans and Unitranche Debt.
When an Investment Fund invests in first lien senior secured loans, second lien senior secured loans, and unitranche debt of portfolio companies, the Investment Fund will generally seek to take a security interest in the available assets of those portfolio companies, including the equity interests of the portfolio companies’ subsidiaries. There is a risk that the collateral securing these loans may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. To the extent an Investment Fund’s debt investment is collateralized by the securities of a portfolio company’s subsidiaries, such securities may lose some or all of their value in the event of the bankruptcy or insolvency of the portfolio company. Also, in some circumstances, the Investment Fund’s lien may

6

be contractually or structurally subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Loans that are under- collateralized involve a greater risk of loss. Consequently, the fact that a loan is secured does not guarantee that an Investment Fund will receive principal and interest payments according to the loan’s terms, or at all, or that the Investment Fund will be able to collect on the loan should the Investment Fund be forced to enforce its remedies. Finally, particularly with respect to a unitranche debt structure, unitranche debt will generally have higher leverage levels than a standard first lien term loan.
Mezzanine Investments.
An Investment Fund may invest, and the Fund may
co-invest,
in mezzanine loans. Structurally, mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured. However, mezzanine loans rank senior to common and preferred equity in a borrower’s capital structure. Mezzanine debt is often used in leveraged buyout and real estate finance transactions. Typically, mezzanine loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to their higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans. The warrants associated with mezzanine loans are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula. Mezzanine investments may be issued with or without registration rights. Similar to other high yield securities, maturities of mezzanine investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine investments are usually unsecured and subordinate to other debt obligations of an issuer.
Risks Associated With Covenant-Lite Loans.
A significant number of leveraged loans in the market may consist of loans that do not contain financial maintenance covenants (“Covenant-Lite Loans”). While the Fund does not intend to invest in Covenant-Lite Loans as part of its principal investment strategy, it is possible that such loans may comprise a small portion of the Fund’s portfolio. Such loans do not require the borrower to maintain debt service or other financial ratios. Ownership of Covenant-Lite Loans may expose the Fund to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation than is the case with loans that also contain financial maintenance covenants.
Infrastructure Sector Risk.
Some Investment Funds or
Co-Investments
maybe focused on the infrastructure sector. Infrastructure assets may be subject to a variety of risks, not all of which can be foreseen or quantified, including: (i) the burdens of ownership of infrastructure: (ii) local, national and international political and economic conditions; (iii) the supply and demand for services from and access to infrastructure; (iv) the financial condition of users and suppliers of infrastructure assets; (v) changes in interest rates and the availability of funds which may render the purchase, sale or refinancing of infrastructure assets difficult or impracticable; (vi) changes in regulations, planning laws and other governmental rules; (vii) changes in fiscal and monetary policies; (viii) under-insured or uninsurable losses, such as force majeure acts and terrorist events; (ix) reduced investment in public and private infrastructure projects; and (x) other factors which are beyond the reasonable control of the Fund. Many of the foregoing factors could cause fluctuations in usage, expenses and revenues, causing the value of investments to decline and a material adverse effect on an Investment Fund’s or
Co-Investment’s
performance.
Agriculture and Forestry Sector Risk
. Investments in agriculture/farmland are subject to various risks, including adverse changes in national or international economic conditions, adverse local market conditions, adverse natural conditions such as storms, floods, drought, windstorms, hail, temperature extremes, frosts, soil erosion, infestations and blights, failure of irrigation or other mechanical systems used to cultivate the land, financial conditions of tenants, marketability of any particular kind of crop that may be influenced, among other things, by changing consumer tastes and preferences, import and export restrictions or tariffs, casualty or

7

condemnation losses, government subsidy or production programs, buyers and sellers of properties, availability of excess supply of property relative to demand, changes in availability of debt financing, changes in interest rates, real estate tax rates and other operating expenses, environmental laws and regulations, governmental regulation of and risks associated with the use of fertilizers, pesticides, herbicides and other chemicals used in commercial agriculture, zoning laws and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of properties, risk due to dependence on cash flow, as well as acts of God, uninsurable losses and other factors which are beyond the control of an Investment Fund or the Fund through
Co-Investments.
In addition, the forestry and timber industry is highly cyclical and the market value of timber investments is strongly affected by changes in international economic conditions, interest rates, weather cycles, changing demographics, environmental conditions and government regulations, among other factors. For example, the volume and value of timber that can be harvested from timberlands is limited by natural disasters, fire, volcanic eruptions, insect infestation, disease, ice storms, windstorms, flooding and other events and weather conditions and changes in climate conditions could intensify the effects of any of these factors. Many companies in the timber and forestry industry do not insure against damages to their timberlands. This industry is also subject to stringent U.S. federal, state and local environmental, health and safety laws and regulations. Significant timber deposits are located in emerging markets countries where corruption and security may raise significant risks.
Real Estate Investments.
The Fund may be exposed to real estate risk through its allocation to real estate Private Equity Assets. The decline in the broader credit markets following the market turmoil in 2008 related to the sub-prime
mortgage dislocation caused the global financial markets to become more volatile, and the United States real estate market was dramatically impacted as a result. Future dislocations in the real estate credit markets with the broad-based stress in the global real estate industry could create a difficult operating environment for owners of real estate in the near term and investors should be aware that the general risks of investing in real estate may be magnified.
Real estate assets are subject to risks associated with the ownership of real estate, including (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates. Many real estate companies utilize leverage, which increases investment risk and could adversely affect a company’s operations and market value in periods of rising interest rates. The value of securities of companies in the real estate industry may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.
There are also special risks associated with particular real estate sectors, or real estate operations generally, as described below:
Retail Properties.
Retail properties are affected by the overall health of the economy and may be adversely affected by, among other things, the growth of alternative forms of retailing, bankruptcy, departure or cessation of operations of a tenant, a shift in consumer demand due to demographic changes, changes in spending patterns and lease terminations.
Office Properties.
Office properties are affected by the overall health of the economy, and other factors such as a downturn in the businesses operated by their tenants, obsolescence and non-competitiveness.
Industrial Properties
. Industrial properties are affected by the overall health of the economy and other factors such as downturns in the manufacture, processing and shipping of goods and other factors that impact the transportation sector, such as trade policy.
Hospitality Properties.
The risks of hotel, motel and similar hospitality properties include, among other things, the necessity of a high level of continuing capital expenditures, competition, increases in operating costs which may not be offset by increases in revenues, dependence on business and commercial travelers

8

and tourism, increases in fuel costs and other expenses of travel, and adverse effects of general and local economic conditions. Hotel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties.
Healthcare Properties.
Healthcare properties and healthcare providers are affected by several significant factors, including federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, rates, equipment, personnel and other factors regarding operations, continued availability of revenue from government reimbursement programs and competition on a local and regional basis. The failure of any healthcare operator to comply with governmental laws and regulations may affect its ability to operate its facility or receive government reimbursements. Major governmental policy changes to the U.S. healthcare system could have a material adverse impact on the healthcare industry and the Fund’s real estate and other investments relating to this sector.
Multifamily Properties.
The value and successful operation of a multifamily property may be affected by a number of factors such as the location of the property, the ability of the management team, the level of mortgage interest rates, the presence of competing properties, adverse economic conditions in the locale, oversupply and rent control laws or other laws affecting such properties.
Residential Properties.
Residential properties can be significantly affected by the national, regional and local real estate markets. This segment of the real estate industry also is sensitive to interest rate fluctuations which can cause changes in the availability of mortgage capital and directly affect the purchasing power of potential homebuyers. Thus, residential properties can be significantly affected by changes in government spending, consumer confidence, demographic patterns and the level of new and existing home sales.
Shopping Centers.
Shopping center properties are dependent upon the successful operations and financial condition of their tenants, particularly certain of their major tenants, and could be adversely affected by bankruptcy of those tenants. In some cases, a tenant may lease a significant portion of the space in one center, and the filing of bankruptcy could cause significant revenue loss, including the loss of revenue from smaller tenants with co-tenancy
rights. Like others in the commercial real estate industry, community centers are subject to environmental risks and interest rate risk. They also face the need to enter into new leases or renew leases on favorable terms to generate rental revenues. Community center properties could be adversely affected by changes in the local markets where their properties are located, as well as by adverse changes in national economic and market conditions.
Self-Storage Properties.
The value and successful operation of a self-storage property may be affected by a number of factors, such as the ability of the management team, the location of the property, the presence of competing properties, changes in traffic patterns and effects of general and local economic conditions with respect to rental rates and occupancy levels.
Data Centers
. Data center properties are subject to the risk of becoming obsolete based upon changing technology and the high investment cost of such assets.
Other factors may contribute to the risk of real estate investments:
Development Issues.
Real estate property development creates exposure to risks, such as the risk that there will be insufficient tenant demand to occupy newly developed properties, and the risk that prices of construction materials or construction labor may rise materially during the development.
Lack of Insurance.
Real estate investments may fail to carry comprehensive liability, fire, flood, earthquake extended coverage and rental loss insurance, or insurance in place may be subject to various policy specifications, limits and deductibles. Should any type of uninsured loss occur, the real estate investments could lose its investment in, and anticipated profits and cash flows from, a number of properties and, as a result, adversely affect the Fund’s investment performance.
Dependence on Tenants.
The value of real estate investments’ properties and the ability of these investments to make distributions to their shareholders depends upon the ability of the tenants at the properties to generate enough income in excess of their tenant operating expenses to make their lease payments. Changes

9

beyond the control of the real estate investments may adversely affect their tenants’ ability to make their lease payments and, in such event, would substantially reduce both their income from operations and ability to make distributions to Private Equity Assets and, consequently, the Fund.
Financial Leverage.
Real estate investments may be highly leveraged and financial covenants may affect the ability of real estate investments to operate effectively.
Environmental Issues.
In connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, a real estate investment may be considered an owner, operator or responsible party of such properties and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and liabilities for injuries to persons and property. The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of any such real estate.
Energy Sector Risk
. The Fund’s Private Equity Assets may include energy sector investments, thereby exposing the Fund to risks associated with this sector. Increases or decreases in the commodity supply or demand and resulting changes in pricing related to natural gas, natural gas liquids, crude oil, coal or other energy commodities, may have a significant impact on Private Equity Assets focused on this sector. Major governmental policy changes impacting fossil fuels could have a material adverse impact on the energy industry and the Fund’s investments relating to this sector. Additionally, the energy sector is a highly regulated industry both domestically and internationally which can also have a material impact on the investments in this sector. Other factors that may adversely affect the value of securities of companies in the energy sector include operational risks, challenges to exploration and production, competition, inability to make accretive acquisitions, significant accident or event that is not fully insured at a company, natural depletion of reserves, and other unforeseen natural disasters.
Energy sector investments are affected by worldwide energy prices and costs related to energy production. These investments may have significant operations in areas at risk for natural disasters, social unrest and environmental damage. These investments may also be at risk for increased government regulation and intervention, energy conservation efforts, litigation and negative publicity and perception.
Utilities Sector.
The Fund’s Private Equity Assets may include utilities sector investments, thereby exposing the Fund to risks associated with this sector. Rates charged by traditional regulated utility companies are generally subject to review and limitation by governmental regulatory commissions, and the timing of rate changes will adversely affect such companies’ earnings and dividends when costs are rising. Other factors that may adversely affect the value of securities of companies in the utilities sector include interest rate changes, supply and demand fluctuations, technological developments, natural resources conservation, and changes in commodity prices, which may be caused by supply and demand fluctuations or other market forces.
High Yield Securities and Distressed Securities
. Private Equity Assets may include investments in fixed income securities rated investment grade or non-investment
grade (commonly referred to as high yield securities or “junk bonds”) and may include investments in unrated fixed income securities.
Non-investment
grade securities are fixed income securities rated below Baa by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), or if unrated considered by an Investment Manager to be equivalent quality.
Non-investment
grade debt securities in the lowest rating categories or unrated debt securities determined to be of comparable quality may involve a substantial risk of default or may be in default. Private Equity Assets in non-investment
grade securities expose it to a substantial degree of credit risk.
Non-investment
grade securities may be issued by companies that are restructuring, are smaller and less creditworthy or are more highly indebted than other companies, and therefore they may have more difficulty making scheduled payments of principal and interest.
Non-investment
grade securities are subject to greater risk of loss of income and principal than higher rated securities and may be considered speculative.
Non-investment
grade securities may experience reduced liquidity, and sudden and substantial decreases in price. An economic downturn affecting an issuer of non-investment
grade debt securities

10

may result in an increased incidence of default. In the event of a default, an Investment Fund or the Fund may incur additional expenses to seek recovery. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.
Certain Private Equity Assets may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. The characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. These securities may also present a substantial risk of default. An Investment Fund’s or the Fund’s investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund or the Fund may invest may be non-investment
grade (commonly referred to as junk bonds), which may result in the Investment Fund or the Fund experiencing greater risks than it would if investing in higher rated instruments.
Special Situations and Distressed Investments.
The Investment Funds may invest in securities and other obligations of companies that are in special situations involving significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that an Investment Manager will correctly evaluate the value of the assets securing the Investment Fund’s debt investments or the prospects for a successful reorganization or similar action in respect of any company. In any reorganization or liquidation proceeding relating to a company in which an Investment Fund invests, the Investment Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Investment Fund’s original investment and/or may be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring.
Financial Institutions Risk.
Financial institutions in which the Fund may invest are subject to extensive government regulation. This regulation may limit both the amount and types of loans and other financial commitments a financial institution can make, and the interest rates and fees it can charge. In addition, interest and investment rates are highly sensitive and are determined by many factors beyond a financial institution’s control, including general and local economic conditions (such as inflation, recession, money supply and unemployment) and the monetary and fiscal policies of various governmental agencies such as the Federal Reserve Board. These limitations may have a significant impact on the profitability of a financial institution since profitability is attributable, at least in part, to the institution’s ability to make financial commitments such as loans. Profitability of a financial institution is largely dependent upon the availability and cost of the institution’s funds and can fluctuate significantly when interest rates change.
U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and
non-U.S.
banks, which could be harmful to a Fund and issuers in which it invests. For example, if a bank in which the Fund or issuer has an account fails, any cash or other assets in bank accounts may be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to an issuer fails, the issuer could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms. Even if banks used by issuers in which the Fund invests remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Fund and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Continued market volatility and uncertainty and/or a downturn in market and economic

11

and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Fund and issuers in which it invests.
Risks Associated with Changes in Reference Rates
. Certain of the Fund’s investments, payment obligations and financing terms may be based on floating interest rates, such as the London Interbank Offered Rate (“LIBOR”), the Euro Interbank Offer Rate (“EURIBOR”), the Sterling Overnight Interbank Average Rate (“SONIA”), the Secured Overnight Financing Rate (“SOFR”), rates derived from SOFR, such as the SOFR Averages (“SOFR Averages”) published by the Federal Reserve Bank of New York (“FRBNY”), rates determined with reference to markets related to SOFR, such as the CME Term SOFR Rates (“Term SOFR”) published by the CME Group, and other similar types of reference rates (“Reference Rates”).
As a result of supervisory guidance and requirements of law, regulated entities have generally ceased investing in LIBOR contracts. All LIBOR settings have ceased to be published. In April 2023, however, the United Kingdom’s Financial Conduct Authority announced that some USD LIBOR settings would continue to be published under a synthetic methodology until September 30, 2024 for certain legacy contracts. After September 30, 2024, the remaining synthetic LIBOR settings ceased to be published, and all LIBOR settings have permanently ceased. and any still outstanding instruments or investments using synthetic LIBOR settings were expected to transition to alternative floating rate Reference Rates. On March 15, 2022, the Consolidation Appropriations Act of 2022, which includes the Adjustable Interest Rate (LIBOR) Act (“LIBOR Act”), was signed into law in the United States. This legislation established a uniform benchmark replacement process for certain financial contracts that mature after June 30, 2023 that do not contain clearly defined or practicable LIBOR fallback provisions. The legislation also created a safe harbor that shields lenders from litigation if they choose to utilize a replacement rate provided for in the LIBOR Act. Many legacy LIBOR contracts have been transitioned away from LIBOR either as a result of contractual fallbacks, negotiated amendments or as a result of the LIBOR Act. Some legacy contracts continued to use synthetic LIBOR. The discontinuance of synthetic LIBOR may have required the Fund to renegotiate credit agreements that continued to use synthetic LIBOR with the Fund’s portfolio companies, in order to replace synthetic LIBOR with an alternative Reference Rate, which may have an adverse effect on the Fund’s ability to receive attractive returns.
Although the transition process away from LIBOR was increasingly well-defined in advance of LIBOR’s anticipated discontinuation date, there remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement Reference Rate with respect to LIBOR. With regards to replacement Reference Rates for LIBOR, the Alternative Reference Rates Committee, a group of large U.S. banks working with the Federal Reserve, announced in 2017 its selection of SOFR, which is intended to be a broad measure of secured overnight U.S. Treasury repo rates and certain other related Reference Rates such as the SOFR Averages or Term SOFR, as appropriate replacements for LIBOR. Similarly, bank working groups and regulators in other countries have suggested other alternatives for their markets, including the SONIA in England. No alternative Reference Rate may become generally accepted and regularly implemented in the market in the same way that LIBOR was.
The elimination of a Reference Rate, including LIBOR, or any other changes or reforms to the determination or supervision of Reference Rates could have an adverse impact on the market for, or value of, any securities or payments linked to those Reference Rates. The potential effect of a transition away from any Reference Rate, including LIBOR, on the Fund or the financial instruments in which the Fund may invest may not be able to be determined in advance, but will depend on a variety of factors, including (i) existing fallback or termination provisions in individual contracts and (ii) whether, how, and when industry participants develop and adopt new Reference Rates for both legacy and new products and instruments. Any substitute Reference Rate and any pricing adjustments imposed by a regulator or by counterparties or otherwise may adversely affect the Fund’s performance and/or net asset value. The Fund’s business, financial condition and results of operations could be materially adversely impacted by the market transition or reform of certain Reference Rates, including LIBOR. There can be no assurances that the Fund will be able to manage its business in a profitable manner before, during or after any Reference Rate transition, such as the pending transition with respect to LIBOR.

12

SOFR Risk
. SOFR and other related Reference Rates such as SOFR Averages and Term SOFR may perform differently than LIBOR and other Reference Rates. SOFR and related Reference Rates such as SOFR Averages and Term SOFR are fundamentally different from LIBOR. LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. LIBOR was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR and related Reference Rates such as SOFR Averages and Term SOFR are largely insensitive the same sort of credit-risk considerations and to short-term interest rate risks. SOFR, for example, is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR has also been more volatile at times compared to other Reference Rates like LIBOR. For these reasons, among others, there is no assurance that SOFR, or related rates such as SOFR Averages and Term SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that such SOFR-based rates will be a suitable substitute for LIBOR. All SOFR-related rates have a limited history, SOFR having been first published in April 2018. The future performance of SOFR, and SOFR-related rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future, including following the discontinuation of LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.
Substantial Fees and Expenses.
The Fund allocates to multiple Investment Funds. A Shareholder in the Fund that meets the eligibility conditions imposed by one or more Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could potentially invest directly in primaries of such Investment Funds. By investing in the Investment Funds through the Fund, a Shareholder in the Fund bears a portion of the Management Fee and other expenses of the Fund. A Shareholder in the Fund will also indirectly bear a portion of the asset-based management fees, carried interests or incentive allocations (which are a share of an Investment Fund’s returns which are paid to the Investment Manager) and fees and expenses borne by the Fund as an investor in the Investment Funds. In addition, to the extent that the Fund invests in an Investment Fund that is itself a “fund of funds,” the Fund will bear a third layer of fees. These layered fees may result in higher Fund fees and expenses than if the Fund invested in other types of securities. Each Investment Manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Fund generally. As a result, an Investment Fund with positive performance may receive compensation from the Fund, even if the Fund’s overall returns are negative.
Incentive Allocation Arrangements.
Investment Managers of an Investment Fund may receive a performance fee, carried interest or incentive allocation generally equal to 20% of the net profits earned by the Investment Fund that it manages, typically subject to a preferred return. These performance incentives may create an incentive for the Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance fee, carried interest, or incentive allocation.
Control Positions
. Private Equity Assets may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject the Private Equity Assets to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adversely to the Private Equity Asset, the Fund likely would suffer losses on its investments.
Inadequate Return
. No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund. Shareholders should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.
Inside Information
. From time to time, the Fund or its affiliates may come into possession of material, non-public
information concerning an entity in which the Fund has invested or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.

13

Recourse to the Fund’s Assets
. The Fund’s assets, including any investments made by the Fund and any interest in the Private Equity Assets held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.
Possible Exclusion of a Shareholder Based on Certain Detrimental Effects
. The Fund may repurchase Shares held by a Shareholder or other person acquiring Shares from or through a Shareholder, if:

•
the Shares have been transferred or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder or with the consent of the Fund;

•
ownership of the Shares by the Shareholder or other person likely will cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business or reputation of the Fund, the Board of Trustees, the Advisers or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

•
the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the U.S. Bank Holding Company Act of 1956, as amended, certain Federal Communications Commission regulations, or ERISA (as hereinafter defined) (collectively, “Special Laws or Regulations”), and the Fund determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Shares; or

•	the Fund, the Adviser or the Board of Trustees determine that the repurchase of the Shares would be in the best interest of the Fund.
The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.
Limitations on Transfer; Shares Not Listed; No Market for Class
 S, Class
 D, or Class
 I Shares
. The transferability of Shares is subject to certain restrictions contained in the Fund’s Agreement and Declaration of Trust and is affected by restrictions imposed under applicable securities laws. Shares are not traded on any national securities exchange or other market. No market currently exists for Class S, Class D, or Class I Shares, and the Fund contemplates that one will not develop. The Shares are, therefore, not readily marketable. The Fund intends to conduct semi-annual offers at NAV to repurchase between 5% and 25% of its outstanding Shares, pursuant to Rule
23c-3
under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements. In connection with any given semi-annual repurchase offer, the Fund currently intends to repurchase 5% of its outstanding Shares. Consequently, Class S, Class D, and Class I Shares should only be acquired by investors able to commit their funds for an indefinite period of time.
Closed-end
Fund; Liquidity Risks
. The Fund is a
non-diversified
closed-end
management investment company designed primarily for long-term investors and is not intended to be a trading vehicle. An investor should not invest in the Fund if the investor needs a liquid investment.
Closed-end
funds differ from
open-end
management investment companies (commonly known as mutual funds) in that investors in a closed-end
fund do not have the right to redeem their shares on a daily basis at a price based on NAV.

14

Repurchase Risks
. With respect to any future repurchase offer, Shareholders repurchasing must do so by a date specified in the notice describing the terms of the repurchase offer (the “Shareholder Notification”). The Shareholder Notification generally will be approximately 21 to 42 days prior to the date as of which the Shares to be repurchased are valued by the Fund (the “Repurchase Request Deadline”). Shareholders that request to repurchase any Shares will not know the price at which such Shares will be repurchased until the Fund’s NAV as of the Repurchase Request Deadline is able to be determined, which determination is expected to be able to be made no later than the 14th day after the Repurchase Request Deadline or the next business day if the 14th day is not a business day (the “Repurchase Pricing Date”). It is possible that during the time period between the Shareholder Notification date and the Repurchase Request Deadline, general economic and market conditions, or specific events affecting one or more underlying Private Equity Assets, could cause a decline in the value of Shares in the Fund. Moreover, because the Shareholder Notification date will be substantially in advance of the Repurchase Pricing Date, Shareholders who submit Shares of the Fund for repurchase will receive their repurchase proceeds soon after the Shareholder Notification date and will not know the amount of such proceeds prior to making a decision. In no case will the Fund make full payment of all consideration offered in the repurchase offer later than seven (7) days after the Repurchase Pricing Date.
Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly.
In addition, the Fund’s investments in Private Equity Assets are subject to lengthy lock-up
periods where the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to NAV and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions, and the Fund may require and be unable to obtain the Investment Fund’s consent to effect such transactions. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Private Equity Assets in a timely manner.
Substantial Repurchases
. Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.
To the extent the Fund obtains repurchase proceeds by disposing of its interest in certain Private Equity Assets, the Fund will thereafter hold a larger proportion of its assets in the remaining Private Equity Assets, some of whose interests at times may be less liquid or illiquid. This could adversely affect the ability of the Fund to fund subsequent repurchase requests of Shareholders or to conduct future repurchases at all. In addition, after giving effect to such dispositions, the remaining Private Equity Assets may not reflect the Advisers’ ideal judgments as to the desired portfolio composition of the Fund’s Private Equity Assets, in that the Fund’s performance may be tied to the performance of fewer Private Equity Assets and/or may not reflect the Advisers’ judgment as to the Fund’s optimal exposure to particular asset classes or investment strategies. These consequences may be particularly applicable if the Fund received requests to repurchase substantial amounts of Shares and may have a material adverse effect on the Fund’s ability to achieve its investment objective and the value of the Shares. In addition, substantial repurchases of Shares could result in a sizeable decrease in the Fund’s net assets, resulting in an increase in the Fund’s total annual operating expense ratio.
Special Tax Risks
. Special tax risks are associated with an investment in the Fund. The Fund intends to satisfy the requirements each taxable year necessary to qualify as a “regulated investment company” or “RIC” under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income
and annual distribution requirements. Each of these ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Fund obtain information from the Investment Funds in which the Fund is invested. However, Investment Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise comply with Subchapter M of

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the Code, and ultimately may limit the universe of Investment Funds in which the Fund can invest. Furthermore, although the Fund expects to receive information from each Investment Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information.
If before the end of any quarter of its taxable year, the Fund believes that it may fail any of the asset diversification requirements, the Fund may seek to take certain actions to avert such a failure. However, certain actions typically taken by RICs to avert such a failure (
e.g.
, the disposition of assets causing the diversification discrepancy) may be difficult for the Fund to pursue because the Fund may be unable to liquidate its interest in a Private Equity Asset promptly. While the Code ordinarily affords the Fund a
30-day
period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified
assets, the constraints on the Fund’s ability to liquidate a specific asset may limit utilization of this cure period.
If the Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) to Shareholders would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a material adverse effect on the value of the Fund’s Shares and the amount of the Fund’s distributions.
Additional Tax Considerations; Distributions to Shareholders and Potential Fund-Level Tax Liabilities
. The Fund expects to distribute substantially all of its investment company taxable income and net capital gains to Shareholders. These distributions are respectively characterized as ordinary dividend income or long-term capital gain when distributed as dividends for U.S. federal income tax purposes to Shareholders. The Fund will inform Shareholders of the amount and character of its distributions to Shareholders. See “Tax Aspects” below for more information. If the Fund distributes (or is deemed to have distributed) in respect of any calendar year less than an amount at least equal to the sum of 98% of its calendar year ordinary income (taking into account certain deferrals and elections), 98.2% of its capital gain net income (determined on the basis of a one-year
period ended on October 31 of such calendar year, and adjusted for certain ordinary losses), plus any such amounts that were not distributed in previous calendar years, then the Fund will generally be subject to a nondeductible 4% excise tax with respect to the Fund’s undistributed amounts. The Fund will not be subject to this excise tax on any amount which the Fund incurred an entity-level U.S. federal income tax.
For U.S. federal income tax purposes, the Fund is required to recognize taxable income (such as deferred interest that is accrued as original issue discount) in some circumstances in which the Fund does not receive a corresponding payment in cash and to make distributions with respect to such income to maintain its qualification as a RIC. Under such circumstances, the Fund may have difficulty meeting the annual distribution requirement necessary to maintain its qualification as a RIC. As a result, the Fund may have to sell some of its investments at times and/or at prices that the Advisers would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify as a RIC and thus become subject to corporate-level income tax.
In addition, the Fund may invest in Investment Funds located outside of the U.S. or other
non-U.S.
portfolio company or entities which may be considered passive foreign investment companies (“PFICs”) or controlled foreign corporations (“CFCs”) for U.S. federal income tax purposes. As a result, the Fund may, in a particular taxable year, be required to make ordinary income distributions in excess of the net economic income from such investments with respect to such taxable year. Under applicable final Treasury regulations, certain income derived by the Fund from a CFC or a PFIC with respect to which the Fund has made a qualified electing fund (“QEF”) election would generally constitute qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC to the extent the CFC or the PFIC makes distributions of that income to the Fund or the included income is derived with respect to the Fund’s business of investing in stocks and securities. As such, the Fund may be restricted in its ability to make QEF elections with respect to the Fund’s holdings in Investment

16

Funds and other issuers that could be treated as PFICs or implement certain restrictions with the respect to any Investment Funds or other issuers that could be treated as CFCs in order to limit the Fund’s tax liability or maximize the Fund’s after-tax
return from these investments. Moreover, income or gain from such Investment Funds or other entities may be subject to
non-U.S.
withholding or other taxes. Any such withholding or other taxes would reduce the return on the Fund’s investment in such Investment Funds and thus on the Shareholders’ investment in the Fund. See “Tax Aspects.”
Lack of Financial Reporting Related to
Non-U.S.
Investments; Adverse
Non-U.S.
Taxes
. The Fund may invest indirectly through Investment Funds in
non-U.S.
entities. Because
non-U.S.
entities are not subject to uniform reporting standards, practices and disclosure comparable with those applicable to U.S. companies, there may be different types of, and lower quality, information available about
non-U.S.
companies. In particular, the assets and profits appearing on the financial statements of a company may not reflect its financial position or results of operation in the way they would be reflected had such financial statements been prepared in accordance with the U.S. generally accepted accounting principles. This limitation may be particularly true for private equity investments, where there may be little or no publicly available information about private companies. In addition, financial data related to
non-U.S.
investments may be affected by both inflation and local accounting standards and may not accurately reflect the real condition of companies and securities markets. Moreover, the Fund and its Shareholders may be subject to tax, reporting and other filing obligations in
non-U.S.
jurisdictions in which
non-U.S.
companies reside or operate.
Regulatory Change.
Legal and regulatory changes could occur during the term of the Fund, which may materially adversely affect the Fund. The regulation of the U.S. and
non-U.S.
securities, derivatives and futures markets and investment funds such as the Fund has undergone substantial change in recent years and such change may continue. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”) was signed into law in July 2010. The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses. The Dodd-Frank Act requires additional regulation of private equity fund managers, including requirements for such managers to register as investment advisers under the Advisers Act, and to disclose various information to regulators about the positions, counterparties and other exposures of the private equity funds managed by such managers.
The Dodd-Frank Act significantly alters the regulation of commodity interests and comprehensively regulates the OTC derivatives markets for the first time in the U.S. Provisions in the new law include: new registration requirements with the SEC and/or the CFTC, recordkeeping, capital, and margin requirements for “swap dealers” and “major swap participants” as determined by the new law and applicable regulations, and the requirement that certain standardized OTC derivatives, such as interest rate swaps, be executed in regulated markets and submitted for clearing through regulated clearinghouses. OTC derivatives transactions traded through clearinghouses will be subject to margin requirements set by clearinghouses and possibly to additional requirements set by the SEC and/or the CFTC. Regulators also have discretion to set margin requirements for OTC derivative transactions that do not take place through clearinghouses. OTC derivatives dealers will be required to post margin to the clearinghouses through which they clear their customer trades instead of using such margin in their operations as they are currently permitted to do. This will increase the dealers’ costs and may be passed through to other market participants, such as an Investment Fund, in the form of higher fees or spreads and less favorable dealer valuations.
The CFTC, along with the SEC and other U.S. federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. The Dodd-Frank Act and the rules already promulgated or to be promulgated thereunder may negatively impact the ability of an Investment Fund and, in turn, the Fund, to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on an Investment Fund or its counterparties may impact an Investment Fund’s ability to invest in a manner that most efficiently meets its investment objective, and new requirements, including capital and mandatory clearing, may increase the cost of the Investment Fund’s investments and doing business.

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The effect of the Dodd-Frank Act or other regulatory change on the Fund and/or Investment Funds, while impossible to predict, could be substantial and adverse. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions may be promulgated at any time. Such restrictions may adversely affect the returns of Investment Funds that utilize short selling. Certain tax risks associated with an investment in the Fund are discussed in “Tax Aspects.”
The Adviser has claimed an exemption from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act, as amended (“CEA”), with respect to the Fund. Therefore, neither the Fund nor the Adviser (with respect to the Fund) is subject to registration or regulation as a commodity pool or CPO, respectively, under the CEA. If the exemption no longer applies, to the extent the Adviser is not otherwise eligible to claim an exclusion from regulation by the CFTC with respect to the Fund, the Adviser will operate the Fund subject to CFTC regulation. If the Adviser and the Fund become subject to CFTC regulation, as well as related National Futures Association rules, the Fund may incur additional compliance and other expenses.
The impact of changes in legislation, if any, on shareholders, the Fund, and the entities through which the Fund invests is uncertain. Prospective investors are urged to consult their tax advisors regarding an investment in the Fund.
Regulation of Derivatives
. Under Rule
18f-4
under the 1940 Act, the Fund is required to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements and similar financing transactions) subject to a value-at-risk
(“VaR”) leverage limit, certain other testing and derivatives risk management program requirements and requirements related to board reporting. These requirements apply unless the Fund qualifies as a “limited derivatives user,” as defined in Rule
18f-4.
Reverse repurchase agreements and similar financing transactions continue to be subject to the asset coverage requirements, and a fund trading reverse repurchase agreements needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio (unless the fund treats such agreements and transactions as derivatives for all purposes under the rule). Reverse repurchase agreements and similar financing transactions will not be included in the calculation of whether the Fund is a limited derivatives user (unless the Fund determines to treat such agreements and transactions as “derivative transactions” for all purposes under the rule), but if the Fund is subject to the VaR testing, reverse repurchase agreements and similar financing transactions will be included for purposes of such testing. In addition, under Rule
18f-4,
the Fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a nonstandard settlement cycle, and the transaction will be deemed not to involve a “senior security,” provided that (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date). The Fund may otherwise engage in such transactions that do not meet these conditions so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with Rule
18f-4.
Furthermore, under
Rule 18f-4,
the Fund will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the limits on borrowings as described in the “Investment Program — Leverage” section in the Prospectus, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. The SEC also provided guidance in connection with the rule regarding the use of securities lending collateral that may limit the Fund’s securities lending activities. The requirements of
Rule 18f-4
may limit the Fund’s ability to use derivatives and reverse repurchase agreements and similar financing transactions as part of the Fund’s investment strategies.
Indemnification of Investment Funds, Investment Managers and Others.
The Fund may agree to indemnify certain of the Private Equity Assets and their respective managers, officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Private Equity Assets. If the Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund could be materially adversely affected. Indemnification of sellers of secondaries may be required as a condition to purchasing such securities.

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Other Investment Companies.
The Fund may invest in the securities of other investment companies to the extent that such investments are consistent with the Fund’s investment objective and permissible under the 1940 Act. Under one provision of the 1940 Act, the Fund may not acquire the securities of other investment companies if, as a result, (i) more than 10% of the Fund’s total assets would be invested in securities of other investment companies, (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one registered investment company being held by the Fund or (iii) more than 5% of the Fund’s total assets would be invested in any one registered investment company. In some instances, the Fund may invest in an investment company in excess of these limits. For example, the Fund may invest in other registered investment companies, such as mutual funds, closed-end
funds and exchange-traded funds, and in business development companies in excess of the statutory limits imposed by the 1940 Act in reliance on Rule
12d1-4
under the 1940 Act. These investments would be subject to the applicable conditions of Rule
12d1-4,
which in part would affect or otherwise impose certain limits on the investments and operations of the underlying fund. Accordingly, if the Fund serves as an “underlying fund” to another investment company, the Fund’s ability to invest in other investment companies, private funds and other investment vehicles may be limited and, under these circumstances, the Fund’s investments in other investment companies, private funds and other investment vehicles will be consistent with applicable law and/or exemptive relief obtained from the SEC. The Fund, as a holder of the securities of other investment companies, will bear its pro rata
portion of the other investment companies’ expenses, including advisory fees. These expenses will be in addition to the direct expenses incurred by the Fund.
Limited Operating History of Fund Investments.
Many of the Investment Funds may have limited operating histories, and the information the Fund will obtain about such investments may be limited. As such, the ability of the Advisers to evaluate past performance or to validate the investment strategies of such Investment Funds will be limited.
Limitations on Performance Information.
Performance of Private Equity Assets are difficult to measure and therefore such measurements may not be as reliable as performance information for other investment products because, among other things: (i) there is often no market for underlying investments, (ii) Private Equity Assets take years to achieve a realization event and are difficult to value before realization, (iii) Private Equity Assets are made over time as capital is drawn down from investments, (iv) the performance record of Fund Investments are not established until the final distributions are made, which may be
10-12
years or longer after the initial closing and (v) industry performance information for Fund Investments may be skewed upwards due to survivor bias lack of reporting by underperforming managers.
Reverse Repurchase Agreements
. Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund’s investment portfolio. Rule
18f-4
under the 1940 Act permits the Fund to enter into reverse repurchase agreements and similar financing transactions notwithstanding the limitation on the issuance of senior securities in Section 18 of the 1940 Act, provided that the Fund either (i) complies with the 300% asset coverage ratio with respect to such transactions and any other borrowings in the aggregate, or (ii) treats such transactions as derivatives transactions under Rule
18f-4.
See “Investment Policies, Practices and Risks—Other Risks-Regulation of Derivatives” above.
Dilution
. The Fund may accept additional subscriptions for Shares as determined by the Board, in its sole discretion. Additional purchases will dilute the indirect interests of existing Shareholders in the Fund’s investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent investments underperform the prior investments.

19

MANAGEMENT OF THE FUND
The Trustees supervise the Fund’s affairs under the laws governing statutory trusts in the State of Delaware. The Trustees have approved the contracts under which certain companies provide essential management, administrative and shareholder services to the Fund.
Trustees and Officers
The Board of the Fund consists of five Trustees. Three Trustees have no affiliation or business connection with the Advisers or any of their affiliated persons and do not own any stock or other securities issued by the Advisers. These are the “non-interested” or
“Independent Trustees.” The other two Trustees (the “Interested Trustees”) are affiliated with the Advisers. The biographies of each Trustee are described below.
Board Structure and Oversight Function
The Board’s leadership structure features a “Chairperson” and the “Board Committees” described below. The Chairperson participates in the preparation of the agenda for meetings of the Board and the preparation of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also presides at all meetings of the Board and is involved in discussions regarding matters pertaining to the oversight of the management of the Fund between meetings.
The Board of Trustees operates using a system of committees to facilitate the timely and efficient consideration of all matters of importance to the Trustees, the Fund and Shareholders, and to facilitate compliance with legal and regulatory requirements and oversight of the Fund’s activities and associated risks. The Board of Trustees has established three standing committees: the “Audit Committee,” the “Nominating and Governance Committee” and the “Independent Trustees Committee.” The Audit Committee, the Nominating and Governance Committee, and the Independent Trustees Committee are comprised exclusively of Independent Trustees. Each committee charter governs the scope of the committee’s responsibilities with respect to the oversight of the Fund. The responsibilities of each committee, including their oversight responsibilities, are described further under “Independent Trustees and the Committees.”
The Fund is subject to a number of risks, including investment, compliance, operational and valuation risk, among others. The Board of Trustees oversees these risks as part of its broader oversight of the Fund’s affairs through various Board and committee activities. The Board has adopted, and periodically reviews, policies and procedures designed to address various risks to the Fund. In addition, appropriate personnel, including but not limited to the Fund’s Chief Compliance Officer, members of the Fund’s administration and accounting teams, representatives from the Fund’s independent registered public accounting firm, the Fund’s Treasurer and portfolio management personnel and independent valuation and brokerage evaluation service providers, make regular reports regarding the Fund’s activities and related risks to the Board of Trustees and the committees, as appropriate. These reports include, among others, quarterly performance reports and risk reports and discussions with members of the risk teams relating to each asset class. The Board’s committee structure allows separate committees to focus on different aspects of risk and the potential impact of these risks on the Fund and then report back to the full Board. In between regular meetings, Fund officers also communicate with the Trustees regarding material exceptions and items relevant to the Board’s risk oversight function.
The Board recognizes that it is not possible to identify all of the risks that may affect the Fund, and that it is not possible to develop processes and controls to eliminate all of the risks that may affect the Fund. Moreover, the Board recognizes that it may be necessary for the Fund to bear certain risks (such as investment risks) to achieve its investment objective.
As needed between meetings of the Board, the Board, or a specific committee, receives and reviews reports relating to the Fund and engages in discussions with appropriate parties relating to the Fund’s operations and related risks.

20

Independent Trustees
The Fund seeks as Trustees individuals of distinction and experience in business and finance, government service or academia. In determining that a particular Trustee was and continues to be qualified to serve as Trustee, the Board has considered a variety of criteria, none of which, in isolation, was controlling. Based on a review of the experience, qualifications, attributes or skills of each Trustee, including those enumerated in the table below, the Board has determined that each of the Trustees is qualified to serve as a Trustee of the Fund. In addition, the Board believes that, collectively, the Trustees have balanced and diverse experience, qualifications, attributes and skills that allow the Board to operate effectively in governing the Fund and protecting the interests of Shareholders. Information about the Fund’s committees is provided below under “Independent Trustees and the Committees.”
The Independent Trustees of the Fund, their birth years, addresses, positions held, lengths of time served, their principal business occupations during the past five years, the number of portfolios in the “Fund Complex” (defined below) currently overseen by each Independent Trustee and other directorships, if any, held by each Independent Trustee, are shown below. The Fund Complex includes all open-end and closed-end funds
(including all of their portfolios) advised by the Advisers and any registered funds that have an adviser that is an affiliate of the Advisers.

Name, Address*** and Birth Year	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/ Directorships Held Outside the Fund Complex**
Independent Trustees
Terry Prather Birth Year: 1955	Trustee	Indefinite Length —Since Inception	Chief Operating Officer, LIFT Orlando (community development organization) (2016-2023)	5	None
Tracy Schmidt Birth Year: 1957	Trustee	Indefinite Length — Since Inception	Founder, Morning Star Advisory, LLC (consulting and advisory services) (since 2018)	5	None
Ron Sturzenegger Birth Year: 1960	Trustee	Indefinite Length — Since Inception	None	5	Director of Elme Communities (real estate investment trust) (since 2025); Director of KBS Real Estate Investment Trust II, Inc. (since 2019), and KBS Real Estate Investment Trust III, Inc. (since 2019)

*	Each Trustee serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Trustee over the past five years.

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***	The address of each Trustee and Officer is c/o StepStone Group Private Wealth LLC, 128 S Tryon St., Suite 1600, Charlotte, NC 28202.
The Interested Trustees, who are affiliated with the Advisers or affiliates of the Advisers (as set forth below), and their birth years, addresses, positions held, length of time served, principal business occupations during the past five years, the number of portfolios in the Fund Complex overseen by each Interested Trustee and the other directorships, if any, held by each Interested Trustee, are shown below.

Name, Address*** and Birth Year	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/ Directorships Held Outside the Fund Complex**
Interested Trustees
Tom Sittema Birth Year: 1958	Chairperson of the Board of Trustees	Indefinite Length —Since Inception	Executive Chairman, StepStone Group Private Wealth LLC (Since 2020); Managing Director, RiverBridge Capital (Since 2018)	5	None
Bob Long Birth Year: 1962	Trustee	Indefinite Length — Since Inception	CEO, StepStone Group Private Wealth LLC (Since 2019)	5	None

*	Each Trustee serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Trustee over the past five years.
***	The address of each Trustee and Officer is c/o StepStone Group Private Wealth LLC, 128 S Tryon St., Suite 1600, Charlotte, NC 28202.

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The executive officers of the Fund, their birth years, addresses, positions held, lengths of time served and their principal business occupations during the past five years are shown below.

Name, Address** and Birth Year	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years
Executive Officers
Bob Long Birth Year: 1962	President and Principal Executive Officer	Indefinite Length — Since Inception	See above
Kimberly Zeitvogel Birth Year: 1971	Treasurer and Principal Financial Officer	Indefinite Length — Since Inception	Managing Director of Finance, StepStone Group Private Wealth LLC (Since 2020); Vice President of Finance, Millennium Advisors, LLC (2018-2020)
Tim Smith Birth Year: 1968	Vice President	Indefinite Length — Since Inception	CFO and COO of StepStone Group Private Wealth LLC (Since 2019); President of Carolon Capital (Since 2013)
Dean Caruvana Birth Year: 1988	Secretary and Chief Compliance Officer	Indefinite Length — Since Inception	General Counsel, StepStone Group Private Wealth LLC (Since 2023); Principal, Blue Owl Capital (2022-2023); Vice President, BlackRock (2018-2022)

*	Each officer serves an indefinite term, until his or her successor is elected.
**	The address of each Trustee and Officer is c/o StepStone Group Private Wealth LLC, 128 S Tryon St., Suite 1600, Charlotte, NC 28202.
For each Trustee, the dollar range of equity securities beneficially owned by the Trustee in the Fund and in the Family of Investment Companies (Family of Investment Companies includes all of the registered investment companies advised by the Advisers) as of December 31, 2024, is set forth in the table below.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent:
Terry Prather	N/A	None
Tracy Schmidt	N/A	Over $100,000
Ron Sturzenegger	N/A	Over $100,000

Interested:
Tom Sittema	N/A	Over $100,000
Bob Long	N/A	Over $100,000

(1)	Dollar ranges are as follows: None, $1 — $10,000, $10,001 — $50,000, $50,001 — $100,000 or Over $100,000.

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(2)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended.
(3)
The Family of Investment Companies is defined as any two or more registered investment companies that (a) share the same investment adviser or principal underwriter; and (b) hold themselves out to investors as related companies for purposes of investment and investor services.

As of December 31, 2024, with respect to each Independent Trustee and his or her immediate family members, no person owned beneficially or of record securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.
As the Fund is newly-offered, as of July 31, 2025, none of the Trustees or Officers of the Fund, as a group, owned any Shares of the Fund.
Independent Trustees and the Committees
Law and regulation establish both general guidelines and specific duties for the Independent Trustees. The Board has three committees: the Audit Committee, the Nominating and Governance Committee, and the Independent Trustees Committee.
The Independent Trustees are charged with recommending to the full Board approval of management, advisory and administration contracts, and distribution and underwriting agreements; continually reviewing fund performance; overseeing on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance and trading among funds in the same complex; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time.
The Board of Trustees has a separately-designated standing Audit Committee. The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Fund’s independent registered public accounting firm; directing investigations into matters within the scope of the independent registered public accounting firm’s duties, including the power to retain outside specialists; reviewing with the independent registered public accounting firm the audit plan and results of the auditing engagement; approving professional services provided by the independent registered public accounting firm and other accounting firms prior to the performance of the services; reviewing the independence of the independent registered public accounting firm; considering the range of audit and non-audit fees;
reviewing the adequacy of the Fund’s system of internal controls; and reviewing the valuation process. The Fund has adopted a formal, written Audit Committee Charter.
The members of the Audit Committee of the Fund are Terry Prather, Tracy Schmidt and Ron Sturzenegger. None of the members of the Fund’s Audit Committee is an “interested person,” as defined under the 1940 Act, of the Fund (with such disinterested Trustees being “Independent Trustees” or individually, “Independent Trustee”). Each Independent Trustee is also “independent” from the Fund under the listing standards of the New York Stock Exchange, Inc. (“NYSE”). The Chairperson of the Audit Committee of the Fund is Tracy Schmidt.
The Board also has a Nominating and Governance Committee. The members of the Nominating and Governance Committee of the Fund are Terry Prather, Tracy Schmidt and Ron Sturzenegger, each of whom is an Independent Trustee. The Chairperson of the Nominating and Governance Committee is Terry Prather. The Nominating and Governance Committee identifies individuals qualified to serve as Independent Trustees on the Board and on committees of the Board and recommends such qualified individuals for nomination by the Fund’s Independent Trustees as candidates for election as Independent Trustees, advises the Board with respect to Board composition, procedures and committees, develops and recommends to the Board a set of corporate governance principles applicable to the Fund, monitors and makes recommendations on corporate governance matters and policies and procedures of the Board and any Board committees and oversees periodic evaluations of the Board and its committees.

24

The Fund’s Nominating and Governance Committee recommends qualified candidates for nominations as Independent Trustees. Persons recommended by the Fund’s Nominating and Governance Committee as candidates for nomination as Independent Trustees shall possess such experience, qualifications, attributes, skills and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Fund, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law or regulation. While the Nominating and Governance Committee expects to be able to continue to identify from their own resources an ample number of qualified candidates for the Fund’s Board as they deem appropriate, they will consider nominations from Shareholders to the Board. Nominations from Shareholders should be in writing and sent to the Nominating and Governance Committee as described below under “Shareholder Communications.”
The Board also has an Independent Trustees Committee. The members of the Independent Trustees Committee of the Fund are Terry Prather, Tracy Schmidt and Ron Sturzenegger, each of whom is an Independent Trustee. The Chairperson of the Independent Trustees Committee is Ron Sturzenegger. The Independent Trustees Committee will review and approve, to the extent required, co-investment transactions
entered into by the Fund and affiliated funds in accordance with the terms and conditions of the
Fund’s co-investment exemptive
relief. The Independent Trustees Committee is responsible for assessing the flow of information between our management and the Board and overseeing the annual approval process of the Advisory
Agreement, Sub-Advisory Agreement
and the Administration Agreement.
Experience, Qualifications and Attributes
The Board has concluded, based on each Trustee’s experience, qualifications and attributes that each Board member should serve as a Trustee. The following is a brief summary of the information that led to and/or supports this conclusion.
Biographies
Terry Prather
Terry Prather is a Trustee of the Fund. Mr. Prather is an experienced executive with focuses in hospitality & tourism industry, community organizations, and community development.
Prior to serving on various boards, Mr. Prather was the Chief Operating Officer of LIFT Orlando, a place-based community development organization that strengthens neighborhoods. Prior to LIFT Orlando, Mr. Prather served as President of SeaWorld Orlando and retired from SeaWorld Parks & Entertainment in 2015. Mr. Prather’s SeaWorld career started in maintenance and water quality for SeaWorld San Antonio in 1988 and he served as Vice President of Operations at SeaWorld Orlando in 2010. Earlier in his career, Mr. Prather served as President of Six Flags America in Bowie, Maryland.
Mr. Prather graduated from Morehouse College. Mr. Prather currently serves on various boards including Visit Orlando (
Chair
), Dr. Phillips Charities (
Chair
), LIFT Orlando (
Advisor
), and the Smithsonian National Zoo in Washington, DC.
Tracy Schmidt
Tracy Schmidt is a Trustee of the Fund. Mr. Schmidt is a seasoned executive with over
40-years’
experience in investment management, logistics, finance, operations and administration. Mr. Schmidt is the founder of Morning Star Advisory, LLC where he provides advisory and consulting services to multi-generational families and companies primarily in the logistics and supply chain space. Mr. Schmidt is also co-founder
and managing partner of Steward CW Holdings, LLC, whose focus is to develop and operate a network of automated express car washes.

25

Prior to founding his current advisory business, Mr. Schmidt served as CNL Financial Group’s Enterprise Chief Financial Officer, Group President of Alternative Investments and Chief Operating Officer, overseeing and providing strategic leadership for the organization’s financial affairs and the alternative investments platform. Before joining CNL Financial Group, Mr. Schmidt served in various roles at FedEx Express including Senior Vice President and Chief Financial Officer. Early in his career, Mr. Schmidt served as a staff auditor at Ernst & Whinney.
Mr. Schmidt graduated from Christian Brothers University. Mr. Schmidt is an advisor, director and chair of the audit committee and member of the risk and executive committees of Gordon Food Service Holdings, Inc., a director of Pinnacle Realty Services, Inc. and a former director of the United States Chamber of Commerce. He also serves as a Senior Advisor to The Over-Haul Group, Inc. Mr. Schmidt is Chair Emeritus and founding chair of the Central Florida Regional Commission on Homelessness.
Ron Sturzenegger
Ron Sturzenegger is a Trustee of the Fund. Mr. Sturzenegger is a financial services executive, primarily focused on real estate related businesses. Most recently, Mr. Sturzenegger held concurrent executive positions overseeing Enterprise Business and Community Engagement and Legacy Asset Servicing at Bank of America. Mr. Sturzenegger also held roles within Bank of America (and legacy firms) as Global Head of Real Estate, Gaming and Lodging Investment Banking and Head of Real Estate Mergers and Acquisitions. Prior to joining Bank of America, Mr. Sturzenegger served in various roles at Morgan Stanley and Bain & Company.
Mr. Sturzenegger graduated from Stanford University and Harvard Business School. Mr. Sturzenegger is an independent director and member of the audit committee and conflicts committee of KBS Real Estate Investment Trust II, Inc. and KBS Real Estate Investment Trust III, Inc. He is a director of Elme Communities and a member of the advisory board of the Stanford Professionals in Real Estate.
Shareholder Communications
Shareholders may send communications to the Fund’s Board of Trustees. Shareholders should send communications intended for the Fund’s Board by addressing the communications directly to that Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Fund’s office or directly to such Board member(s) at the address specified for each Trustee previously noted. Other Shareholder communications received by the Fund not directly addressed and sent to the Board of Trustees will be reviewed and generally responded to by management, and they will be forwarded to the Board only at management’s discretion based on the matters contained therein.
Compensation
The Independent Trustees are paid an annual retainer of $50,000. The Chairperson of the Audit Committee is also paid an additional annual fee of $10,000. All Trustees are reimbursed for their reasonable out-of-pocket
expenses. The Trustees do not receive any pension or retirement benefits from the Fund.

26

The following table shows information regarding the estimated compensation to be received by the Trustees, none of whom is an employee of the Fund, for services as a Trustee for the fiscal year ended March 31, 2026. The Trustees who are “interested persons,” as defined in the 1940 Act, of the Fund and the Fund’s officers do not receive compensation from the Fund.

Name of Trustee	Aggregate Compensation from the Fund	Total Compensation from the Fund Complex Payable to Trustees
Independent:
Terry Prather	50,000	265,000
Tracy Schmidt	60,000	315,000
Ron Sturzenegger	50,000	265,000

Name of Trustee
Interested:
Tom Sittema	None	None
Bob Long	None	None
Code of Ethics
Pursuant to Rule
17j-1
under the 1940 Act, the Board of Trustees has adopted a “Code of Ethics” for the Fund and approved Codes of Ethics adopted by the Adviser and the
Sub-Adviser
(collectively the “Codes”). The Codes are intended to ensure that the interests of Shareholders and other clients are placed ahead of any personal interest, that no undue personal benefit is obtained from the person’s employment activities and that actual and potential conflicts of interest are avoided.
The Codes apply to the personal investing activities of Trustees and officers of the Fund, the Adviser, and the
Sub-Adviser
(“Access Persons”). Rule
17j-1
under the 1940 Act and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by Access Persons, including with respect to securities that may be purchased or held by the Fund (which may only be purchased by Access Persons so long as the requirements set forth in the Codes are complied with). Under the Codes, Access Persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings or private placements. The Codes are available on the EDGAR Database on the SEC’s website (http://www.sec.gov), and copies of the Codes may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.
Investment Advisory,
Sub-Advisory
and Distribution Agreements
StepStone Private Wealth is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). The Adviser was established in 2019. SPW is a wholly owned business of StepStone Group LP (the
“Sub-Adviser”
or “StepStone”). The Adviser is an investment platform designed to expand access to the private markets for high net worth investors. The Adviser intends to create innovative solutions for investors by focusing on convenience, efficiency and transparency. SPW’s mission is to convert the private market advantages enjoyed by institutional investors into opportunities for individual investors. Please see SPW’s website at www.stepstonepw.com for the most up-to-date
information.
The Adviser serves as investment adviser to the Fund pursuant to an investment advisory agreement entered into between the Fund and the Adviser (the “Advisory Agreement”). The Adviser is responsible for the overall management of the Fund’s activities. The Adviser is responsible for formulating and updating (as needed) the overall investment strategy of the Fund. The Adviser is also responsible for the structuring and distribution functions for the Fund. In addition, the Adviser is responsible for the operational and governance aspects of the Fund, including the selection and management of the Fund’s service providers and the management of the Fund’s

27

repurchase program and distributions and dividend reinvestment plan. The Adviser is also responsible for the Fund’s SEC and other regulatory reporting obligations. The Adviser is subject to the ultimate supervision of, and any policies established by, the Board of Trustees.
StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. StepStone’s clients include some of the world’s largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients. StepStone partners with its clients to develop and build portfolios designed to meet their specific objectives across all forms of Private Equity Assets. As of March 31, 2025, StepStone oversaw $709 billion of private markets allocations, including $189 billion of assets under management.
StepStone Group Inc. is listed and trades on the Nasdaq Global Select Market under the trading symbol STEP. StepStone Group Inc. is the sole managing member of StepStone Group Holdings LLC, which in turn is the general partner of StepStone. Please see StepStone’s website at www.stepstonegroup.com for the most up-to-date
information.
The
Sub-Adviser
has entered into a
sub-advisory
agreement
(“Sub-Advisory
Agreement”) with the Adviser and is responsible for the
day-to-day
management of the Fund’s assets. The
Sub-Adviser
provides ongoing research, recommendations, and portfolio management regarding the Fund’s investment portfolio subject to the overall supervision of the Adviser and the Fund’s officers and Board of Trustees.
The offices of the Adviser are located at 128 S Tryon St., Suite 1600, Charlotte NC 28202, and its telephone number is (704)
215-4300.
The Adviser or its designee maintains the Fund’s accounts, books and other documents required to be maintained under the 1940 Act at 128 S Tryon St., Suite 1600, Charlotte, NC 28202.
Advisory Agreement
The Advisory Agreement was approved by the Fund’s Board (including a majority of the Independent Trustees) at a meeting held in person on May 22, 2025 and was also subsequently approved by the then sole Shareholder of the Fund. The Advisory Agreement of the Fund has an initial term of two years from the date of its execution. The Advisory Agreement will continue in effect from year to year so long as such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable by the Fund without penalty, on 60 days’ prior written notice: by the Board; by vote of a majority of the outstanding voting securities of the Fund; or by the Adviser. The Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.
In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund pays the Adviser a Management Fee equal to 1.60% on an annualized basis of the Fund’s daily net assets. The Management Fee will be accrued daily and payable monthly in arrears within ten (10) business days after the end of the month. The Management Fee is an expense paid out of the Fund’s assets. For the avoidance of doubt, the Management Fee is applied to any assets in respect of Shares that will be repurchased by the Fund on such date.
The Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the Advisory Agreement, the Adviser is not liable for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.
A discussion of the factors considered by the Fund’s Board of Trustees in approving the Advisory Agreement will be set forth in the Fund’s first report on Form
N-CSR
following the commencement of operations.

28

As of the date of this SAI, the Fund has not made any payments to the Adviser for investment advisory services because the Fund has not yet commenced operations.
Sub-Advisory
Agreement
The Adviser has entered into a
Sub-Advisory
Agreement with StepStone Group LP. The
Sub-Adviser
provides the Fund with
non-discretionary
investment advisory services subject to the overall supervision of the Adviser and the Fund’s officers and Board of Trustees. The Adviser pays the
Sub-Adviser
50% of the Management Fee proceeds each month.
A description of the factors considered by the Fund’s Board of Trustees in approving the
Sub-Advisory
Agreement is available in the Fund’s first report on Form
N-CSR
following the commencement of operations.
Distributor
Distribution Services, LLC serves as the Fund’s Distributor pursuant to a distribution agreement (“Distribution Agreement”). The principal office of the Distributor is located at 3 Canal Plaza, Suite 100, Portland, ME 04101. Under the Distribution Agreement, the Distributor, as agent of the Fund, agrees to distribute the Fund’s Shares at an offering price equal to the Fund’s then current NAV per Share, plus the applicable sales load. The Distribution Agreement continues in effect so long as such continuance is approved at least annually by the Fund’s Board, including a majority of those Trustees who are not parties to such Distribution Agreement nor interested persons of any such party.
Distribution and Shareholder Services Plan
As of the date of this SAI, the Fund has not yet paid any distribution and/or shareholder servicing fees because the Fund has not yet commenced operations.
Purchases
In-Kind
Securities received by the Fund in connection with an
in-kind
purchase will be valued in accordance with the Fund’s valuation policy as of the time of the next-determined NAV per Share of the Fund following receipt in good form of the order. In situations where the purchase is made by an affiliate of the Fund with securities received by the affiliate through a redemption in-kind
from another fund, the redemption
in-kind
and purchase
in-kind
must be effected simultaneously, the Fund and the redeeming fund must have the same procedures for determining their NAVs, and the Fund and the redeeming fund must ascribe the same value to the securities. Please call (704)
215-4300
before attempting to purchase Shares
in-kind.
The Fund reserves the right to amend or terminate this practice at any time.

29

Information Regarding the Portfolio Managers
Other Accounts Managed by the Portfolio Managers
The following table shows information regarding accounts (other than the Fund) managed by each named portfolio manager as of July 1, 2025:

	Number of Other Accounts Managed and Total Value of Assets by Account Type for Which There is No Performance-Based Fee: (in billions)			Number of Other Accounts and Total Value of Assets for Which Advisory Fee is Performance-Based: (in billions)
Name	Registered investment companies	Other pooled investment vehicles	Other accounts	Registered investment companies	Other pooled investment vehicles	Other accounts
Thomas Keck	1 account, $4.3	Zero accounts	1 account, $1.9	Zero accounts	26 accounts, $43.3	Zero accounts
Michael Elio	1 account, $4.3	2 accounts, $0.05	12 accounts, $47.3	Zero accounts	11 accounts, $4.1	Zero accounts
Securities Ownership of Portfolio Managers
As of July 1, 2025, the dollar range of securities beneficially owned by the named portfolio managers in the Fund is shown below:

Name	Aggregate Dollar Range of Equity Securities in the Fund (1)
Thomas Keck	None
Michael Elio	None

(1)	Dollar ranges are as follows: None, $1 — $10,000, $10,001 — $50,000, $50,001 — $100,000, $100,001 — $500,000, $500,001–$1,000,000 or Over $1,000,000
Conflicts of Interest
A potential conflict of interest may arise as a result of a portfolio manager’s provision of advisory services to other accounts. Other accounts may pay higher management fees and/or performance fees than the Fund, and this could create an incentive for a portfolio manager to favor such funds in the allocation of investment opportunities.
The
Sub-Adviser
has implemented procedures that are designed to ensure that investment opportunities are allocated in a manner that: (i) treats all of its clients fairly and equitably; (ii) prevents conflicts regarding allocation of investment opportunities among its clients; and (iii) complies with applicable regulatory requirements. For example, the
Sub-Adviser
uses an allocation methodology designed to allocate all investments ratably based on a defined allocation procedure. Notwithstanding the foregoing, an aggregated investment may be allocated on a different basis under certain circumstances depending on factors which include, but are not limited to, available cash, liquidity requirements, risk parameters and legal and/or regulatory requirements.
The
Sub-Adviser
and its investment personnel, including a portfolio manager, may hold investments in other accounts. This may create an incentive for the
Sub-Adviser
and its investment personnel to take investment actions based on those investment interests which might diverge, in some cases, from the interests of other clients or favor or disfavor certain funds over other funds. Any potential conflict that arises from these circumstances is mitigated by several factors, including: (i) the fact that the
Sub-Adviser’s
investment process is designed to achieve long-term capital appreciation as opposed to short-term profits and (ii) the fact that the allocation process is controlled by finance and compliance personnel for the
Sub-Adviser.

30

Compensation Structure of Portfolio Managers
The
Sub-Adviser’s
philosophy on compensation is to provide senior professionals incentives that are tied to both short-term and long-term performance of the Sub-Adviser. All investment professionals are salaried. Further, all investment professionals are eligible for a short-term incentive bonus each year that is discretionary and based upon the professional’s performance, as well as the performance of the business.
As of July 1, 2025, compensation for the portfolio managers includes, a salary, a discretionary bonus and certain retirement benefits from the
Sub-Adviser.
Additionally, each of the portfolio managers owns equity interests in the
Sub-Adviser
and indirectly benefits from the success of the Fund based on their ownership interests.
Proxy Voting Policies and Procedures and Proxy Voting Record
Co-Investments
and investments in the Investment Funds do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Fund may receive notices or proposals seeking the consent of or voting by holders (“proxies”). The Fund has delegated any voting of proxies in respect of portfolio holdings to the Adviser to vote the proxies in accordance with the Adviser’s proxy voting guidelines and procedures. In general, the Adviser believes that voting proxies in accordance with the policies described below will be in the best interests of the Fund. The Adviser has further delegated the voting of proxies to the
Sub-Adviser.
The Adviser will generally vote to support management recommendations relating to routine matters, such as the election of board members (where no corporate governance issues are implicated) or the selection of independent auditors. The Adviser will generally vote in favor of management or investor proposals that the Adviser believes will maintain or strengthen the shared interests of investors and management, increase value for investors and maintain or increase the rights of investors. On non-routine
matters, the Adviser will generally vote in favor of management proposals for mergers or reorganizations and investor rights plans, so long as it believes such proposals are in the best economic interests of the Fund. In exercising its voting discretion, the Adviser will seek to avoid any direct or indirect conflict of interest presented by the voting decision. If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Adviser, the Adviser will make written disclosure of the conflict to the Independent Trustees indicating how the Adviser proposes to vote on the matter and its reasons for doing so.
Under certain circumstances, the Fund may hold its interests in the Investment Funds in non-voting
form. In such cases where only voting securities are available for purchase by the Fund, in all, or substantially all, instances, the Fund will seek to create by contract the same result as owning a non-voting
security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment.
To assist in its responsibility for voting proxies, the Adviser may from time to time retain experts in the proxy voting and corporate governance area as proxy research providers (“Research Providers”). The services provided to the Adviser by the Research Providers would include in depth research, global issuer analysis, and voting recommendations. While the Adviser may review and utilize recommendations made by the Research Providers in making proxy voting decisions, it is in no way obligated to follow any such recommendations. In addition to research, the Research Providers could provide vote execution, reporting and recordkeeping. The Board would carefully monitor and supervise the services provided by any Research Providers.
For a copy of the Proxy Voting Policy, see Annex A to this SAI. A copy of the Proxy Voting Policy is also available in the SAI on our website at www.stepstonepw.com and on the SEC’s website at www.sec.gov. The Fund shall file an annual report of each proxy voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form
N-PX
not later than August 31 of each year.

31

PORTFOLIO TRANSACTIONS
Since the Fund generally acquires and disposes of its investments in privately negotiated transactions, it infrequently uses brokers in the normal course of business.
Subject to policies established by the Fund’s Board, the Advisers are primarily responsible for the execution of any traded securities in the Fund’s portfolio and the Fund’s allocation of brokerage commissions. The Advisers do not expect to execute transactions through any particular broker or dealer but seek to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operations facilities of the firm, and the firm’s risk and skill in positioning blocks of securities.
While the Advisers generally seek reasonably competitive trade execution costs, the Fund will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Advisers may select a broker based partly upon brokerage or research services provided to the Advisers and the Fund and any other clients. In return for such services, the Fund may pay a higher commission than other brokers would charge if the Advisers determine in good faith that such commission is reasonable in relation to the services provided.
As of the date of this SAI, the Fund has not paid any brokerage commissions because the Fund has not yet commenced operations.
As of the date of this SAI, the Fund has not held any securities of its “regular brokers or dealers” (as defined in Rule
10b-1
under the 1940 Act) or their parent entities because the Fund has not yet commenced operations.

32

CONFLICTS OF INTEREST
The Advisers
The Advisers or their affiliates provide or may provide investment advisory and other services to various entities. The Advisers and certain of their investment professionals and other principals, may also carry on substantial investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by the Advisers and their affiliates, “Other Accounts”). The Fund has no interest in these activities. The Adviser and its affiliates may receive payments from Investment Managers in connection with such activities. As a result of the foregoing, the Advisers and the investment professionals who, on behalf of the Advisers, will manage the Fund’s investment portfolio will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts. Such persons will devote only so much of their time as in their judgment is necessary and appropriate.
There also may be circumstances under which the Advisers will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Advisers will commit the Fund’s assets. There also may be circumstances under which the Advisers will consider participation by Other Accounts in investment opportunities in which the Advisers do not intend to invest on behalf of the Fund, or vice versa.
Allocation decisions may arise when there is more demand from the Fund and other StepStone clients for a particular investment opportunity, such as the capacity in a fund, than supply. StepStone employs an allocation policy designed to ensure that all of its clients will be treated equitably over time.
With respect to primary fund investments, StepStone uses its best efforts to defer the allocation decision to the relevant Investment Manager, mitigating the potential conflict, mitigating the potential conflict. In secondary investments, StepStone typically manages the allocation of the transaction across its clients. Under the StepStone allocation policy, if clients are similarly situated, considering all relevant facts and circumstances, allocations will be made pro rata based on the annual investment budget specified in each client’s annual portfolio plan for secondaries. Allocation of
Co-Investments
is a hybrid of StepStone’s approach on primary fund investments and secondaries; in certain cases,
Co-Investments
are allocated by the general partner leading the transaction, while in others StepStone has the ability to allocate the transaction across its clients, in which case the allocation method outlined with respect to secondaries is used. Due to these processes, StepStone does not believe there is a material risk of a conflict arising in the area of allocations that would disadvantage the Fund relative to another StepStone client.
Importantly, StepStone’s portfolio managers and investment professionals are not involved in these allocation decisions, as the process is managed independently by StepStone’s Finance team and ratified by StepStone’s Legal and Compliance department.
The 1940 Act imposes significant limits on
co-investments
with affiliates of the Fund. The Advisers and the Fund have obtained an exemptive order from the SEC that permits the Fund to co-invest
alongside its affiliates in privately negotiated investments. However, the SEC exemptive order contains certain conditions that limit or restrict the Fund’s ability to participate in such Private Equity Assets, including, without limitation, in the event that the available capacity with respect to a Private Equity Asset is less than the aggregate recommended allocations to the Fund. In such cases, the Fund may participate in an investment to a lesser extent or, under certain circumstances, may not participate in the investment.
The Adviser also intends to compensate, from its own resources, third-party securities dealers, other industry professionals and any affiliates thereof (“financial intermediaries”) in connection with the distribution of Shares in the Fund or for their ongoing servicing of Shares acquired by their clients. Such compensation may

33

take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall net asset value of the Fund, or a fee determined in some other method by negotiation between the Adviser and such financial intermediaries. Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Shares purchased by the investor. As a result of the various payments that financial intermediaries may receive from investors and the
Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares in the Fund may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.
Financial intermediaries may be subject to certain conflicts of interest with respect to the Fund. For example, the Fund, the Advisers, Investment Funds or portfolio companies or investment vehicles managed or sponsored by the Advisers or Investment Managers may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a financial intermediary. As such, certain conflicts of interest may exist between such persons and a financial intermediary. Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur.
Financial intermediaries may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund or an Investment Fund. Such entities may compete with the Fund or an Investment Fund for investment opportunities and may invest directly in such investment opportunities. Financial intermediaries that invest in an Investment Fund or a portfolio company may do so on terms that are more favorable than those of the Fund.
Financial intermediaries that act as selling agents for the Fund also may act as distributor for an Investment Fund in which the Fund invests and may receive compensation in connection with such activities. Such compensation would be in addition to the placement fees described above. Financial intermediaries may pay all or a portion of the fees paid to it to certain of their affiliates, including, without limitation, financial advisors whose clients purchase Shares of the Fund. Such fee arrangements may create an incentive for a financial intermediary to encourage investment in the Fund, independent of a prospective Shareholder’s objectives.
A financial intermediary may provide financing, investment banking services or other services to third parties or the Adviser or
Sub-Adviser
and receive fees therefore in connection with transactions in which such third parties have interests which may conflict with those of the Fund or an Investment Fund. A financial intermediary may give advice or provide financing to such third parties that may cause them to take actions adverse to the Fund, an Investment Fund or a portfolio company. A financial intermediary may directly or indirectly provide services to, or serve in other roles for compensation for, the Fund, an Investment Fund or a portfolio company. These services and roles may include (either currently or in the future) managing trustee, managing member, general partner, investment manager or advisor, investment sub-advisor,
distributor, broker, dealer, selling agent and investor servicer, custodian, transfer agent, fund administrator, prime broker, recordkeeper, shareholder servicer, interfund lending servicer, Fund accountant, transaction (
e.g.
, a swap) counterparty and/or lender. A financial intermediary is expected to provide certain such services to the Fund in connection with the Fund obtaining a credit facility, if any.
In addition, issuers of securities held by the Fund or an Investment Fund may have publicly or privately traded securities in which a financial intermediary is an investor or makes a market. The trading activities of financial intermediaries generally will be carried out without reference to positions held by the Fund or an Investment Fund and may have an effect on the value of the positions so held, or may result in a financial intermediary having an interest in the issuer adverse to the Fund or an Investment Fund. No financial intermediary is prohibited from purchasing or selling the securities of, otherwise investing in or financing, issuers in which the Fund or an Investment Fund has an interest.

34

A financial intermediary may sponsor, organize, promote or otherwise become involved with other opportunities to invest directly or indirectly in the Fund or an Investment Fund. Such opportunities may be subject to different terms than those applicable to an investment in the Fund or an Investment Fund, including with respect to fees and the right to receive information.
Set out below are practices that the Advisers may follow. Although the Advisers anticipate that the Investment Managers will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that an Investment Manager will abide by, and comply with, its stated practices. An Investment Manager may provide investment advisory and other services, directly or through affiliates, to various entities and accounts other than the Investment Funds.
Participation in Investment Activities
Directors, principals, officers, employees and affiliates of the Advisers may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund in which the Fund invests. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Advisers, or by the Advisers for the Other Accounts, or any of their respective affiliates on behalf of their own other accounts (“Investment Manager Accounts”) that are the same as, different from or made at a different time than, positions taken for the Fund or an Investment Fund.
Other Matters
An Investment Manager may, from time to time, cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.
The Advisers and their affiliates will not purchase securities or other property from, or sell securities or other property to the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members or managing general partners. These transactions would be effected in circumstances in which the Advisers determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.
Future investment activities of the Advisers and their affiliates and their principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

35

TAX ASPECTS
The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares. This discussion offers only a brief outline of the U.S. federal income tax consequences of investing in the Fund and is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. The discussion is limited to persons who hold their Shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular Shareholder or to Shareholders who may be subject to special treatment under U.S. federal income tax laws, such as U.S. financial institutions, insurance companies, broker-dealers, traders in securities that have made an election for U.S. federal income tax purposes to mark-to-market
their securities holdings,
tax-exempt
organizations, partnerships, Shareholders who are not “United States Persons” (as defined in the Code), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar. No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) regarding any matter relating to the Fund or the Shares. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussion set forth herein does not constitute tax advice. Prospective Shareholders and Shareholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Shares of the Fund, as well as the effects of state, local and
non-U.S.
tax laws.
For purposes of this discussion, a “U.S. Shareholder” is a beneficial owner of the Fund’s Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the Fund’s Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective beneficial owners of the Fund’s Shares that are partnerships or partners in such partnerships should consult their own tax advisers with respect to the purchase, ownership and disposition of the Fund’s Shares.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS OR
CO-INVESTMENTS,
ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Qualification as a Regulated Investment Company; Tax Treatment
It is expected that the Fund will qualify for treatment as a regulated investment company (“RIC”) under the Code. If the Fund so qualifies and distributes (or is deemed to have distributed) each taxable year to Shareholders

36

dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) plus 90% of any net tax-exempt
income for the Fund’s taxable year, the Fund will not be subject to U.S. federal corporate income taxes on any amounts it distributes as dividends for U.S. federal income tax purposes, including distributions (if any) derived from the Fund’s net capital gain (
i.e
., the excess of the net long-term capital gains over net short-term capital losses) to Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt
income, and net capital gains.
In addition, amounts not distributed on a timely basis in accordance with a separate calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the excise tax, the Fund generally must be considered to have distributed dividends for U.S. federal income tax purposes in respect of each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses), determined on a calendar year basis, (2) 98.2% of its capital gain net income, determined under prescribed rules for this purpose (which is generally determined on the basis of the one-year
period ending on October 31st of such calendar year, and adjusted for certain ordinary losses), and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund incurred no U.S. federal income tax. For U.S. federal income tax purposes, dividends declared by the Fund in October, November or December to Shareholders of record on a specified date in such a month and paid during January of the following calendar year are taxable to such Shareholders, and deductible by the Fund, as if paid on December 31 of the calendar year declared. The Fund generally intends to make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so.
In order to qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year (the “gross income test”) at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies, and (ii) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (all such income items, “qualifying gross income”); and (b) diversify its holdings (the “asset diversification test”) so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).
For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund’s distributive share of items of income, gain and loss derived through any Private Equity Assets that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized such tax items in the same manner as realized by those Private Equity Assets. Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will “look through” to the assets held by such Private Equity Assets.
A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such taxable year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC’s failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect. However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the above cure provision, it would have failed the gross income test equal to the amount by which the RIC’s non-qualifying
gross income

37

exceeds
one-ninth
of the RIC’s qualifying gross income, each as determined for purposes of applying the gross income test for such taxable year.
Additionally, a RIC that fails the asset diversification test as of the end of a quarter of a taxable year shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances. If the RIC’s failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) one percent of the total value of the RIC’s assets at the end of such quarter and (ii) $10 million (a “
de minimis
failure”), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.
In the case of a failure to satisfy the asset diversification test at the end of a quarter of a taxable year under circumstances that do not constitute a de minimis
failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC’s failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test. However, in such case, a tax is imposed on the RIC, at the highest stated corporate income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met. In all events, however, such tax will not be less than $50,000.
If before the end of any taxable quarter of its taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure. However, the action typically taken by RICs to avert such a failure (
e.g.
, the disposition of assets causing the asset diversification discrepancy) may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Private Equity Assets. While the Code generally affords the Fund a
30-day
period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified
assets, the constraints on the Fund’s ability to do so may limit utilization of this statutory
30-day
cure period and, possibly, the extended cure period provided by the Code as discussed above.
If the Fund does not qualify as a RIC, it will be treated for tax purposes as an ordinary corporation. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions made to Shareholders. In addition, all distributions (including distributions of net capital gain) made to Shareholders generally would be characterized as dividend income to the extent of the Fund’s current and accumulated earnings and profits.
The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income in connection with its liquidation of portfolio securities to fund Share repurchases. Any such income would be taken into account in determining whether the distribution requirements are satisfied, and to the extent that additional distributions are required, could generate additional taxable income for those Shareholders receiving such additional distributions. Furthermore, if the Fund is unable to liquidate portfolio securities in a manner that would enable the Fund to meet the income and asset diversification tests, the Fund could fail to qualify as a RIC, with the adverse consequences as set forth above.
Distributions
The Fund will ordinarily declare and pay distributions from its taxable net investment income and distribute net realized capital gains, if any, at least once a year. The Fund, however, may make distributions on a more

38

frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act. After the end of each calendar year, Shareholders will be provided a Form 1099, containing information regarding the amount and character of distributions received from the Fund during the calendar year.
Shareholders normally will be subject to U.S. federal income taxes, and any state and/or local income taxes, on any distributions that they receive from the Fund. Distributions from net investment income and net short-term capital gain generally will be characterized as ordinary income (which generally cannot be offset with capital losses from other sources), and, to the extent attributable to dividends from U.S. corporations, may be eligible for a dividends-received deduction for Shareholders that are corporations. Further, to the extent the dividends are attributable to dividends from U.S. corporations and certain foreign corporations, such dividends may, in certain cases, be eligible for treatment as “qualified dividend income,” which is generally subject to tax at rates equivalent to long-term capital gain tax rates, by Shareholders that are individuals. Distributions from net capital gain (typically referred to as a “capital gain dividend”) will be characterized as long-term capital gain, regardless of how long Shares have been held by the Shareholder and will not be eligible for the dividends-received deduction or treatment as “qualified dividend income.” However, if the Shareholder received any long-term capital gain distributions in respect of the repurchased Shares (including, for this purpose, amounts credited as undistributed capital gains in respect of those Shares) and held the repurchased Shares for six months or less, any loss realized by the Shareholder upon the repurchase will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions.
Distributions by the Fund that are or are considered to be in excess of the Fund’s current and accumulated earnings and profits for the relevant period will be treated as a tax-free
return of capital to the extent of (and in reduction of) a Shareholder’s tax basis in its Shares and any such amount in excess of such tax basis will be treated as gain from the sale of Shares, as discussed below. Similarly, as discussed below at “Income from Repurchases and Transfers of Shares,” if a repurchase of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares repurchased. In such case, the tax basis in the Shares repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be transferred to any remaining Shares held by the Shareholder.
The tax treatment of the Fund’s distributions from taxable net investment income and capital gains generally will be the same whether the Shareholder takes such distributions in cash or reinvests them to buy additional Shares.
The Fund may elect to retain its net capital gain or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, the Fund may report the retained amount as undistributed capital gains to its Shareholders, who will be treated as if each Shareholder received a distribution of his or her pro rata
share of such gain, with the result that each Shareholder will (i) be required to report his or her pro rata
share of such gain on his or her tax return as long-term capital gain, (ii) receive a refundable tax credit for his or her pro rata
share of tax paid by the Fund on the gain, and (iii) increase the tax basis for his or her Shares by an amount equal to the deemed distribution less the tax credit.
For taxable years beginning before January 1, 2026, individuals (and certain other non-corporate
entities) are generally eligible for a 20% deduction with respect to taxable ordinary real estate investment trust (“REIT”) dividends. Applicable Treasury regulations allow RICs to pass through to shareholders such taxable ordinary REIT dividends. Accordingly, individual (and certain other non-corporate)
Shareholders of the Fund that have received such taxable ordinary REIT dividends may be able to take advantage of this 20% deduction with respect to any such amounts passed through.

39

Certain distributions reported by the Fund as section 163(j) interest dividends may be treated as interest income by Shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.
An additional 3.8% tax will be imposed in respect of the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts to the extent such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. For these purposes, “net investment income” will generally include, among other things, dividends (including dividends paid with respect to the Shares to the extent paid out of the Fund’s current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of Shares), but will be reduced by any deductions properly allocable to such income or net gain. Shareholders are advised to consult their own tax advisors regarding the additional taxation of net investment income.
Income from Repurchases and Transfers of Shares
A repurchase or transfer of Shares by the Fund generally will be treated as a taxable transaction for U.S. federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend.” In general, the transaction should be treated as a sale or exchange of the Shares if the receipt of cash results in a meaningful reduction in the Shareholder’s proportionate interest in the Fund or results in a “complete redemption” of the Shareholder’s Shares, in each case applying certain constructive ownership rules in the Code. Alternatively, if a Shareholder does not submit for repurchase all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase may constitute a dividend to the Shareholder to the extent of such Shareholder’s pro rata
share of the Fund’s current and accumulated earnings and profits.
If the repurchase or transfer of a Shareholder’s Shares qualifies for sale or exchange treatment, the Shareholder will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased or transferred Shares and the adjusted tax basis of those Shares. Such gain or loss will be capital gain or loss if the repurchased or transferred Shares were held by the Shareholder as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for more than one year, or as short-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for one year or less.
Notwithstanding the foregoing, any capital loss realized by a Shareholder will be disallowed to the extent the Shares repurchased or transferred by the Fund are replaced (including through reinvestment of dividends) either with Shares or substantially identical securities within a period of 61 days beginning 30 days before and ending 30 days after the repurchase or transfer of the Shares. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired. The deductibility of capital losses may be subject to statutory limitations.
If the repurchase or transfer of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares.

40

The tax basis in the Shares repurchased or transferred by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be transferred to any remaining Shares held by the Shareholder. In such a case, there is a risk that Shareholders who are not seeking to have their Shares repurchased, and Shareholders who seek to have some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such repurchase offer, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the share repurchase program, and in particular whether such program is a single and isolated event or is part of a plan for periodically repurchasing Shares of the Fund.
The Fund generally will be required to report to the IRS and each Shareholder the cost basis and holding period for each respective Shareholder’s Shares repurchased or transferred by the Fund. The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action. If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method in respect of its Shares, the Shareholder must contact the Administrator to obtain and complete a cost basis election form. The cost basis method applicable to a particular Share repurchase or transfer may not be changed after the valuation date established by the Fund in respect of that repurchase or transfer. Shareholders should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them.
A sale of Shares, other than in the context of a repurchase or transfer of Shares by the Fund, generally will have the same tax consequences as described above in respect of a Share repurchase that qualifies for “sale or exchange” treatment.
If a Shareholder recognizes a loss with respect to Shares in excess of certain prescribed thresholds (generally, $2,500,000 or more for an individual Shareholder or $10,000,000 or more for a corporate Shareholder), the Shareholder must file with the IRS a disclosure statement on an IRS Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.
Other Considerations
U.S. Shareholders who have not
“opted-out”
of the Fund’s DRIP will have their cash dividends and distributions net of any applicable U.S. withholding tax (including any amounts withheld for which a refund is available by filing a U.S. federal income tax return) automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to Shareholders. A Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above net asset value, in which case, the U.S. Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.
The Fund expects to be treated as a “publicly offered regulated investment company.” A “publicly offered regulated investment company” is a RIC whose equity interests are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by at least 500 persons at all times during the RIC’s taxable year. As a “publicly offered regulated investment company,” in addition to the Fund’s DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the annual distribution requirement, the dividend must be payable at the election of

41

each Shareholder in cash or Shares (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares of the Fund. The value of the portion of the distribution made in Shares will be equal to the amount of cash for which the Shares is substituted, and the Fund’s U.S. Shareholders will be subject to tax on such amount as though they had received cash.
Private Equity Assets
It is intended that the Fund invests a portion of its assets in Private Equity Assets, some of which may be classified as partnerships for U.S. federal income tax purposes. An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) generally is not subject to an entity-level U.S. federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short- term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year. Each such item will have the same character to a partner and will generally have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Fund and certain Private Equity Assets (including in circumstances where investments by the Private Equity Assets, such as investments in debt instrument with “original issue discount,” generate income prior to a corresponding receipt of cash). In such case, the Fund may have to dispose of interests in Private Equity Assets that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Private Equity Asset earn income of a type that is not qualifying gross income for purposes of the gross income test or hold assets that could cause the Fund not to satisfy the RIC asset diversification test.
Some of the income that the Fund may earn directly or through a Private Equity Asset, such as income recognized from an equity investment in an operating partnership, may not satisfy the gross income test. To manage the risk that such income might jeopardize the Fund’s tax status as a RIC resulting from a failure to satisfy the gross income test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related investment. Such subsidiary entities generally will be required to incur entity-level income taxes on their earnings, which ultimately will reduce the return to Shareholders.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS OR
CO-INVESTMENTS,
ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Ordinarily, gains and losses realized from portfolio transactions will be characterized as capital gains and losses. However, because the functional currency of the Fund for U.S. federal income tax purposes is the U.S. dollar, a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and
non-U.S.
dollar denominated securities (including debt instruments, certain futures or forward contracts and options, and similar financial instruments) is generally characterized as ordinary income or loss under Section 988 of the Code. Section 988 of the Code similarly provides that gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such

42

receivables are collected or the time that the liabilities are paid would be generally characterized as ordinary income or loss. In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be characterized as ordinary income. Finally, all or a portion of any gain realized from engaging in “conversion transactions” (as defined in the Code to generally include certain transactions designed to convert ordinary income into capital gain) may be characterized as ordinary income.
Hedging and Derivative Transactions
Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions (“Section 1256 Contracts”) generally is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss. Gain or loss will arise upon exercise or lapse of Section 1256 Contracts. In addition, any Section 1256 Contracts remaining unexercised both at October 31 of each calendar year as well as at the end of the Fund’s taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.
Subject to its investment policies, the Fund may acquire certain foreign currency forward contracts, enter into certain foreign currency futures contracts, acquire put and call options on foreign currencies, or acquire or enter into similar foreign currency-related financial instruments. Generally, foreign currency regulated futures contracts and option contracts that qualify as Section 1256 Contracts will not be subject to ordinary income or loss treatment under Section 988 of the Code. However, if the Fund acquires or enters into any foreign currency futures contracts or options contracts that are not Section 1256 Contracts, or any foreign currency forward contracts or similar foreign currency-related financial instruments, any gain or loss realized by the Fund with respect to such contract or financial instruments generally will be characterized as ordinary gain or loss unless the contract or financial instrument in question is a capital asset in the hands of the Fund and is not part of a straddle transaction (as described below), and an election is made by the Fund (before the close of the day the transaction is entered into) to characterize the gain or loss attributable to such contract or financial instrument as capital gain or loss.
Offsetting positions held by the Fund, or the Private Equity Assets, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute “straddles.” In addition, investments by the Fund in particular combinations of Private Equity Assets may also be treated as a “straddle.” To the extent the straddle rules apply to positions established by the Fund, or the Private Equity Assets, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Certain of the straddle positions held by the Fund, or the Private Equity Assets, may constitute “mixed straddles.” One or more elections may be made in respect of the U.S. federal income tax treatment of “mixed straddles,” resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.
If the Fund, or possibly Private Equity Asset, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Private Equity Asset, enters into the financial position or acquires the property, respectively. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that
60-day
period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

43

If the Fund, or possibly Private Equity Asset, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-thru entities (including other RICs, REITs, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge. The U.S. Treasury Department (the “Treasury”) and the IRS have the authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.
Passive Foreign Investment Companies and Controlled Foreign Corporations
The Fund may indirectly hold equity interests in
non-U.S.
Private Equity Assets and/or
non-U.S.
portfolio companies that may be treated as “passive foreign investment companies” (each, a “PFIC”) under the Code. A PFIC is generally defined as a
non-U.S.
entity which is classified as a corporation for U.S. federal income tax purposes, and which earns at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or which holds at least 50% of its total assets in assets producing such passive income. The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If an election is made to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), then the Fund would be required, in lieu of the foregoing requirements, to include in its income each taxable year a portion of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund. If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund. The QEF election may not be able to be made with respect to many PFICs because of certain requirements that the PFICs themselves would have to satisfy. Alternatively, in certain cases, an election can be made to mark-to-market
the shares of a PFIC held by the Fund at the end of the Fund’s taxable year (as well as on certain other dates prescribed in the Code). In this case, the Fund would recognize as ordinary income its share of any increase in the value of such PFIC shares, and as ordinary loss its share of any decrease in such value, to the extent such loss did not exceed its share of prior increases in income derived from such PFIC shares. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable taxable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above).
Dividends paid by PFICs will not be treated as “qualified dividend income.” In certain cases, the Fund will not be the party legally permitted to make the QEF election or the mark-to-market
election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market
election will do so.
If the Fund holds 10% or more (by vote or value) of the interests treated as equity for U.S. federal income tax purposes in a foreign entity classified as a corporation for U.S. federal income tax purposes and considered a controlled foreign corporation (“CFC”) under the Code, the Fund may be treated as receiving a deemed distribution (
i.e
., characterized as ordinary income) each taxable year from such foreign corporation in an amount equal to its pro rata
share of such entity’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the entity makes an actual distribution during such taxable year. The Fund would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether the Fund satisfies the distribution requirements applicable to RICs, even to the extent the amount of the Fund’s income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and the proceeds from any sales or other dispositions of CFC stock

44

during the Fund’s taxable year. In general, a foreign entity classified as a corporation for U.S. federal income tax purposes will be considered a CFC if greater than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by any U.S. person(s) that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a foreign entity classified as a corporation for U.S. federal income tax purposes.
Under applicable final Treasury regulations, certain income derived by the Fund from a CFC or a PFIC with respect to which the Fund has made a QEF election would generally constitute qualifying income under the gross income test for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC or the PFIC makes current distributions of that income to the Fund or the included income is derived with respect to the Fund’s business of investing in stocks and securities. The Fund may be restricted in its ability to make QEF elections with respect to the Fund’s holdings in Private Equity Assets and other issuers that could be treated as PFICs or implement certain restrictions with the respect to any Private Equity Assets or other issuers that could be treated as CFCs in order to limit the Fund’s tax liability or maximize the Fund’s after-tax
return from these investments.
State and Local Taxes
In addition to the U.S. federal income tax consequences summarized above, Shareholders and prospective Shareholders should consider the potential state and local tax consequences associated with an investment in the Fund. The Fund may become subject to income and other taxes in states and localities based on the Fund’s investments in entities that conduct business in those jurisdictions. Shareholders will generally be taxable in their state of residence with respect to their income or gains earned and distributed by the Fund as dividends for U.S. federal income tax purposes, or the amount of their investment in the Fund.
Foreign Taxes
The Fund’s investment in
non-U.S.
stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund’s yield on those stocks or securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund’s assets at year-end
consists of the stock or securities of foreign corporations, the Fund may elect to permit its Shareholders to claim a credit or deduction on their income tax returns for their pro rata
portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code. In such a case, Shareholders of the Fund will include in gross income from foreign sources their pro rata
shares of such taxes. The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.
Information Reporting and Backup Withholding
Information returns will generally be filed with the IRS in connection with distributions made by the Fund to Shareholders unless Shareholders establish they are exempt from such information reporting (e.g., by properly establishing that they are classified as corporations for U.S. federal tax purposes). Additionally, the Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Shareholders who fail to provide the Fund with their correct taxpayer identification numbers, generally on an IRS Form
W-9,
or who otherwise fail to make required certifications, or if the Fund or the Shareholder has been notified by the IRS that such Shareholder is subject to backup withholding. Certain Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding but may be required to demonstrate their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the Shareholder’s U.S. federal income tax liability if the appropriate information is provided to the IRS.

45

U.S. Federally
Tax-Exempt
Shareholders
Under current law, the Fund serves to “block” (that is, prevent the attribution to Shareholders of) unrelated business taxable income (“UBTI”) from being realized by its U.S. federally tax-exempt
Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a U.S. federally tax-exempt
Shareholder could realize UBTI by virtue of its investment in Shares of the Fund if the U.S. federally tax-exempt
Shareholder has engaged in a borrowing or other similar transaction to acquire its Shares. A U.S. federally tax-exempt
Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools. If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.
Foreign Shareholders
U.S. taxation of a Shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (each, a “Foreign Shareholder”) as defined in the Code, depends on whether the income of the Fund is “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder.
Income Not Effectively Connected.
If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder, distributions of investment company taxable income will generally be subject to a U.S. tax of 30% (or lower treaty rate, except in the case of any “excess inclusion income” allocated to the Foreign Shareholder), which tax is generally withheld from such distributions. Capital gain dividends and any amounts retained by the Fund which are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or lower treaty rate), unless the Foreign Shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. In order to qualify for any reduction or exemption from U.S. withholding tax, a Foreign Shareholder must comply with applicable certification requirements relating to its
non-U.S.
status (including, in general, furnishing an IRS Form
W-8BEN,
IRS Form
W-8BEN-E,
IRS Form
W-8ECI,
IRS Form
W-8IMY
or IRS Form
W-8EXP,
or an acceptable substitute or successor form).
Any capital gain that a Foreign Shareholder realizes upon a repurchase of Shares or otherwise upon a sale or exchange of Shares will ordinarily be exempt from U.S. tax unless, in the case of a Foreign Shareholder that is a nonresident alien individual, the gain is U.S. source income and such Foreign Shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% tax.
Income Effectively Connected.
If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Foreign Shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Shares of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate Foreign Shareholders may also be subject to the branch profits tax imposed by the Code.
In the case of a Foreign Shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the Foreign Shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption in the manner discussed above.

46

The tax consequences to a Foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.
Foreign Account Tax Compliance Act
The Fund is required under the Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code to withhold U.S. tax (at a 30% rate) on payments of amounts treated as dividends for U.S. federal income tax purposes made to certain
non-U.S.
entities (including financial intermediaries) that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the Treasury of U.S.-owned foreign investment accounts unless various U.S. information reporting and diligence requirements (that are in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (
e.g
., IRS Form
W-8BEN))
and certain other requirements have been satisfied. The information required to be reported includes the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Persons located in jurisdictions that have entered into an intergovernmental agreement with the U.S. to implement FATCA may be subject to different rules. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.
Other Taxation
The foregoing represents a summary of the general tax rules and considerations affecting Shareholders and the Fund’s operations, and neither purports to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, other state, local, and foreign taxes, estate and inheritance taxes, or intangible property taxes, which may be imposed by various jurisdictions. The Fund also may be subject to additional state, local, or foreign taxes that could reduce the amounts distributable to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Shareholders should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Shares and the particular tax consequences to them of an investment in the Fund. In addition to the particular matters set forth in this section, tax-exempt
entities should carefully review those sections of this Prospectus and its related SAI regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans.

47

ERISA AND CERTAIN OTHER CONSIDERATIONS
Persons who are fiduciaries with respect to an employee benefit plan, individual retirement account (“IRA”), Keogh plan, or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code (an “ERISA Plan”) should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in non-exempt prohibited transactions, and other standards.
An ERISA Plan that proposes to invest in the Fund may be required to represent to the Board of Trustees that it, and any fiduciaries responsible for the ERISA Plan’s investments, are aware of and understand the Fund’s investment objective, policies, and strategies; that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and that the decision to invest plan assets in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and the Code, as applicable.
Certain prospective ERISA Plan investors may currently maintain relationships with the Advisers or one or more Investment Managers in which the Fund invests, or with other entities that are affiliated with the Advisers or such Investment Managers. Each of such persons may be deemed to be a party in interest to or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory, or other services. ERISA prohibits (and the Code penalizes) the use of ERISA Plan assets for the benefit of a party in interest, and also prohibits (and penalizes) an ERISA Plan fiduciary from using its position to cause such ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA Plan Shareholders should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. Fiduciaries of ERISA Plan Shareholders may be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that are duly authorized to make such investment decisions, and that have not relied on any individualized advice of such affiliated persons, as a basis for the decision to invest in the Fund.
An additional issue concerns the extent to which we or all or a portion of the Fund’s assets could themselves be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Under ERISA and the regulations promulgated thereunder by the U.S. Department of Labor (the “DOL”), as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), when a Benefit Plan Investor (defined below) invests in an equity interest of an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors is not “significant” (each within the meaning of the Plan Asset Regulations). The term Benefit Plan Investor is defined under ERISA to include any (a) “employee benefit plan” (as defined in section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, (b) “plan” as defined in section 4975(e)(1) of the Code subject to Section 4975 of the Code, and (c) entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in the entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any Benefit Plan Investor investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or the prohibited transaction provisions of Section 4975 of the Code. Thus, none of the Fund or the Advisers will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any Benefit Plan Investor that becomes a Shareholder, solely as a result of the Benefit Plan Investor’s investment in the Fund.

48

Employee benefit plans and other retirement arrangements that are not subject to ERISA or the related provisions of the Code (“Other Plans”), including, without limitation, governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and
non-U.S.
plans (as described in Section 4(b)(4) of ERISA) may be subject to other U.S. or
non-U.S.
federal, state, local or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Other Plan Laws”). Fiduciaries of Other Plans should consult with their own counsel and other advisors regarding applicable Other Plan Laws in connection with an investment in the Fund.
By acceptance of any class of Shares, each Shareholder will be deemed to have represented and warranted that either (i) the Shareholder is not, and is not investing on behalf of, any Benefit Plan Investor or Other Plan or (ii) the purchase and holding of the Shares by such Shareholder will not constitute or result in a non-exempt
prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Other Plan Laws.
The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.
THE FUND’S SALE OF SHARES TO ERISA PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISERS, OR ANY OF ITS AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY ANY ERISA PLAN MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO ERISA PLANS GENERALLY OR TO ANY PARTICULAR ERISA PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR ERISA PLANS GENERALLY OR FOR ANY PARTICULAR ERISA PLAN.

49

ADMINISTRATOR AND
SUB-ADMINISTRATOR
StepStone Private Wealth, when providing services under the administration agreement, serves as the Fund’s administrator (the “Administrator”) and will provide certain administrative and fund accounting services to the Fund. Under the terms of an administration agreement between the Fund and the Administrator (the “Administration Agreement”), the Administrator is responsible for, among other things, certain administration, accounting and investor services for the Fund. In consideration for these services, the Fund pays the Administrator the Administration Fee in an amount up to 0.32% on an annualized basis of the Fund’s net assets. The Administration Fee is calculated monthly based on the Fund’s average daily net assets and payable monthly in arrears. The Administration Fee is an expense paid out of the Fund’s net assets. The Administrator’s principal business address is 128 S Tryon St., Suite 1600, Charlotte, NC 28202.
The Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the responsibilities, obligations or duties thereunder, neither the Administrator nor its shareholders, officers, directors, employees, agents or control persons shall be liable for any act or omission in connection with or arising out of any services rendered under the Administration Agreement.
UMB Fund Services, Inc. serves as the Fund’s
sub-administrator
(the
“Sub-Administrator”)
and performs certain
sub-administration
and
sub-accounting
services for the Fund. In consideration of the
sub-administrative
services and
sub-accounting
services provided by the
Sub-Administrator
to the Fund, the Administrator pays the
Sub-Administrator
from the proceeds of the Administration Fee a
sub-administration
fee (the
“Sub-Administration
Fee”) in an amount up to 0.055% on an annualized basis of the Fund’s net assets, subject to a minimum annual fee. The
Sub-Administration
Fee is calculated based on the Fund’s
month-end
net asset value and payable monthly in arrears. The
Sub-Administrator’s
principal business address is 235 West Galena Street, Milwaukee, Wisconsin 53212.
As of the date of this SAI, the Fund has not made any payments to the Administrator for its services as administrator for the Fund because the Fund has not yet commenced operations.

50

CUSTODIAN AND TRANSFER AGENT
UMB Bank, N.A. (the “Custodian”) serves as the custodian of the Fund’s assets and may maintain custody of the Fund’s assets with domestic and foreign sub-custodians
(which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are not held by the Advisers or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 928 Grand Blvd., 5th Floor, Kansas City, Missouri 64106.
UMB Fund Services, Inc. serves as Transfer Agent with respect to maintaining the registry of the Fund’s Shareholders and processing matters relating to subscriptions for, and repurchases of, Shares. The Transfer Agent’s principal business address is 235 West Galena Street, Milwaukee, Wisconsin 53212.

51

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is One Manhattan West, New York, NY 10001.

52

DISTRIBUTOR
Distribution Services, LLC acts as the distributor of the Fund’s Shares. The Distributor’s principal business address is 3 Canal Plaza, Suite 100, Portland, ME 04101.

53

LEGAL COUNSEL
Simpson Thacher & Bartlett LLP, Washington, DC and New York, NY, acts as legal counsel to the Fund. Its principal business address is 425 Lexington Avenue, New York, NY 10017. Richards, Layton & Finger, P.A., Wilmington, Delaware, acts as special Delaware counsel to the Fund. No attorney-client relationship exists, however, between Simpson Thacher & Bartlett LLP or Richards, Layton & Finger, P.A. and any other person solely by reason of such other person investing in the Fund.

54

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
The Fund had not commenced operations as of July 31, 2025, and except as noted below, no persons owned of record or beneficially 5% or more of the outstanding Shares of the Fund as of that date. StepStone Group LP has provided the initial investment in the Fund. For so long as StepStone Group LP has a greater than 25% interest in the Fund, it may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

55

REPORTS TO SHAREHOLDERS
By January 31 of each year, Shareholders will be provided a Form 1099, containing information regarding the amount and character of distributions received from the Fund during the preceding calendar year. The Fund will prepare and transmit to its Shareholders, a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act. Quarterly reports from the Adviser regarding the Fund’s operations during such period also will be made available to the Fund’s Shareholders.

56

FISCAL YEAR
For accounting purposes, the fiscal year of the Fund is the
12-month
period ending on March 31. The
12-month
period ending September 30 of each year will be the taxable year of the Fund unless otherwise determined by the Fund.

57

FINANCIAL STATEMENTS

Ernst & Young LLP One Manhattan West New York, NY 10001-8604	Tel: +1 212 773 3000 ey.com

Report of Independent Registered Public Accounting Firm
To the Shareholder and the Board of Trustees of
StepStone Private Equity Strategies Fund
Opinion on the Financial Statements
We have audited the accompanying statement of assets and liabilities of StepStone Private Equity Strategies Fund (the “Fund”) as of July 24, 2025, and the related statement of operations for the period from April 23, 2025 (inception) through July 24, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund at July 24, 2025, and the results of its operations for the period from April 23, 2025 (inception) through July 24, 2025, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of the Fund’s internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the auditor of one or more StepStone Group LP investment companies since 2020.
New York, New York
July 30, 2025

58

StepStone Private Equity Strategies Fund

Statement of Assets and Liabilities
July 24, 2025

Assets
Deferred offering costs	$450,149
Due from Adviser	282,980
Cash and cash equivalents	100,000
Deferred debt issuance costs	5,832

Total Assets	838,961

Liabilities
Due to Adviser	$387,198
Professional fees payable	351,763

Total Liabilities	738,961

Commitments and contingencies (Note 6)

Net Assets	$100,000

Components of Net Assets:
Paid-in capital	100,000

Net Assets	$100,000

Class I:
Net Assets	$100,000
Outstanding shares (unlimited number of shares authorized)	10,000

Net Asset Value Per Share	$10.00

The accompanying notes are an integral part of these financial statements.

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StepStone Private Equity Strategies Fund

Statement of Operations
For the period April 23, 2025 (inception) through July 24, 2025

Investment Income	$—

Expenses
Organizational expenses (Note 2)	282,980

Total Expenses	282,980
Adviser expense reimbursement (Note 2)	(282,980)

Net Expenses	—

Net Investment Income (Loss)	$—

Net Increase (Decrease) in Net Assets from Operations	$—

The accompanying notes are an integral part of these financial statements.

60

StepStone Private Equity Strategies Fund

Notes to Financial Statements
July 24, 2025

1. Organization
StepStone Private Equity Strategies Fund (the “Fund” or “STPEX”) was organized on April 23, 2025 as a Delaware statutory trust under the Delaware Statutory Trust Act and is registered under the Investment Company Act of 1940, as amended, as a non-diversified,
closed-end
management investment company that will be operated as an interval fund.
The Fund’s investment objective is to achieve long-term capital appreciation. The Fund will attempt to achieve its investment objectives by making investments in private companies through bespoke, privately negotiated transactions, including investments in buyout, growth equity and, to a limited extent, venture capital. Collectively, these investment structures or vehicles are broadly referred to as “Private Equity Assets.” The Fund will principally invest in U.S.-domiciled investments but may also invest in
non-U.S.
investments.
StepStone Group Private Wealth LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, and a wholly owned business of StepStone Group LP (“StepStone”), serves as the Fund’s investment adviser (the “Adviser”). The Adviser oversees the management of the Fund’s day-to-day
activities including structuring, governance, distribution, reporting and oversight. StepStone Group LP, a wholly owned subsidiary of StepStone, serves as the Fund’s investment sub-adviser
(the
“Sub-Adviser”)
and is responsible for the
day-to-day
management of the Fund’s assets. The Fund’s Board of Trustees (“Board”) provides broad oversight over the Fund’s investment program, management and operations and has the right to delegate management responsibilities. The initial meetings of the Board were held on May 22, 2025 and June 5, 2025.
The Fund will offer Class I shares, Class D shares and Class S shares (together, the “Shares”). The Fund has been inactive since the date it was organized except for matters relating to the Fund’s establishment, the registration of the Shares under the Securities Act of 1933 and the sale of 10,000 Class I shares to StepStone for $100,000 on July 24, 2025. As of July 24, 2025, no Class D or Class S shares were issued or outstanding. The Fund will commence operations upon the sale of additional shares to unaffiliated shareholders.
2. Summary of Significant Accounting Policies
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in U.S. dollars which is the functional currency of the Fund. The Fund is an investment company and therefore applies the accounting and reporting guidance issued by the U.S. Financial Accounting Standards Board in Accounting Standards Codification Topic 946,
Financial Services – Investment Companies.
The following are significant accounting policies which are consistently followed in the preparation of the financial statements of the Fund. Separate statements of changes in net assets, cash flows and financial highlights have not been presented in the financial statements because principal operations have not commenced. The following are significant accounting policies which are consistently followed in the preparation of the financial statements of the Fund.
Cash and Cash Equivalents
Cash and Cash Equivalents includes monies on deposit and/or short-term, interest-bearing, highly liquid money market investments with UMB Bank, N.A. (“UMB Bank”), the Fund’s custodian. There are no restrictions on the cash currently held by UMB Bank on the Fund’s behalf. Deposits, at times, may exceed the insurance limit guaranteed by the Federal Deposit Insurance Corporation. The Fund does not believe it is exposed to significant credit risk on such deposits.

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StepStone Private Equity Strategies Fund

Notes to Financial Statements (continued)
July 24, 2025

2. Summary of Significant Accounting Policies (continued)
Debt Issuance Costs
Debt issuance costs consist of fees and expenses incurred in connection with the anticipated closing and future amendments of the Fund’s credit facility. These costs will be amortized over the term of the related debt instruments once the facility is established. Deferred debt issuance costs are presented on the Consolidated Statement of Assets and Liabilities.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Changes in the economic environment, financial markets and any other factors or parameters used in determining these estimates could cause actual results to differ materially from these estimates.
Organizational and Offering Costs
Organizational expenses consist of the costs of forming the Fund, including drafting administration, sub-administration,
custody, escrow and transfer agency agreements, legal services in connection with the initial meetings of the Board and the Fund’s seed audit costs. Offering costs consist of the costs of preparation, review and filing with the SEC, the Fund’s registration statement (including the Prospectus and the Statement of Additional Information (“SAI”)), any associated marketing or similar materials, the printing, mailing or other distribution of the Prospectus, SAI and/or marketing materials and the amounts of filing fees and legal fees associated with the offering.
The Fund’s organizational expenses of $282,980, which have been incurred through July 24, 2025, consist of $203,685 that has been paid by the Adviser on behalf of the Fund and is recorded in “Due to Adviser” in the statement of assets and liabilities and $79,295 that has not yet been paid and is reflected as ‘Professional fees payable’ on the statement of assets and liabilities. These expenses are subject to recoupment by the Adviser from the Fund, subject to the Fund’s expense limitation and reimbursement agreement (“Expense Limitation and Reimbursement Agreement”, as further discussed in Note 3), after the Fund commences operations. The Fund expenses organizational costs as incurred.
During the period from Inception through July 24, 2025, the Fund has incurred $450,149 in offering costs which will be amortized over twelve months on a straight-line basis upon the commencement of operations. Of this amount, $183,513 has been paid by the Adviser on behalf of the Fund and is recorded in “Due to Adviser” in the statement of assets and liabilities and is accounted for as a deferred charge until commencement of operations. The remaining $266,636 is included in ”Professional fees payable” on the statement of assets and liabilities and represents offering costs incurred but not yet paid by the Adviser. Any additional offering costs incurred prior to the commencement of operations will be paid by the Adviser. These costs are subject to recoupment by the Adviser from the Fund, subject to the Expense Limitation and Reimbursement Agreement, after the Fund commences operations. Upon commencement of operations, ongoing offering costs will be expensed as incurred.
Federal Income Taxes
For U.S. federal income tax purposes, the Fund intends to elect to be treated, and intends to qualify annually, as a Regulated Investment Company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended,

62

StepStone Private Equity Strategies Fund

Notes to Financial Statements (continued)
July 24, 2025

2. Summary of Significant Accounting Policies (continued)
by distributing substantially all of its taxable net investment income and net realized capital gains to Shareholders each year and by meeting certain diversification and income requirements with respect to investments. If the Fund were to fail to meet the requirements to qualify as a RIC, and if the Fund were ineligible to or otherwise unable to cure such failure, the Fund would be subject to tax on its taxable income at corporate rates, whether or not distributed to Shareholders, and all distributions of earnings and profits would be taxable to Shareholders as ordinary income.
3. Investment Adviser
The Fund has entered into an investment advisory agreement (the “Investment Advisory Agreement”) with the Adviser. Pursuant to the Investment Advisory Agreement, the Fund pays the Adviser a management fee (“Management Fee”) equal to 1.60% on an annualized basis of the Fund’s daily net asset value (“NAV”). The Management Fee will be accrued daily and payable monthly in arrears within ten business days after the end of the month. Management fees are not charged until the Fund commences operations.
The Adviser has entered into the Expense Limitation and Reimbursement Agreement with the Fund from an effective date of June 5, 2025 through the one-year
anniversary of the commencement of operations of the Fund (the “Limitation Period”). The Adviser may extend the Limitation Period for a period of one year on an annual basis. The Expense Limitation and Reimbursement Agreement limits the amount of the Fund’s aggregate ordinary operating expenses, excluding certain specified expenses (the “Specified Expenses”), borne by the Fund in respect of each class of Shares during the Limitation Period to an amount not to exceed 1.00% for Class I shares, Class D shares and Class S shares, on an annualized basis, of the Fund’s prior day net assets (the “Expense Cap”).
Specified Expenses that are not covered by the Expense Limitation and Reimbursement Agreement include: (i) the Management Fee; (ii) all fees and expenses of Private Equity Assets and other investments in which the Fund invests (including the underlying fees of the Investment Funds and other investments (the Acquired Fund Fees and Expenses)); (iii) transactional costs, including legal costs and brokerage commissions, and sourcing and servicing or related fees incurred by the Fund in connection with the servicing by non-affiliated
third parties of, and other related administrative services associated with the acquisition and disposition of the Fund’s investments; (iv) interest payments incurred on borrowings by the Fund or its subsidiaries; (v) fees and expenses incurred in connection with any credit facility obtained by the Fund or any of its subsidiaries, including any expenses for acquiring ratings related to the credit facilities; (vi) distribution and shareholder servicing fees, as applicable; (vii) taxes; (viii) any indemnification expenses; (ix) expenses in connection with holding and/or soliciting proxies for any meetings of shareholders; and (x) extraordinary expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding. If the Fund’s aggregate ordinary operating expenses, exclusive of the Specified Expenses, in respect of any Class of Shares for any day exceed the Expense Cap, the Adviser will waive its Management Fee, directly pay expenses on behalf of the Fund and/or reimburse the Fund for expenses to the extent necessary to eliminate such excess.
To the extent that the Adviser waives its Management Fee, reimburses expenses or pay expenses directly on behalf of the Fund, it is permitted to recoup from the Fund any such amounts for a period not to exceed three years from the month in which such fees and expenses were waived, reimbursed or paid, even if such recoupment occurs after the termination of the Limitation Period. However, the Adviser may only recoup the waived fees, reimbursed expenses or directly paid expenses in respect of the applicable class of Shares if (i) the aggregate ordinary operating expenses have fallen to a level below the Expense Cap and (ii) the recouped amount does not raise the level of aggregate ordinary operating expenses plus waived fees, reimbursed expenses or directly paid

63

StepStone Private Equity Strategies Fund

Notes to Financial Statements (continued)
July 24, 2025

3. Investment Adviser (continued)
expenses in respect of a class of Shares in the month of recoupment to a level that exceeds (x) any Expense Cap applicable at that time or (y) the Expense Cap in effect at the time such fees and expenses were waived, reimbursed, or paid.
4. Administrator, Custodian and Transfer Agent
The Adviser serves as the Fund’s administrator (the “Administrator”) pursuant to an administration agreement (the “Administration Agreement”) under which the Administrator provides administrative, accounting and other services. Pursuant to the Administration Agreement, the Fund will pay the Administrator an administration fee in an amount up to 0.32% on an annualized basis of the Fund’s average daily net assets, payable in arrears.
UMB Fund Services, Inc. serves as the Fund’s
sub-administrator
(the
“Sub-Administrator”)
pursuant to a
sub-administration
agreement under which the
Sub-Administrator
performs certain administrative and accounting services for the Fund, on behalf of the Administrator. The sub-administration
fee will be paid monthly by the Administrator from the proceeds of the administration fee and is based upon the Fund’s average daily net assets, subject to an annual minimum.
UMB Bank, N.A. serves as the Fund’s custodian (the “Custodian”) pursuant to a custody agreement. The Custodian holds the Fund’s domestic assets. Foreign assets are held by sub-custodians.
UMB Fund Services, Inc. serves as the Fund’s transfer agent (the “Transfer Agent”) pursuant to a transfer agency agreement. The Transfer Agent, among other things, receives and processes purchase orders, effects issuance of Shares, prepares and transmits payments for distributions, receives and processes repurchase offers and maintains records of account.
Administration,
Sub-Administration,
Custodian, and Transfer Agent fees will not be charged until the Fund commences operations.
5. Capital Share Transactions
Fund Shares will be offered on a continuous basis. The Fund will repurchase Shares from shareholders pursuant to written repurchase offers on terms and conditions that the Board determines to be fair to the Fund and to all shareholders. In connection with any given semi-annual repurchase offer, the Fund currently intends to repurchase a minimum of 5.00% and up to a maximum of 25.00% of its outstanding Shares, pursuant to Rule
23c-3
under the 1940 Act unless such offer is suspended or postponed in accordance with regulatory requirements. No shareholder will have the right to require the Fund to repurchase such shareholder’s Shares or any portion thereof. In the event that shareholders, in the aggregate, submit for repurchase more than the number of Shares that the Fund will offer to repurchase, the Fund may repurchase the Shares on a pro rata basis, which may result in the Fund not honoring the full amount of a Share repurchase requested by a shareholder. In connection with any given semi-annual repurchase offer, the Fund currently intends to repurchase
5.00% of its outstanding Shares.
6. Commitments and Contingencies
As of July 24, 2025, the Adviser has paid $282,980 in organizational expenses on behalf of the Fund, which are recorded as Due to Adviser and are subject to recoupment by the Adviser under the terms of the Expense Limitation and Reimbursement Agreement, as discussed in Notes 2 and 3.
7. Subsequent Events
In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in the Fund’s financial statements.

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ANNEX A
STEPSTONE GROUP PRIVATE WEALTH LLC
PROXY VOTING POLICY
Pursuant to Rule
206(4)-6
and Rule
204-2
under the Advisers Act, it is a fraudulent, deceptive, or manipulative act, practice or course of business, within the meaning of Section 206(4) of the Advisers Act, for an investment adviser to exercise voting authority with respect to client securities, unless (A) the adviser has adopted and implemented written policies and procedures that are reasonably designed to ensure that the adviser votes proxies in the best interests of its clients, (B) the adviser describes its proxy voting procedures to its clients and provides copies on request, and (C) the adviser discloses to clients how they may obtain information on how the adviser voted their proxies.

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VOTING PROXIES
The
Sub-Adviser
is responsible for voting proxies on behalf of the Fund. The
Sub-Adviser
must vote proxies in a way that is consistent with the
Sub-Adviser’s
fiduciary duty to the Fund, and any investment policy of the Fund and maintain records of proxies voted, together with a brief explanation why votes were cast in a particular way.
The
Sub-Adviser,
as a matter of policy and as a fiduciary to the Fund, has responsibility for voting proxies for portfolio securities consistent with the best economic interest of the Fund. The
Sub-Adviser’s
policy and practice includes the responsibility to monitor corporate actions, receive and vote client proxies and disclose any potential conflicts of interest as well as make information available to clients about the voting of proxies for their portfolio securities and maintaining relevant and required records.
The
Sub-Adviser
has adopted the following procedures to implement StepStone’s firm policy in regard to the Fund.
Voting Procedures
All investment professionals will forward any proxy materials received on behalf of the Fund to the
Sub-Adviser’s
Chief Compliance Officer, as applicable.
The
Sub-Adviser’s
Chief Compliance Officer, as applicable, will verify the Fund holds the security to which the proxy relates.
Absent material conflicts, the investment professionals responsible for the investment to which the proxy materials relate, in consultation with
Sub-Adviser’s
Chief Compliance Officer will determine how the
Sub-Adviser
should vote the proxy in accordance with applicable voting guidelines, complete the proxy, and vote the proxy in a timely and appropriate manner.
Voting Guidelines
The
Sub-Adviser
will vote proxies in the best interests of the Fund. The
Sub-Adviser’s
policy is to vote all proxies from a specific issuer the same way for each client absent qualifying restrictions from a client or as documented in the file by
Sub-Adviser’s
Chief Compliance Officer, as applicable. Clients of the
Sub-Adviser,
outside of the Fund, are permitted to place reasonable restrictions on the
Sub-Adviser’s
voting authority in the same manner that they may place such restrictions on the actual selection of account securities.
The
Sub-Adviser
will generally vote in favor of routine corporate housekeeping proposals such as to change capitalization (e.g., increase the authorized number of common or preferred shares of stock (to the extent there are not disproportionate voting rights per preferred share)), the election of directors, setting the time and place of the annual meeting, change of fiscal year, change of name, and selection of auditors absent conflicts of interest raised by an auditor’s non-audit
services.
In the case of
non-routine
matters, voting decisions will generally be made in support of management, unless it is believed that such recommendation is not in the best interests of the Fund. On a case by case basis, the
Sub-Adviser
will decide
non-routine
matters, taking into account the opinion of management and the effect on management, and the effect on shareholder value and the issuer’s business practices. These matters include, but are not limited to, change of domicile, change in preemptive rights or cumulative voting rights, compensation plans, investment restrictions for social policy goals, precatory proposals, classification of the board of directors, poison pill proposals or amendments, recapitalizations, and super-majority voting.
The
Sub-Adviser
will abstain from voting if it is determined to be in the best interests of the Fund. In making such a determination, various factors will be considered, including, but not limited to, the costs associated with

66

exercising the proxy (e.g., travel or translation costs) and any legal restrictions on trading resulting from the exercise of the proxy. In consultation with the
Sub-Adviser’s
Chief Compliance Officer, as applicable, the Sub-Adviser may also consider any special regulatory implications applicable to the client or the
Sub-Adviser
resulting from the exercise of the proxy.
Conflicts of Interest
The
Sub-Adviser
will identify any conflicts that exist between the interests of the
Sub-Adviser
and the client by reviewing the relationship of the
Sub-Adviser
with the issuer of each security to determine if the
Sub-Adviser
or any of its employees has any financial, business or personal relationship with the issuer.
If a material conflict of interest exists, the
Sub-Adviser’s
Chief Compliance Officer, as applicable, will determine whether it is appropriate to disclose the conflict to the affected clients, to give the clients an opportunity to vote the proxies themselves, or to address the voting issue through other objective means such as voting in a manner consistent with a predetermined voting policy or receiving an independent third party voting recommendation.
The
Sub-Adviser
will maintain a record of the resolution of any conflict of interest.
Recordkeeping
The
Sub-Adviser’s
Chief Compliance Officer, as applicable, shall retain the following proxy records in accordance with the SEC’s five-year retention requirement.

•	These policies and procedures and any amendments.

•	Each proxy statement that the Sub-Adviser receives.

•	A record of each vote that the Sub-Adviser casts.

•
Any document the
Sub-Adviser
created that was material to making a decision how to vote proxies, or that memorializes that decision including periodic reports to the
Sub-Adviser’s
Chief Compliance Officer or proxy committee, if applicable.

•	A copy of each written request from the Board for information on how the Sub-Adviser voted the Fund’s proxies, and a copy of any written response.
Private Markets Investments
Investments in private markets are often subject to contractual agreements among the investors in the fund or company. If the
Sub-Adviser
has the authority to vote with respect to the interests, it will exercise its rights in accord with its contractual obligations and, if its vote is not constrained by contract, the
Sub-Adviser
will determine how to vote based on the principles described above. Records relating to the vote will be kept for the five-year retention period.

67